As filed with the Securities and Exchange Commission on July 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NAVIOS MARITIME HOLDINGS INC.

NAVIOS MARITIME FINANCE (US) INC.

(Exact name of registrant as specified in its charter)

Republic of Marshall Islands Delaware	4412	98-0384348 98-0639078
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Navios Maritime Holdings Inc.

85 Akti Miaouli Street\Piraeus, Greece 185 38

(011) +30-210-4595000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Trust Company of the Marshall Islands, Inc.

Trust Company Complex, Ajeltake Island

P.O. Box 1405

Majuro, Marshall Islands MH96960

(011) +30 210 429 3223

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Gelfond, Esq.

Vasiliki Tsaganos, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004-1980

(212) 859-8000

Vasiliki (Villy) Papaefthymiou

Executive Vice President–Legal

Navios Maritime Holdings Inc.

85 Akti Miaouli Street

Piraeus 185 38, Greece

Approximate date of commencement of proposed exchange offer: As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i)(Cross-Border Issuer Tender Offer)

Exchange Act rule 14d-1(d)(Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8 7/8% First Priority Ship Mortgage Notes due 2017	$88,000,000	100%	$88,000,000	$10,084.80
Guarantees of 8 7/8% First Priority Ship Mortgage Notes due 2017	$88,000,000	(2)	(2)	(2)
Total Registration Fee	—	—	—	$10,084.80

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.
(2)	No separate filing fee is required pursuant to Rule 457(n) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Faith Marine Ltd	Liberia	98-1006677
Vector Shipping Corporation	Marshall Islands	66-0742469
Aramis Navigation Inc	Marshall Islands	98-0645621
Ducale Marine Inc.	Marshall Islands	98-0633431
Highbird Management Inc.	Marshall Islands	98-0633432
Red Rose Shipping Corp.	Marshall Islands	98-0628836
Ginger Services Co.	Marshall Islands	98-0609514
Quena Shipmanagement Inc.	Marshall Islands	98-0599808
Astra Maritime Corporation	Marshall Islands	98-0599803
Primavera Shipping Corporation	Marshall Islands	98-0599806
Pueblo Holdings Ltd.	Marshall Islands	98-0594673
Beaufiks Shipping Corporation	Marshall Islands	75-3269445
Rowboat Marine Inc.	Marshall Islands	75-3269444
Corsair Shipping Ltd	Marshall Islands	75-3269443
Pharos Navigation S.A	Marshall Islands	98-0563832
Sizzling Ventures Inc	Liberia	98-0563838
Shikhar Ventures S.A.	Liberia	98-0563837
Taharqa Spirit Corp	Marshall Islands	98-0563839
Rheia Associates Co.	Marshall Islands	98-0563834
Rumer Holding Ltd.	Marshall Islands	98-0563835
Kleimar N.V	Belgium	98-0386679
NAV Holdings Limited	Malta	98-0386684
Navios Corporation	Marshall Islands	13-3023670
Anemos Maritime Holdings Inc.	Marshall Islands	98-0418747
Navios Shipmanagement Inc.	Marshall Islands	98-0418748
Aegean Shipping Corporation	Marshall Islands	47-0938383
Arc Shipping Corporation	Marshall Islands	98-0386672
Magellan Shipping Corporation	Marshall Islands	98-0386681
Mandora Shipping Ltd	Marshall Islands	66-0777366
Ionian Shipping Corporation	Marshall Islands	98-0418750
Apollon Shipping Corporation	Marshall Islands	98-0418751
Herakles Shipping Corporation	Marshall Islands	98-0418752
Achilles Shipping Corporation	Marshall Islands	51-0495540
Kypros Shipping Corporation	Marshall Islands	51-0795616
Hios Shipping Corporation	Marshall Islands	51-0495614
Meridian Shipping Enterprises Inc.	Marshall Islands	98-0386683
Mercator Shipping Corporation	Marshall Islands	98-0386682
Horizon Shipping Enterprises Corporation	Marshall Islands	98-0386677
Star Maritime Enterprises Corporation	Marshall Islands	98-0386685
Navios Handybulk Inc	Marshall Islands	98-0156162
Navios International Inc	Marshall Islands	98-0163555
Nostos Shipmanagement Corp.	Marshall Islands	66-0715101
Navios Maritime Finance II (US) Inc.	Delaware	33-1219789
Portorosa Marine Corp.	Marshall Islands	66-0715102
White Narcissus Marine S.A	Panama	75-3252951
Hestia Shipping Ltd.	Malta	98-0386676
Kleimar Ltd.	Marshall Islands	75-3268633
Navimax Corporation	Marshall Islands	06-1624242
Aquis Marine Corp.	Marshall Islands	66-0751682
Navios Tankers Management Inc.	Marshall Islands	42-1771241
Rawlin Services Company	Marshall Islands	66-0767717
Solange Shipping Ltd.	Marshall Islands	99-0367028
Serenity Shipping Enterprises Inc.	Marshall Islands	66-0782262
Tulsi Shipmanagement Co.	Marshall Islands	99-0367020
Mauve International S.A.	Marshall Islands	66-0767721
Cinthara Shipping Ltd.	Marshall Islands	33-1221366

(1)	The address for each of the additional registrant guarantors is 85 Akti Miaouli Street, Piraeus, Greece 185 38.

The information in this prospectus is not complete and may be changed. We may not sell these securities or consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or exchange these securities and it is not soliciting an offer to acquire or exchange these securities in any jurisdiction where the offer, sale or exchange is not permitted.

SUBJECT TO COMPLETION, DATED JULY 20, 2012

PROSPECTUS

Navios Maritime Holdings Inc.

Navios Maritime Finance (US) Inc.

Exchange Offer for

$88,000,000

8 7/8% First Priority Ship Mortgage Notes due 2017

We are offering to exchange up to $88,000,000 of our 8  7/8% First Priority Ship Mortgage Notes due 2017, which will be registered under the Securities Act of 1933, as amended, for up to $88,000,000 of the outstanding 8 7/8% First Priority Ship Mortgage Notes due 2017 which we issued on July 10, 2012 (the “July Offering”). We are offering to exchange the exchange notes for the outstanding notes to satisfy our obligations contained in the registration rights agreement that we entered into when the outstanding notes were sold pursuant to Rule 144A and Regulation S under the Securities Act. The terms of the exchange notes are identical to the terms of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes do not apply to the exchange notes.

We issued $400,000, 000 of 8 7/8% First Priority Ship Mortgage Notes due 2017 on November 2, 2009 (the “Existing Notes”). The exchange notes offered hereby and the Existing Notes will be treated as a single class for all purposes under the indenture. The exchange notes will have the same CUSIP number as the Existing Notes. Unless otherwise indicated, we refer to the outstanding First Priority Ship Mortgage Notes issued in the July Offering as “the outstanding notes,” the First Priority Ship Mortgage Notes which will be registered under the Securities Act as “the exchange notes,” and the outstanding notes, the Existing Notes and the exchange notes collectively as “the notes.”

The exchange offer will expire at 5:00 p.m., New York City time on                     , 2012, unless we extend it.

Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities must acknowledge that they will deliver this prospectus in any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

You should consider carefully the “Risk Factors” beginning on page 21 of this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or solicitation of an offer to buy, to any person in any jurisdiction in which such an offer to sell or solicitation would be unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

i

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context indicates otherwise:

•	References to “the company,” “Navios Holdings,” “we,” “our” and “us,” refer to Navios Maritime Holdings Inc. and its subsidiaries.

•

References to the “Co-Issuer” are to Navios Maritime Finance (US) Inc., our wholly owned subsidiary incorporated in Delaware that was formed solely for the purpose of serving as a co-issuer of our debt securities and that does not have any material assets or operations. References to the “Co-Issuers” are to the Company and the Co-Issuer and not any of their subsidiaries.

•	References to “Navios Logistics” are to Navios South American Logistics Inc., our unrestricted South American subsidiary that did not guarantee the notes described in this prospectus.

•

References to “Navios Partners” are to Navios Maritime Partners L.P, a separate New York Stock Exchange-listed limited partnership formed by us in August 2007. We own a 25.2% interest in Navios Partners as of the date of this prospectus, which includes a 2% general partner interest. Navios Partners did not guarantee the notes described in this prospectus.

•

References to “Navios Acquisition” are to Navios Maritime Acquisition Corporation, a separate New York Stock Exchange-listed company formed by us in March 2008. We own 45.24% of the outstanding voting stock as of the date of this prospectus. Navios Acquisition did not guarantee the notes described in this prospectus.

Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States. The data related to our fleet reflected in this prospectus, including without limitation, the number of our owned vessels, the number of our chartered-in vessels and deadweight tons, is as of July 17, 2012, unless otherwise indicated.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC.

This summary highlights the material information contained elsewhere in this prospectus or in other documents incorporated by reference in this prospectus. As an investor or prospective investor you should carefully read the risk factors and the more detailed information that is included elsewhere in this prospectus or is contained in the documents incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” information contained in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC, to the extent that we identify such information as being incorporated by reference into this prospectus, will automatically update and supersede this information. Information set forth in this prospectus supersedes any previously filed information that is incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following information and documents:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2011, dated March 28, 2012 (SEC File No. 001-33311) (“2011 Form 20-F”);

•

our current reports on Form 6-K filed on April 6, 2012, May 18, 2012, May 21, 2012 (which included unaudited financial statements for the quarter ended March 31, 2012) (the “Q1 2012 6-K”), July 5, 2012, July 18, 2012, July 20, 2012 and July 20, 2012;

•

all future filings on Form 20-F and Form 6-K we make under the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the effectiveness of this prospectus that are identified as being incorporated into this prospectus; and

•

any future filings on Form 20-F and Form 6-K we make under the Securities Exchange Act of 1934, as amended, after the effectiveness of this prospectus and prior to the termination of the exchange offer that are identified as being incorporated into this prospectus.

You may request a copy of these filings, at no cost, by writing or calling us at the following address and phone number:

VASILIKI (VILLY) PAPAEFTHYMIOU

EXECUTIVE VICE PRESIDENT—LEGAL

NAVIOS MARITIME HOLDINGS INC.

85 AKTI MIAOULI STREET

PIRAEUS 185 38, GREECE

TELEPHONE: +30-210-4595000

To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than                     , 2012, which is five business days prior to the expiration of the exchange offer.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information. We are offering to exchange the outstanding notes for exchange notes only in jurisdictions where offers and sales are permitted. The information in this document may only be accurate on the date of this document.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements under the captions “Summary,” and “Risk Factors,” and elsewhere in this prospectus constitute “forward-looking statements.” These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, and our beliefs and assumptions. Our forward-looking statements include information regarding future supply, demand and pricing dynamics, descriptions of global demand for commodities, drybulk capacity and newbuildings, freight rates, our business and acquisition strategy, our ability to continue to charter-in vessels at favorable rates and obtain favorable purchase options, and our ability to operate at low costs in the future. Words including “may,” “could,” “would,” “will,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. For purposes of the information contained in this prospectus, when we state that a risk, uncertainty or problem may, could or would have “a material adverse effect on our business” or words to that effect, we mean that the risk, uncertainty or problem may, could or would have a material adverse effect on the business, results of operations, financial condition, cash flow or prospects of our company.

In addition to the factors and matters described in this prospectus, including under “Risk Factors,” important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include:

•	the effects of our substantial indebtedness and the covenants and limitations contained in the agreements governing such indebtedness;

•	our ability to service debt obligations and our ability to incur additional indebtedness to fund the acquisitions of additional vessels;

•	the strength of world economies, particularly in the Asia Pacific region;

•	the cyclical nature of the international drybulk shipping industry;

•	changes in the market values of our vessels and the vessels for which we have purchase options;

•	future purchase prices of newbuildings and secondhand vessels;

•	the effect of short-term decreases in shipping rates and the difference between our charter-in rates and the rates we obtain when we charter-out the vessels;

•	general market conditions, including fluctuations in charterhire rates and vessel values;

•	significant changes in vessel performance, including increased vessel breakdowns;

•	changes in demand for drybulk commodities and in the drybulk shipping industry;

•	an inability to expand relationships with existing customers and obtain new customers;

•	changes in production or demand for the types of drybulk products that are transported by our vessels;

•	compliance risks associated with trade sanctions;

•	dependence upon significant customers;

•	changes in our operating expenses, including but not limited to changes in crew salaries, insurance, provisions, repairs, maintenance and overhead expenses, bunker prices and drydocking costs;

•	planned capital expenditures;

•	fluctuations in performance of outstanding operations;

•	the effect of trading and hedging activities in freight, tonnage and Forward Freight Agreements;

•	changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof;

•	potential liability from pending or future litigation;

•	general domestic and international political conditions, including wars, acts of piracy and terrorism;

•	fluctuations in currencies and interest rates;

•	potential disruption of shipping routes due to accidents, political or terrorist events;

•	the ability of our contract counterparties to fulfill their obligations to us;

•	uncertainty about continued access to favorable time charters as a result of longstanding relationships with Japanese shipowners;

•	the ability of shipyards to deliver vessels on a timely basis;

•	the ability of our vessels to pass classification inspection;

•	customers’ increasing emphasis on environmental and safety concerns;

•	the aging of our vessels and resultant increases in operation costs;

•	the loss of any customer or charter or vessel;

•	damage to our vessels;

•	our capacity to manage our expanding business;

•	insurance coverage of our shipping-specific risks;

•	our participation in protection and indemnity associations subjecting us to calls or premiums based on the records of other members;

•	retention of key members of our senior management team;

•

certain risks through our direct and indirect investments in Navios Acquisition and Navios Partners (including risks related to our ability to receive cash distributions) and being deemed an investment company under the Investment Company Act of 1940; and

•	our possible liability for United States income tax.

You should read this prospectus completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, changes in future operating results over time or otherwise.

v

ENFORCEABILITY OF CIVIL LIABILITIES AND

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Navios Maritime Holdings Inc. is incorporated under the laws of the Republic of the Marshall Islands, and our subsidiaries are incorporated under the laws of the Republic of the Marshall Islands, Malta, Belgium, Luxembourg, Liberia, Panama, Uruguay, Argentina, Brazil and certain other countries other than the United States, and we conduct operations in countries around the world. Several of our directors, officers and the experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of the directors, officers and experts are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of such jurisdictions would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. See “Risk Factors—Risks Associated with the Shipping Industry and Our Drybulk Operations—We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law” and “—We, and certain of our officers and directors, may be difficult to serve with process, as we are incorporated in the Republic of the Marshall Islands and such persons may reside outside of the United States” in our 2011 Form 20-F incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We have obtained directors’ and officers’ liability insurance against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

PROSPECTUS SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. An investment in our securities involves risks. Therefore, carefully consider the information provided under the heading “Risk Factors” beginning on page 21.

Business Overview

We are a large global, vertically integrated seaborne shipping and logistics company focused on the transport and transshipment of drybulk commodities, including iron ore, coal and grain. We manage the technical and commercial operations of our owned fleet, Navios Acquisition and Navios Partners’ fleet, and commercially manage our chartered-in fleet. Our in-house ship management expertise allows us to oversee every step of technical management of our owned fleet, and Navios Partners’ and Navios Acquisition’s fleet, including the shipping operations throughout the life of the vessels and the superintendence of maintenance, repairs and drydocking. We charter our vessels to a diversified group of high-quality companies or their affiliate entities, such as COSCO Bulk Carriers Ltd., Mitsui O.S.K. Lines Ltd., Oldendorff Carriers GmbH & Co., AS Klaveness Chartering and Louis Dreyfus. The Navios business was established by the United States Steel Corporation in 1954, and we believe that we have built strong brand equity through 57 years of experience working with raw materials producers, agricultural traders and exporters, industrial end-users, ship owners, and charterers. We control, through a combination of vessel ownership and long-term time chartered-in vessels, approximately 5.5 million dwt in drybulk tonnage, making us one of the largest independent drybulk operators in the world.

Our current “core fleet” refers to drybulk vessel operations (excluding Navios Logistics) including the newbuildings to be delivered. The current “core fleet” consists of 54 vessels totaling 5.5 million dwt. The employment profile of the fleet as of July 17, 2012 is reflected in the tables under “Our Fleet” below. The 50 vessels in current operation aggregate to approximately 5.1 million dwt and have an average age of 5.2 years. Of the 50 vessels currently in operation, we own a total of 30 vessels, comprised of 10 Capesize vessels (169,000-181,000 dwt), 14 modern Ultra Handymax vessels (50,000-59,000 dwt), five Panamax vessels (75,000-83,000 dwt) and one Handysize vessel.

The vessels in our core fleet are significantly younger than the world drybulk fleet and have an average age of approximately 5.2 years. We believe our large, modern fleet, coupled with our long operating history, allows us to charter-out our vessels for longer periods of time and to high quality counterparties. In addition to the 30 owned vessels, we control a fleet of eight Capesize, nine Panamax, six Ultra Handymax, and one Handysize vessels under long-term time charters, which have an average age of approximately 4.3 years. Of the 24 chartered-in vessels, 20 are currently in operation and four are scheduled for delivery at various times through December 2013. Navios Holdings has options to acquire 12 of the 24 time chartered-in vessels (including one of which Navios Holdings holds an initial 50% purchase option). Navios Holdings has currently fixed 90.6%, 41.0% and 24.4% of the 2012, 2013 and 2014 available days of its fleet (excluding vessels that are utilized to fulfill contracts of affreightment (CoAs)), respectively, representing contracted fees (net of commissions) based on contracted charter rates from Navios Holdings’ current charter agreements of $277.6 million, $169.3 million and $110.9 million, respectively. Although these fees are based on contractual charter rates, any contract is subject to performance by the counterparties and us. Additionally, the level of these fees would decrease depending on the vessels’ off-hire days to perform periodic maintenance. The average contractual daily charter-out rate for the core fleet (excluding vessels that are utilized to fulfill CoAs) is $21,269, $28,515 and $31,590 for 2012, 2013 and 2014, respectively. The average daily charter-in rate for the active long-term charter-in vessels (excluding vessels that are utilized to fulfill CoAs) for 2012 is $12,626.

We have grown our owned fleet from six vessels as of August 25, 2005 to 30 vessels as of July 17, 2012, an increase of 400%. As of July 17, 2012 we had purchase options on 12 of our 24 chartered-in vessels. We regularly evaluate the acquisition of additional vessels and shipping businesses and are currently in discussions regarding several of such acquisitions, any of which could be material.

We are able to operate our owned fleet at costs below the industry average for vessels of a similar type through our in-house technical management and the efficiencies derived from our modern fleet. Further, through the strategic commercial management of our fleet, we fix the employment for our vessels in the following ways: long-term charters, short-term charters, spot charters, and the use of CoAs. This integrated management approach maximizes the utilization of our vessels and provides for contracted revenues and operating visibility. Through our contracted revenues and operating expenses that are approximately 35% below the industry average for vessels of similar type, we believe we are able to improve the stability and predictability of our cash flows. For the year ended December 31, 2011, our consolidated revenue was $689.4 million. For the three months ended March 31, 2012, our consolidated revenue was $152.0 million. Our guarantor subsidiaries accounted for approximately $408.8 million of our consolidated total revenue for the year ended December 31, 2011.

Our Fleet

Fleet Growth

Since August 2005, we have grown our owned fleet from six vessels to 30 vessels as of July 17, 2012, an increase of 400%.

The following tables present certain information related to our fleet as of July 17, 2012.

Owned Vessels

Vessels	Type	Built	DWT	Charter-out Rate(1)		Profit Share(5)	Expiration Date(2)
Navios Serenity	Handysize	2011	34,690	10,616		No	07/31/2012
Navios Ionian†	Ultra Handymax	2000	52,067	13,726		No	09/17/2012
Navios Celestial†	Ultra Handymax	2009	58,063	9,500		No	11/07/2012
Navios Vector	Ultra Handymax	2002	50,296	16,863		No	08/10/2012
Navios Horizon†	Ultra Handymax	2001	50,346	9,975		No	10/13/2012
Navios Herakles†	Ultra Handymax	2001	52,061	11,400		No	04/03/2013
Navios Achilles†	Ultra Handymax	2001	52,063	25,521	(7)	65%/$20,000 after March 2012	11/17/2013
Navios Meridian†	Ultra Handymax	2002	50,316	11,400		No	09/25/2012
Navios Mercator†	Ultra Handymax	2002	53,553	29,783	(7)	65%/$20,000 after March 2012	01/12/2015
Navios Arc†	Ultra Handymax	2003	53,514	9,500		No	10/29/2012
Navios Hios†	Ultra Handymax	2003	55,180	10,925		No	03/15/2013
Navios Kypros†	Ultra Handymax	2003	55,222	19,739	(9)	No	01/28/2014
Navios Ulysses†	Ultra Handymax	2007	55,728	29,717	(9)	No	10/12/2013
Navios Vega†	Ultra Handymax	2009	58,792	15,751		No	05/23/2013
Navios Astra	Ultra Handymax	2006	53,468	12,825		No	11/18/2012
Navios Magellan†	Panamax	2000	74,333	10,925		No	04/12/2013
Navios Star	Panamax	2002	76,662	16,958		No	12/04/2012
Navios Asteriks	Panamax	2005	76,801	—		—	—
Navios Centaurus	Panamax	2012	81,472	12,825		No	04/15/2014
Navios Avior	Panamax	2012	81,355	12,716		No	05/14/2014
Navios Bonavis	Capesize	2009	180,022	47,400		No	06/29/2014
Navios Happiness†	Capesize	2009	180,022	52,345	(7)	50%/$32,000 after March 2012	05/24/2014
Navios Lumen†	Capesize	2009	180,661	39,830	(6)	Yes	12/10/2012
				43,193	(6)	Yes	12/10/2013

Vessels	Type	Built	DWT	Charter-out Rate(1)		Profit Share(5)	Expiration Date(2)
				42,690	(6)	Yes	12/10/2016
				39,305	(6)	Yes	12/10/2017
Navios Stellar†	Capesize	2009	169,001	35,874	(9)	No	12/22/2016
Navios Phoenix†	Capesize	2009	180,242	17,005		No	11/25/2012	(8)
Navios Antares	Capesize	2010	169,059	36,100	(9)	No	01/19/2015
				45,125	(9)	No	01/19/2018
Navios Etoile	Capesize	2010	179,234	29,356		50% in excess of $38,500	12/02/2020
Navios Bonheur	Capesize	2010	179,259	27,888	(7)	50%/$32,000 after March 2012	12/16/2013
				25,025	(7)		07/17/2022
Navios Altamira	Capesize	2011	179,165	24,674		No	01/18/2021
Navios Azimuth	Capesize	2011	179,169	26,469	(7)	50%/$34,500 after March 2012	09/14/2022

Long-term Chartered-in Fleet to be Operation

Vessels	Type	Built	DWT	Purchase Option(3)		Charter- out Rate(1)	Expiration Date(2)
Navios Lyra	Handysize	2012	34,718	Yes	(4)	8,550	08/04/2012
Navios Primavera	Ultra Handymax	2007	53,464	Yes		13,300	10/07/2012
Navios Armonia	Ultra Handymax	2008	55,100	No		11,875	10/21/2012
Navios Apollon	Ultra Handymax	2000	52,073	No		10,688	11/02/2012
Navios Oriana	Ultra Handymax	2012	61,442	Yes		11,400	04/25/2013
Navios Orion	Panamax	2005	76,602	No		49,400	12/14/2012
Navios Titan	Panamax	2005	82,936	No		19,000	11/09/2012
Navios Altair	Panamax	2006	83,001	No		13,063	09/05/2012
Navios Esperanza	Panamax	2007	75,356	No		14,513	02/19/2013
Navios Marco Polo	Panamax	2011	80,647	Yes		11,875	01/09/2013
Navios Prosperity	Panamax	2007	82,535	No		7,838	11/21/2012
Navios Koyo	Capesize	2011	181,415	Yes		17,005	12/14/2012
Torm Antwerp	Panamax	2008	75,250	Yes
Golden Heiwa	Panamax	2007	76,662	No
Beaufiks	Capesize	2004	180,310	Yes
Rubena N	Capesize	2006	203,233	No
SC Lotta	Capesize	2009	169,056	No
Phoenix Beauty	Capesize	2010	169,150	No
King Ore	Capesize	2010	176,800	No
Navios Obeliks	Capesize	2012	181,415	Yes

Long-term Chartered-in Fleet to be Delivered

Vessels	Type	Delivery Date	Purchase Option	DWT
Navios TBN	Capesize	12/2013	Yes	180,000
Navios TBN	Ultra Handymax	05/2013	Yes	61,000
Navios TBN	Ultra Handymax	10/2013	Yes	61,000
Navios TBN	Panamax	01/2013	Yes	82,100

(1)	Daily rate net of commissions.

(2)	Expected redelivery basis midpoint of full redelivery period.
(3)	Generally, Navios Holdings may exercise its purchase option after three to five years of service.
(4)	Navios Holdings holds the initial 50% purchase option on the vessel.
(5)	Profit share based on applicable Baltic TC Average exceeding $/day rates listed.
(6)	Year eight optional (option to Navios Holdings) included in the table above. Profit sharing is 100% to Navios Holdings until net daily rate of $44,850 and becomes 50/50 thereafter.
(7)	Amount represents daily net rate of insurance proceeds following the default of the original charterer. The contracts for these vessels have been temporarily suspended and the vessels have been re-chartered to third parties for variable charter periods. Upon completion of the suspension period, the contracts with the original charterers will resume at amended terms. The Company has filed claims for all unpaid amounts by the original charterer in respect of the employment of the vessels in the corporate rehabilitation proceedings.
(8)	Subject to CoA of $45,500 per day for the remaining period until first quarter of 2015.
(9)	Amount represents daily rate of insurance proceeds following the default of the original charterer. These vessels have been rechartered to third parties for variable charter periods.
(†)	Mortgaged Vessels. Denotes vessels that are mortgaged in favor of the trustee to secure the notes and the obligations of each Guarantor under the indenture and the security documents.

Competitive Advantages

We believe that the following strengths allow us to maintain a competitive advantage within the drybulk segment of the international shipping market.

Large, Diverse Fleet of Modern Vessels. Our fleet consists of 50 active vessels, plus 4 vessels that are contracted for future delivery, bringing our total controlled fleet to 54 vessels aggregating approximately 5.5 million dwt and making us one of the largest independent drybulk operators in the world. Our core fleet is comprised of modern Handysize, Ultra-Handymax, Panamax and Capesize vessels with an average age of 5.2 years. We believe our modern and diverse fleet provides us with certain operational advantages, including more efficient cargo operations, lower insurance and vessel maintenance costs, higher levels of fleet productivity and an efficient operating cost structure. The diversity of our fleet profile enables us to serve our customers in both major and minor bulk trades and ensures the Company is not overly exposed to any one drybulk asset class for its revenues. Our modern fleet provides us a competitive advantage in the time charter market, where vessel age and quality are of significant importance in competing for business.

Operating Visibility Through Contracted Revenues. In addition to the 30 owned vessels, we control a fleet of eight Capesize, nine Panamax, six Ultra Handymax, and one Handysize vessels under long-term time charters, which have an average age of approximately 4.3 years. Of the 24 chartered-in vessels, 20 are currently in operation and four are scheduled for delivery at various times through December 2013. We believe our existing charter coverage provides us with predictable, contracted revenues and operating visibility. As of July 17, 2012, we have fixed 90.6%, 41.0% and 24.4% of the 2012, 2013 and 2014 available days of its fleet (excluding vessels that are utilized to fulfill CoAs), respectively, representing contracted fees (net of commissions) based on contracted charter rates from Navios Holdings’ current charter agreements of $277.6 million, $169.3 million and $110.9 million, respectively. Although these fees are based on contractual charter rates, any contract is subject to performance by the counterparties and us. Additionally, the level of these fees would decrease depending on the vessels’ off-hire days to perform periodic maintenance. The average contractual daily charter-out rate for the core fleet (excluding vessels that are utilized to fulfill CoAs) is $21,269, $28,515 and $31,590 for 2012, 2013 and 2014, respectively. The average daily charter-in rate for the active long-term charter-in vessels (excluding vessels that are utilized to fulfill CoAs) for 2012 is $12,626. Our charters have been insured through a “AA” rated insurance company in the European Union. Depending on market conditions, we will continue to enter into long-term time charters as vessels become available for employment. Additionally, we establish visibility into worldwide commodity flows through physical shipping operations and port terminal operations in South America.

Proven Access to Low-Cost, Long-Term Charter-In Vessels and Purchase Options. Our core fleet includes vessels that have been chartered-in (some through 2024, assuming minimum available charter extension periods are exercised) on attractive terms that allow us to charter-out the vessels at an attractive spread during strong markets and to weather down cycles in the market while maintaining low operating expenses. Given our long history and brand recognition, we have developed relationships with many of the largest trading houses in Japan, such as Marubeni Corporation and Mitsui & Co. Through these relationships, we have obtained low-cost, long-term charter-in contracts. Many of these contracts have historically contained options to extend time charters as well as options to purchase the vessel. The purchase options require no initial outlay of capital to build the vessel and shift the construction risk to the charter counterparty. Since these options can be exercised over a number of years, they provide us the flexibility of purchasing a vessel if market conditions are attractive. In addition, chartering-in vessels is a low-cost alternative for expanding our fleet and, historically, we have been able to charter-in vessels at attractive rates relative to our charter-out rates. As of July 17, 2012, the average contractual daily charter-out rate for the core fleet (excluding vessels that are utilized to fulfill CoAs) is $21,269, $28,515 and $31,590 for 2012, 2013 and 2014, respectively. The average daily charter-in rate for the active long-term charter-in vessels (excluding vessels that are utilized to fulfill CoAs) for 2012 is $12,626.

Low-Cost, Efficient Operation with In-House Technical Management. We believe our operating efficiencies allow us to maintain operating expenses that are approximately 35% below the industry average for vessels of a similar type. We employ our own in-house technical management team which oversees every step of technical management, from the construction of the vessels in Japan and South Korea to subsequent shipping operations throughout the life of a vessel, including the superintendence of maintenance, repairs, drydocking and crewing, thereby providing efficiency and transparency in our owned fleet operation. This allows us to proactively monitor our vessels’ performance and conduct in-transit repairs to lower our operational costs.

Experienced Management Team and Strong Brand. Our management team is well respected in the drybulk sector and the shipping industry, and has a strong track record of operational experience. The key members of our management team have on average over 20 years of experience in the shipping industry. Since August 25, 2005, our management team has grown our owned fleet by 400% to 30 vessels as of July 17, 2012. In addition, the Navios brand has 57 years of history in the drybulk sector and has a well established reputation for reliability and performance. We believe that our well respected management team and strong brand present us with market opportunities not afforded to other drybulk carriers.

Business Strategy

Our strategy is to generate predictable and growing cash flow through the following:

Operation of a high quality, modern fleet. We own and charter in a modern, high quality fleet, having an average age of approximately 5.2 years that provides numerous operational advantages including more efficient cargo operations, lower insurance and vessel maintenance costs, higher levels of fleet productivity, and an efficient operating cost structure.

Pursue an appropriate balance between vessel ownership and a long-term chartered-in fleet. We control, through a combination of vessel ownership and long-term time chartered vessels, approximately 5.5 million dwt in tonnage, making us one of the largest independent drybulk operators in the world. Our ability, through our long-standing relationships with various shipyards and trading houses, to charter-in vessels at favorable rates allows us to control additional shipping capacity without the capital expenditures required by new vessel acquisition. In addition, having purchase options on 12 of the 24 time chartered vessels (including those to be delivered) permits us to determine when is the most commercially opportune time to own or charter-in vessels. We intend to monitor developments in the sales and purchase market to maintain the appropriate balance between owned and long-term time chartered vessels.

Capitalize on our established reputation. We believe our reputation and commercial relationships enable us to obtain favorable long-term time charters, enter into the freight market and increase our short-term tonnage capacity to complement the capacity of our core fleet, as well as to obtain access to cargo freight opportunities through CoA arrangements not readily available to other industry participants. This reputation has also enabled us to obtain favorable vessel acquisition terms as reflected in the purchase options contained in some of our long-term charters.

Utilize industry expertise to take advantage of market volatility. The drybulk shipping market is cyclical and volatile. We use our experience in the industry, sensitivity to trends, and knowledge and expertise as to risk management and FFAs to hedge against, and in some cases, to generate profit from, such volatility.

Maintain high fleet utilization rates. The shipping industry uses fleet utilization to measure a company’s efficiency in finding suitable employment for its vessels and minimizing the days its vessels are off-hire. At 99.0% as of March 31, 2012, we believe that we have one of the highest fleet utilization rates in the industry.

Maintain customer focus and reputation for service and safety. We are recognized by our customers for the high quality of our service and safety record. Our high standards for performance, reliability, and safety provide us with an advantageous competitive profile.

Enhance vessel utilization and profitability through a mix of spot charters, time charters, and CoAs and strategic backhaul and triangulation methods. The shipping industry uses fleet utilization to measure a company’s efficiency in finding suitable employment for its vessels and minimizing the days its vessels are off-hire. For the period ended March 31, 2012, we had an average utilization of 99.0%, which we believe is one of the highest fleet utilization rates in the industry.

Specifically, our strategy of maximizing vessel utilization is implemented as follows:

•	The operation of voyage charters or spot fixtures for the carriage of a single cargo from load port to discharge port;

•

The operation of time charters, whereby the vessel is hired out for a predetermined period but without any specification as to voyages to be performed, with the ship owner being responsible for operating costs and the charterer for voyage costs; and

•

The use of CoAs, under which Navios Holdings contracts to carry a given quantity of cargo between certain load and discharge ports within a stipulated time frame, but does not specify in advance which vessels will be used to perform the voyages.

Businesses We Own Interests In

We own substantial equity interests in Navios Logistics, Navios Acquisition and Navios Partners. Navios Logistics owns and operates vessels, barges and push boats located mainly in Argentina, the largest bulk transfer and storage port facility in Uruguay, and an upriver liquid port facility located in Paraguay. Navios Acquisition is a publicly traded corporation that owns and operates crude, product and chemical tanker vessels. Navios Partners is a publicly traded master limited partnership that owns and operates Capesize, Panamax and Ultra-Handymax drybulk vessels under medium and long-term charters.

Navios South American Logistics Inc.

On January 1, 2008, we formed a South American logistics business through the combination of our existing port operations in Uruguay with the Horamar Group, a barge and upriver port business that specializes in the transportation and storage of liquid cargoes and the transportation of dry bulk cargoes in South America. Navios

Logistics owns and operates vessels, barges and push boats located mainly in Argentina, the largest bulk transfer and storage port facility in Uruguay, and an upriver liquid port facility located in Paraguay. We intend to continue growing our South American logistics business by opportunistically acquiring assets complementary to its port terminal and storage facilities. Currently, we own approximately 63.8% of the outstanding common stock of Navios Logistics. We have been evaluating a number of strategic alternatives for Navios Logistics, including Navios Logistics becoming an independent business; while there can be no certainty as to timing, Navios Holdings could decide to pursue these strategic alternatives in 2012.

Navios Logistics is also subject to risks unique to its business. It is exposed to the risks of doing business in many different, and often less developed, emerging market countries. Navios Logistics’ operations are performed in countries that are historically less developed and stable than the United States. Some of the risks Navios Logistics is exposed to by operating in these countries include political and economic instability, changing economic policies and conditions, war and civil disturbances and the imposition of or unexpected adverse changes in foreign laws and regulatory requirements.

Navios Logistics is an unrestricted subsidiary under the indentures governing the 8.125% Senior Notes due 2019 (the “2019 Notes”) and the 8 7/8% First Priority Ship Mortgage Notes due 2017 and therefore is not a guarantor of the notes offered hereby. For further information, see “Risk Factors—Risks Relating to the Notes and Our Indebtedness—The notes will be structurally subordinated to the obligations of our current non-guarantor subsidiaries and any future non-guarantor subsidiaries.”

Navios Logistics accounted for approximately $234.7 million, or 34%, of our total revenue, and approximately $0.6 million, or 1%, of our net income, in each case for the year ended December 31, 2011 as compared to approximately $188.0 million, or 28%, of our total revenue, and approximately $7.5 million, or 5%, of our net income, in each case for the year ended December 31, 2010.

Navios Maritime Acquisition Corporation

On July 1, 2008, Navios Holdings completed the initial public offering (“IPO”) of units in Navios Acquisition (NYSE: NNA), a blank check company. On May 25, 2010, after its special meeting of stockholders, Navios Acquisition announced the approval of the acquisition of 13 vessels (11 product tankers and two chemical tankers) for an aggregate purchase price of $457.7 million pursuant to the terms and conditions of the Acquisition Agreement by and between Navios Acquisition and Navios Holdings. On September 10, 2010, Navios Acquisition consummated the acquisition of a fleet of seven very large crude carrier vessels for an aggregate purchase price of $587.0 million. As of March 31, 2012, we currently own 45.24% of the voting stock and 53.96% of the economic interest of Navios Acquisition. Since March 30, 2011, we no longer consolidate Navios Acquisition and our investment in Navios Acquisition has been accounted for under the equity method of accounting based on our economic interest in Navios Acquisition.

The operations of Navios Acquisition are managed by Navios Tankers Management Inc. (the “Tankers Manager”), our wholly-owned subsidiary, from its offices in Piraeus, Greece. On May 28, 2010, we entered into (a) a management agreement with Navios Acquisition pursuant to which the Tankers Manager provides Navios Acquisition commercial and technical management services; (b) an administrative services agreement with the Tankers Manager pursuant to which the Tankers Manager provides Navios Acquisition administrative services and is in turn reimbursed for reasonable costs and expenses; and (c) an omnibus agreement with Navios Acquisition and Navios Partners (the “Acquisition Omnibus Agreement”) pursuant to which, among other things, Navios Holdings and Navios Partners agreed not to acquire, charter-in or own liquid shipment vessels, except for container vessels and vessels that are primarily employed in operations in South America without the consent of an independent committee of Navios Acquisition. In addition, Navios Acquisition, under the Acquisition Omnibus Agreement, agreed to cause its subsidiaries not to acquire, own, operate or charter drybulk carriers under specific exceptions. Under the Acquisition Omnibus Agreement, Navios Acquisition and its subsidiaries grant to Navios Holdings and Navios Partners, a right of first offer on any proposed sale, transfer or other disposition of any of its drybulk carriers and related charters owned or acquired by Navios Acquisition. Likewise, Navios Holdings and Navios Partners agreed to grant a similar right of first offer to Navios Acquisition for any liquid shipment vessels they might own.

Navios Acquisition does not constitute a subsidiary under the indentures governing the Existing Notes or the 2019 Notes and therefore is not a guarantor of the notes offered hereby.

Navios Maritime Partners L.P.

On August 7, 2007, we formed Navios Maritime Partners L.P. (“Navios Partners”) (NYSE: NMM) under the laws of the Republic of the Marshall Islands. Navios GP L.L.C. (the “General Partner”), our wholly owned subsidiary is an unrestricted subsidiary under the indentures governing the 2019 Notes and the notes and therefore is not a guarantor of the notes offered hereby. The General Partner was also formed on August 7, 2007 to act as the general partner of Navios Partners and to receive a 2% general partner interest, which gives us a 2% indirect interest in Navios Partners and all of Navios Partners’ incentive distribution rights through our ownership of the General Partner. Navios Partners is an international owner and operator of five Capesize, one Ultra-Handymax and 10 Panamax vessels engaged in the seaborne transportation services of a wide range of drybulk commodities including iron ore, coal, grain and fertilizer which are chartered under long-term time charters. We currently own a 25.2% direct interest in Navios Partners including a 2% general partner interest.

The operations of Navios Partners are managed by Navios ShipManagement Inc. (the “Manager”), our wholly-owned subsidiary, from its offices in Piraeus, Greece. In connection with Navios Partners’ IPO, we entered into (a) a management agreement with Navios Partners pursuant to which the Manager provides Navios Partners commercial and technical management services; (b) an administrative services agreement with the Manager pursuant to which the Manager provides Navios Partners administrative services and is in turn reimbursed for reasonable costs and expenses; and (c) an omnibus agreement with Navios Partners, governing, among other things, when we and Navios Partners may compete against each other as well as rights of first offer on certain drybulk carriers. Pursuant to the omnibus agreement that we entered into with Navios Partners in connection with the closing of its IPO, we generally agreed not to acquire or own Panamax or Capesize drybulk carriers under time charters of three or more years without the consent of an independent committee of Navios Partners. We also agreed to offer to Navios Partners the opportunity to purchase vessels from us when such vessels are fixed under charters of three or more years. In addition to those vessels which we are required to offer to Navios Partners under the omnibus agreement, as amended, we may voluntarily offer certain vessels to Navios Partners.

Corporate Structure

Our common stock is listed on the New York Stock Exchange under the ticker symbol “NM.” Navios Holdings is located at 85 Akti Miaouli Street, Piraeus 185 38, Greece and its telephone number is +30-210-4595000.

Corporate Structure

The chart below summarizes our ownership and corporate structure as of July 17, 2012.

(1)	53.96% economic interest

Summary of the Exchange Offer

On July 10, 2012, we sold $88,000,000 aggregate principal amount of 8 7/8% First Priority Ship Mortgage Notes due 2017, or the outstanding notes, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). We are conducting this exchange offer to satisfy our obligations contained in the registration rights agreement that we entered into in connection with that sale. You should read the discussion under the headings “The Exchange Offer” and “Description of Notes” for further information regarding the exchange notes to be issued in the exchange offer. Unless otherwise indicated, the outstanding notes, the exchange notes offered hereby and the Existing Notes are collectively referred to herein as the “notes.”

Securities Offered	Up to $88,000,000 aggregate principal amount of 8 7/8% First Priority Ship Mortgage Notes due 2017 registered under the Securities Act (the “exchange notes”). The terms of the exchange notes offered in the exchange offer are identical to those of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes do not apply to the exchange notes. We issued $400,000,000 of the notes on November 2, 2009 (the “Existing Notes”), which are now unrestricted. The exchange notes offered hereby and the Existing Notes will be treated as a single class for all purposes under the indenture. The exchange notes will have the same CUSIP number as the Existing Notes.

The Exchange Offer	We are offering exchange notes in exchange for a like principal amount of our outstanding notes. The exchange notes are being offered only in exchange for the 8 7/8% First Priority Ship Mortgage Notes due 2017 that we issued on July 10, 2012, and not for any other notes.

You may tender your outstanding notes for exchange notes by following the procedures described under the heading “The Exchange Offer.”

Tenders; Expiration Date; Withdrawal	The exchange offer will expire at 5:00 p.m., New York City time, on , 2012, unless we extend it. You may withdraw any outstanding notes that you tender for exchange at any time prior to the expiration of this exchange offer. See “The Exchange Offer—Terms of the Exchange Offer” for a more complete description of the tender and withdrawal period.

Conditions to the Exchange Offer	The exchange offer is not subject to any conditions, other than that:

•	the exchange offer does not violate any applicable law or applicable interpretations of the staff of the SEC;

•	the outstanding notes are validly tendered in accordance with the exchange offer; and

•

there is no action or proceeding instituted or threatened in any court or by any governmental agency that in our judgment would reasonably be expected to impair our ability to proceed with the exchange offer.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered in the exchange.

Procedures for Tendering Outstanding Notes	To participate in this exchange offer, you must properly complete and duly execute a letter of transmittal, which accompanies this prospectus, and transmit it, along with all other documents required by such letter of transmittal, to the exchange agent on or before the expiration date at the address provided on the cover page of the letter of transmittal.

In the alternative, you can tender your outstanding notes by book-entry delivery following the procedures described in this prospectus, whereby you will agree to be bound by the letter of transmittal and we may enforce the letter of transmittal against you.

If a holder of outstanding notes desires to tender such notes and the holder’s outstanding notes are not immediately available, or time will not permit the holder’s outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected pursuant to the guaranteed delivery procedures described in this prospectus.

See “The Exchange Offer—Procedures for Tendering.”

U.S. Federal Income Tax Considerations	Your exchange of outstanding notes for exchange notes to be issued in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange Agent	Wells Fargo Bank, National Association under the indenture governing the notes, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offer—Exchange Agent.”

Consequences of Failure to Exchange Your Outstanding Notes	Outstanding notes not exchanged in the exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the outstanding notes. In general, you may offer or sell your outstanding notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We do not currently intend to register the outstanding notes under the Securities Act. If your outstanding notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your outstanding notes.

Resales of the Exchange Notes	Based on interpretations of the staff of the SEC, we believe that you may offer for sale, resell or otherwise transfer the exchange notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

•	you acquire the exchange notes issued in the exchange offer in the ordinary course of your business;

•

you are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

•	you are not an “affiliate” of our company, as that term is defined in Rule 405 of the Securities Act.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for, or indemnify you against, any liability you incur.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for outstanding notes which it acquired through market-making or other trading activities must acknowledge that it will deliver this prospectus when it resells or transfers any exchange notes issued in the exchange offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers.

Summary of The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the exchange notes.

Issuers	Navios Maritime Holdings Inc. and Navios Maritime Finance (US) Inc.

Notes offered	$88,000,000 aggregate principal amount of 8 7/8% First Priority Ship Mortgage Notes due 2017. The exchange notes offered hereby and the $400,000,000 of Existing Notes issued on November 2, 2009 (which are now unrestricted) will have the same terms and ranking, will be treated as a single class for all purposes under the indenture (including, without limitation, waivers, amendments, redemptions and other offers to purchase). The exchange notes will have the same CUSIP number as the Existing Notes.

Maturity	The exchange notes will mature on November 1, 2017.

Interest payment dates	We will pay interest on the exchange notes semi-annually on May 1 and November 1 of each year, beginning November 1, 2012. Interest will accrue on the exchange notes from May 1, 2012.

Ranking	The exchange notes will be senior obligations of Navios Maritime Holdings Inc. and Navios Maritime Finance (US) Inc., and will be secured by first priority ship mortgages, first priority statutory mortgages and/or supplemental mortgages (with a pari passu provision (or a separate pari passu agreement)) on 17 drybulk vessels owned by certain subsidiary guarantors and certain other associated property and contract rights (the “Collateral”). Each of our direct and indirect subsidiaries that guarantee our Existing Notes and our 2019 Notes will guarantee the exchange notes. Except to the extent of any pre-existing permitted liens on the Collateral, the exchange notes will be:

•

effectively senior to all of Navios Maritime Holdings Inc.’s, Navios Maritime Finance (US) Inc.’s and the subsidiary guarantors’ existing and future obligations to the extent of the value of the Collateral securing the notes;

•

senior in right of payment to all of Navios Maritime Holdings Inc.’s, Navios Maritime Finance (US) Inc.’s and the subsidiary guarantors’ existing and future obligations that are, by their terms, expressly subordinated in right of payment to the notes;

•

effectively junior to any of Navios Maritime Holdings Inc.’s, Navios Maritime Finance (US) Inc.’s and the subsidiary guarantors’ existing and future obligations that are secured by assets other than the Collateral to the extent of the value of any such assets securing such other obligations;

•	structurally junior to any existing and future obligations of our non-guarantor subsidiaries; and

•	equal in right of payment with the Existing Notes and will have the benefit of the same Collateral and guarantees as the Existing Notes.

As of March 31, 2012, on an as adjusted basis, after giving effect to the July Offering and the use of proceeds thereof, Navios Maritime Holdings Inc., Navios Maritime Finance (US) Inc. and the subsidiary guarantors would have had approximately $1,252.1 million of indebtedness outstanding, including $398.5 million of secured indebtedness (other than the notes), which would have been effectively senior to the notes, and our non-guarantor subsidiaries would have had approximately $200.6 million of indebtedness outstanding, which would have been structurally senior to the notes.

Our non-guarantor subsidiaries accounted for approximately $280.6 million, or 41%, of our total revenue, approximately $754.0 million, or 26%, of our total assets, and approximately $362.9 million, or 21%, of our total liabilities, in each case for the year ended and as of December 31, 2011. Our non-guarantor subsidiaries accounted for approximately $52.9 million, or 35%, of our total revenue, approximately $752.4 million, or 26%, of our total assets, and approximately $360.0 million, or 20%, of our total liabilities in each case for the three months ended and as of March 31, 2012. See Footnote 25 to our audited consolidated financial statements for the year ended December 31, 2011 and footnote 15 to our unaudited consolidated financial statements for the three months ended March 31, 2012 incorporated by reference in this prospectus. Navios Acquisition and Navios Partners are not our subsidiaries because we own less than 50% of their voting stock.

Guarantees	On the issue date, the exchange notes will be fully and unconditionally guaranteed, jointly and severally, by all of our direct and indirect subsidiaries that guarantee the Existing Notes and the 2019 Notes, which excludes certain subsidiaries that have been or will be designated as “unrestricted subsidiaries.” The guarantees of our subsidiaries that own mortgaged vessels will be senior secured guarantees and the guarantees of our subsidiaries that do not own mortgaged vessels will be senior unsecured guarantees. Each wholly owned material subsidiary that we create or acquire following the issue date will also be required to guarantee the notes unless such subsidiary has been designated as an “unrestricted subsidiary” or is a securitization subsidiary. See “Description of Notes—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and “—Certain Covenants—Subsidiary Guarantees.”

Proceeds of Asset Sales and Event of Loss

Navios Maritime Holdings Inc. is obligated in certain instances to make offers to purchase outstanding notes with the net proceeds of certain sales or other dispositions of assets or upon the occurrence of an Event of Loss with respect to a Mortgaged Vessel. To the extent that any such offer to purchase is not fully subscribed by holders of the notes, Navios Maritime Holdings Inc. may, subject to certain conditions, retain the unutilized portion of such net proceeds, provided that if such sale or event of loss involved collateral securing the notes, such unutilized proceeds will continue to constitute Collateral securing the notes. See “Description of Notes—Repurchase at the Option of Holders—Asset Sales—Asset Sales Not Involving Collateral,” “—Repurchase at the Option of Holders—Asset Sales—Asset Sales Involving Collateral” and “—Repurchase at the Option of Holders—Events of Loss.”

Optional redemption	We may redeem the exchange notes in whole or in part, at our option, at any time (1) before November 1, 2013, at a redemption price equal to 100% of the principal amount plus the applicable make-whole premium described under “Description of Notes—Optional Redemption” and (2) on or after November 1, 2013, at the redemption prices listed under “Description of Notes—Optional Redemption.”

Equity offering optional redemption	In addition, at any time before November 1, 2012, Navios Maritime Holdings Inc. may redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of an equity offering at 108.875% of the principal amount of the notes, plus accrued and unpaid interest, if any, so long as at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding after such redemption. See “Description of Notes—Security—Optional Redemption.”

Change of control	Upon the occurrence of certain change of control events, you will have the right, as a holder of the notes, to require Navios Maritime Holdings Inc. to repurchase some or all of your notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Certain covenants	Navios Maritime Holdings Inc. and Navios Maritime Finance (US) Inc. will issue the notes offered hereby under the indenture governing the Existing Notes. The indenture governing the notes contains covenants that, among other things, will limit the ability of Navios Maritime Holdings Inc. and its restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred stock;

•	pay dividends on, redeem or repurchase their capital stock or make other restricted payments and investments;

•	create certain liens;

•	transfer or sell assets;

•	enter into certain transactions with their affiliates;

•	merge, consolidate or sell all or substantially all of their properties and assets; and

•	create or designate unrestricted subsidiaries.

These covenants are subject to important exceptions and qualifications, which are described under “Description of Notes—Certain Covenants.”

No assurance of active trading market	We cannot assure you that an active and liquid market for the exchange notes will develop or be maintained. If an active and liquid market for the exchange notes is not maintained, the market price of the exchange notes may be adversely affected.

Risk factors	You should consider carefully all of the information set forth in and incorporated by reference in this prospectus and, in particular, the information under the heading “Risk Factors” before participating in the exchange offer.

For more complete information about the exchange notes, see the “Description of Notes” section of this prospectus.

Selected Consolidated Historical Financial Data

The following table sets forth selected consolidated historical financial data for our business. This information is qualified by reference to, and should be read in conjunction with, our consolidated financial statements and notes thereto, as well as the sections entitled, “Operating and Financial Review and Prospects” which are incorporated by reference herein from our 2011 Form 20-F and our Q1 2012 6-K. The selected consolidated historical financial information and operating results for the years ended December 31, 2011, 2010 and 2009 and the consolidated balance sheet data as of December 31, 2011 and 2010 have been derived from our audited consolidated financial statements incorporated by reference herein from our Report on Form 6-K dated July 20, 2012. The consolidated statement of operations data for the years ended December 31, 2008 and 2007, and the balance sheet data as of December 31, 2009, 2008 and 2007, have been derived from our audited financial statements which are not incorporated by reference into this prospectus. The selected consolidated historical financial data for the three-month periods ended March 31, 2012 and 2011 have been derived from our unaudited financial statements incorporated by reference herein from our Report on Form 6-K dated July 20, 2012. In the opinion of management, the unaudited financial statements referenced above include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the periods presented.

The historical results included below and elsewhere in this prospectus are not necessarily indicative of the future performance of Navios Holdings.

	Three Months Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(unaudited)	(unaudited)
	(in thousands of U.S. dollars)
Statement of Operations Data
Revenue	$152,014	$181,772	$689,355	$679,918	$598,676	$1,246,062	$758,420
Time charter, voyage and logistics business expenses	(61,717)	(59,114)	(273,312)	(285,742)	(316,473)	(1,034,365)	(557,573)
Direct vessel expenses	(26,008)	(34,018)	(117,269)	(97,925)	(68,819)	(58,495)	(27,892)
General and administrative expenses	(12,553)	(12,774)	(52,852)	(58,604)	(43,897)	(37,047)	(23,058)
Depreciation and amortization	(25,834)	(33,321)	(107,395)	(101,793)	(73,885)	(57,062)	(31,900)
Interest income/expense and finance cost, net	(25,240)	(29,437)	(103,061)	(102,380)	(61,919)	(41,375)	(40,270)
Gain/(loss) on derivatives	(126)	(385)	(165)	4,064	375	8,092	25,100
Gain on sale of assets/partial sale of subsidiary	—	—	38,822	55,432	20,785	27,817	167,511
(Loss)/gain on change in control	—	(35,325)	(35,325)	17,742	—	—	—
Loss on bond extinguishment	—	(21,199)	(21,199)	—	—	—	—
Other (expense)/income, net	(1,367)	(975)	(11,569)	(5,614)	(14,666)	(6,921)	3,185

Income/(loss) before equity in net earnings of affiliate companies	(831)	(44,776)	6,030	105,098	40,177	46,706	273,523
Equity in net earnings of affiliated companies	8,575	7,015	35,246	40,585	29,222	17,431	1,929

Income/(loss) before taxes	7,744	(37,761)	41,276	145,683	69,399	64,137	275,452
Income tax benefit/(expense)	854	904	56	(414)	1,565	56,113	(4,451)

Net income/(loss)	8,598	(36,857)	41,332	145,269	70,964	120,250	271,001
Less: Net loss/(income) attributable to the noncontrolling interest	861	(1,273)	(506)	488	(3,030)	(1,723)	—
Preferred stock dividends of subsidiary	—	(27)	(27)	—	—	—	—
Preferred stock dividends attributable to the non controlling interest	—	12	12	—	—	—	—

Net income/(loss) attributable to Navios Maritime Holdings common stockholders	$9,459	$(38,145)	$40,811	$145,757	$67,934	$118,527	$271,001

Less: Incremental fair value of securities offered to induce warrants exercise	—	—	—	—	—	—	(4,195)

Income/(loss) attributable to Navios Maritime Holdings common stockholders	$9,459	$(38,145)	$40,811	$145,757	$67,934	$118,527	$266,806

	Three Months Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(unaudited)	(unaudited)
	(in thousands of U.S. dollars)
Balance Sheet Data (at period end)
Current assets, including cash	$370,973	$317,185	$370,974	$349,965	$427,680	$505,409	$848,245
Total assets	2,930,899	2,869,951	2,913,824	3,676,767	2,935,182	2,253,624	1,971,004
Current liabilities, including current portion of long term debt	248,371	205,396	252,003	201,603	196,080	271,532	450,491
Total long term debt, including current portion	1,453,331	1,434,479	1,453,557	2,075,910	1,622,706	887,715	614,049
Navios Holdings’ stockholders’ equity	1,057,057	1,020,781	1,059,106	1,059,583	925,480	805,820	769,204

Other Financial Data
Net cash provided by/(used in) operating activities	29,801	54,933	106,643	188,641	216,451	(28,388)	128,075
Net cash used in investing activities	(33,754)	(133,566)	(175,264)	(135,920)	(802,538)	(452,637)	(16,451)
Net cash (used in)/provided by financing activities	(6,896)	51,383	32,307	(19,244)	629,396	187,082	216,285
Book value per common share	10.32	10.04	10.34	10.43	9.17	8.02	7.23
Ratio of earnings to fixed charges(1)	1.18	0.06	1.22	1.69	1.33	1.16	2.48
Cash dividends per common share	0.06	0.07	0.25	0.24	0.27	0.38	0.24
Cash dividends per preferred share	50.41	49.32	200.0	345.52	52.35	—	—
Cash paid for common stock dividend declared	6,145	7,241	25,542	24,107	27,154	28,588	26,023
Cash paid for preferred stock dividend declared	427	418	1,696	2,930	429	—	—

(1)	The ratio of earnings to fixed charges is calculated as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Earnings:
(a) pre-tax income (loss) from continuing operations before adjustment for income or loss from equity investees	(831)	(44,776)	6,030	105,098	40,177	46,706	273,523
(b) fixed charges	36,697	44,156	152,074	170,047	145,103	353,355	185,719
(c) amortization of capitalized interest	220	217	874	623	832	21	—
(d) distributed income of equity investees	8,104	6,126	30,143	22,197	18,944	13,250	678
(e) share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges	—	—	—	—	—	—	—
Less:
(a) Interest capitalized	(1,048)	(3,242)	(4,303)	(11,295)	(11,854)	(4,070)	(54)
(b) preference security dividend requirements of consolidated subsidiaries	—	(27)	(27)	—	—	—	—

Total	43,142	2,454	184,791	286,670	193,202	409,262	459,866

	Three Months Ended March 31,			Year Ended December 31,
	2012	2011		2011	2010	2009	2008	2007
Fixed charges:
(a) Interest expensed and capitalized	25,577	32,462		105,904	105,565	68,790	51,121	49,287
(b) amortization of debt expense and discount or premium and capitalized expenses related to indebtedness	1,332	1,331		5,580	11,752	6,682	2,077	1,856
(c) an estimate of the interest within rental expense	9,788	10,336		40,563	52,730	69,631	300,157	134,576
(d) preference security dividend requirements of consolidated subsidiaries	—	27		27	—	—	—	—

Total	36,697	44,156		152,074	170,047	145,103	353,355	185,719

Earnings to fixed charges	1.18	(A	)	1.22	1.69	1.33	1.16	2.48

(A) Additional pre-tax income from continuing operations before adjustment for income or loss from equity investees of $41,702 would be necessary to generate a ratio of earnings to fixed charges of 1.00

RISK FACTORS

You should carefully consider the risk factors set forth below and the other information included in or incorporated by reference into this prospectus before deciding to participate in the exchange offer. When evaluating an investment in the notes, you should also carefully consider those risks discussed under the caption “Risk Factors” beginning on page 4 of our 2011 Form 20-F, which are specifically incorporated by reference into this prospectus. These risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the exchange notes.

Risks Relating to the Notes and Our Indebtedness

We have substantial debt and may incur substantial additional debt, which could adversely affect our financial health and our ability to obtain financing in the future, react to changes in our business and make payments under the notes.

As of March 31, 2012, on an as adjusted basis, after giving effect to the July Offering and the use of proceeds thereof, we would have had $1,452.8 million in aggregate principal amount of debt outstanding of which $398.5 million was secured by assets other than the Collateral securing the notes. We also would have had up to $70.0 million available to us to be used for general corporate purposes under our existing credit facilities. We may increase the amount of our indebtedness in the future, which would further exacerbate the risks listed below.

Our substantial debt could have important consequences to holders of our notes. Because of our substantial debt:

•

our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, vessel or other acquisitions or general corporate purposes and our ability to satisfy our obligations with respect to our notes may be impaired in the future;

•	a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available to us for other purposes;

•	we will be exposed to the risk of increased interest rates because our borrowings under our senior secured credit facilities are and will be at variable rates of interest;

•	it may be more difficult for us to satisfy our obligations to our lenders and noteholders, resulting in possible defaults on and acceleration of such indebtedness;

•	we may be more vulnerable to general adverse economic and industry conditions;

•

we may be at a competitive disadvantage compared to our competitors with less debt or comparable debt at more favorable interest rates and, as a result, we may not be better positioned to withstand economic downturns;

•	our ability to refinance indebtedness may be limited or the associated costs may increase; and

•

our flexibility to adjust to changing market conditions and ability to withstand competitive pressures could be limited, or we may be prevented from carrying out capital expenditures that are necessary or important to our growth strategy and efforts to improve operating margins or our business.

Despite our indebtedness levels, we and our subsidiaries may be able to incur substantially more debt, including secured debt. This could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future as the terms of the indenture governing our 2019 Notes and the indenture governing the notes do not fully prohibit us or our subsidiaries from doing so. As of March 31, 2012, on an as adjusted basis, after giving effect to the July Offering and the use of proceeds thereof, we would have had $1,452.8 million in aggregate principal amount of debt outstanding, of which $882.1 million would be secured and of which $398.5 million would be secured in favor of indebtedness other than the notes, which could make such secured indebtedness effectively senior to the notes to the extent of the value of the assets securing such indebtedness. We also would have had $70.0 million of undrawn commitments under our senior secured facilities, after giving effect to this offering and the use of proceeds thereof. We also may incur new indebtedness in connection with our exercise of purchase options on vessels. If new indebtedness is added to our current indebtedness levels, the related risks that we now face would increase and we may not be able to meet all our indebtedness obligations, including the repayment of our notes. In addition, the indenture governing our 2019 Notes does not, and the indenture governing the notes does not, prevent us from incurring obligations that do not constitute indebtedness as defined therein

The agreements and instruments governing our debt contain restrictions and limitations that could significantly impact our ability to operate our business and adversely affect the holders of the notes.

Our secured credit facilities and our indentures impose certain operating and financial restrictions on us. These restrictions limit our ability to:

•	incur or guarantee additional indebtedness;

•	create liens on our assets;

•	make new investments;

•	engage in mergers and acquisitions;

•	pay dividends or redeem capital stock;

•	make capital expenditures;

•	engage in certain FFA trading activities;

•	change the flag, class or commercial and technical management of our vessels;

•	enter into long-term charter arrangements without the consent of the lender; and

•	sell any of our vessels.

The agreements governing the terms of Navios Logistics’ indebtedness impose similar restrictions upon Navios Logistics.

Therefore, we and Navios Logistics will need to seek permission from our respective lenders in order to engage in some corporate and commercial actions that we believe would be in the best interest of our respective business, and a denial of permission may make it difficult for us or Navios Logistics to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. The interests of our and Navios Logistics’ lenders may be different from our respective interests or the interests of the holders of our notes, and we cannot guarantee that we or Navios Logistics will be able to obtain the permission of lenders when needed. This may prevent us or Navios Logistics from taking actions that are in the best interests of us or Navios Logistics. Any future debt agreements may include similar or more restrictive restrictions.

Our senior secured credit facilities contain requirements that the value of the collateral provided pursuant to the senior secured credit facilities must equal or exceed by a certain percentage the amount of outstanding borrowings under the senior secured credit facilities and that we maintain a minimum liquidity level. In addition, our senior secured credit facilities contain similar restrictive covenants as those contained in the indentures. It is an event of default under our senior secured credit facilities if such covenants are not complied with or if Ms. Angeliki Frangou, our Chairman and Chief Executive Officer, ceases to hold a minimum percentage of our issued stock. Our ability to comply with the covenants and restrictions contained in our senior secured credit facilities and the indentures governing our notes may be affected by economic, financial and industry conditions and other factors beyond our control. Any default under the agreements governing our indebtedness, including a default under our senior secured credit facilities, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and the 2019 Notes and substantially decrease the market value of our notes. If we are unable to repay indebtedness the lenders under our senior secured credit facilities could proceed against the collateral securing that indebtedness. In any such case, we may be unable to borrow under our senior secured credit facilities and may not be able to repay the amounts due under our senior secured credit facilities, the notes and the 2019 Notes. This could have serious consequences to our financial condition and results of operations and could cause us to become bankrupt or insolvent. Our ability to comply with these covenants in future periods will also depend substantially on the value of our assets, our charter rates, our success at keeping our costs low and our ability to successfully implement our overall business strategy. Any future credit agreement or amendment or debt instrument may contain similar or more restrictive covenants.

The market values of our vessels, which have declined from historically high levels, may fluctuate significantly, which could cause us to breach covenants in our credit facilities and result in the foreclosure of our Mortgaged Vessels.

Factors that influence vessel values include:

•	prevailing level of charter rates;

•	number of newbuilding deliveries;

•	number of vessels scrapped or otherwise removed from the total fleet;

•	changes in environmental and other regulations that may limit the useful life of vessels;

•	changes in global drybulk commodity supply and demand;

•	types and sizes of vessels;

•	development of and increase in use of other modes of transportation;

•	cost of vessel construction;

•	cost of newbuilding vessels;

•	governmental or other regulations; and

•	general economic and market conditions affecting the shipping industry.

If the market values of our owned vessels decrease, we may breach covenants contained in our secured credit facilities. If we breach such covenants and are unable to remedy any relevant breach, our lenders could accelerate our debt and foreclose on the collateral, including our vessels. Any loss of vessels would significantly decrease our ability to generate positive cash flow from operations and, therefore, service our debt. In addition, if the book value of a vessel is impaired due to unfavorable market conditions, or a vessel is sold at a price below its book value, we would incur a loss. Navios Logistics may be subject to similar ramifications under its credit facilities if the market values of its owned vessels decrease.

In addition, as vessels grow older, they generally decline in value. We will review our vessels for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. We review certain indicators of potential impairment, such as undiscounted projected operating cash flows expected from the future operation of the vessels, which can be volatile for vessels employed on short-term charters or in the spot market. Any impairment charges incurred as a result of declines in charter rates would negatively affect our financial condition and results of operations. In addition, if we sell any vessel at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our financial statements, the sale may be at less than the vessel’s carrying amount on our financial statements, resulting in a loss and a reduction in earnings.

Our ability to generate the significant amount of cash needed to pay interest and principal on the notes and otherwise service our debt and our ability to refinance all or a portion of our indebtedness or obtain additional financing depend on multiple factors, many of which may be beyond our control.

The ability of us and Navios Logistics to make scheduled payments on or to refinance our respective debt obligations, including the notes, will depend on our respective financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to financial and business factors, many of which may be beyond the control of us and Navios Logistics.

The principal and interest on such debt will be paid in cash. The payments under our and Navios Logistics’ debt will limit funds otherwise available for our respective working capital, capital expenditures, vessel acquisitions and other purposes. As a result of these obligations, the current liabilities of us or Navios Logistics may exceed our respective current assets. We or Navios Logistics may need to take on additional debt as we expand our respective fleets or other operations, which could increase our respective ratio of debt to equity. The need to service our respective debt may limit funds available for other purposes, and our or Navios Logistics’ inability to service debt in the future could lead to acceleration of such debt, the foreclosure on assets such as owned vessels or otherwise negatively affect us.

Our senior secured credit facilities mature on various dates through May 2022. In addition, borrowings under the senior secured credit facilities have amortization requirements prior to final maturity. As a result, we may be required to refinance any outstanding amounts under these facilities prior to the scheduled maturity of the notes. We cannot assure you that we will be able to refinance any of our indebtedness or obtain additional financing, particularly because of our high levels of indebtedness and the indebtedness incurrence restrictions imposed by the agreements governing our indebtedness, as well as prevailing market conditions. We could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our indebtedness service and other obligations.

Our senior secured credit facilities and our indentures do, and any future indebtedness may, restrict our ability to dispose of assets and use the proceeds from any such dispositions to service our indebtedness. Each of our senior secured credit facilities requires immediate repayment in full upon the sale of any vessel by which it is secured, and the indentures governing our notes require us to make an offer to purchase all of our outstanding notes at par if we do not use asset sale proceeds in the manner specified in the indentures. In the case of the indenture governing the notes, this would include reinvestment in our business in the case of asset sales of non-collateral and investment in new vessels and other related assets mortgaged in favor of the noteholders in the case of asset sales of collateral. We cannot assure you we will be able to consummate any asset sales, or if we do, what the timing of the sales will be or whether the proceeds that we realize will be adequate to meet indebtedness service obligations when due.

Most of our senior secured credit facilities require that we maintain loan to collateral value ratios in order to remain in compliance with the covenants set forth therein. If the value of such collateral falls below such required level, we would be required to either prepay the loans or post additional collateral to the extent necessary to bring the value of the collateral as compared to the aggregate principal amount of the loan back to the required level. We cannot assure you that we will have the cash on hand or the financing available to prepay the loans or have any unencumbered assets available to post as additional collateral. In such case, we would be in default under such credit facility and the collateral securing such facility would be subject to foreclosure by the applicable lenders.

The exchange notes will be secured only by the Collateral and will otherwise be effectively subordinated to the rights of our and the guarantors’ existing and future secured creditors.

The indentures governing the 2019 Notes and the notes permit us to incur a significant amount of additional secured indebtedness, including indebtedness under our senior secured credit facilities and indebtedness to be used for acquisitions of vessels and businesses. A substantial part of our debt has been and will continue to be secured debt used to purchase vessels. Indebtedness under our senior secured credit facilities is secured by mortgages on all vessels owned by our wholly-owned vessel subsidiaries, other than the Collateral that secures our obligations under the notes. See “The Mortgaged Vessels.” The fair market value of the Collateral (including the Mortgaged Vessels) is subject to significant fluctuations (as described under “—The market values of our vessels, which have declined from historically high levels, may fluctuate significantly, which could cause us to breach covenants in our credit facilities and result in the foreclosure of our Mortgaged Vessels”) and there is no guarantee that the value of the Collateral (including the Mortgaged Vessels) will be sufficient to satisfy in full amounts owed to holders of the notes, and to the extent such amounts are insufficient, the obligation of each guarantor to repay amounts owed on the notes will be effectively subordinated to any secured indebtedness of such guarantor mortgaged in favor of the senior secured credit facilities or future secured indebtedness. If an event of default occurs under our senior secured credit facilities or under future secured indebtedness, the senior secured lenders will have a prior right to the assets mortgaged in their favor, to the exclusion of the holders of the notes, even if we are in default under the notes and the 2019 Notes. In that event, our assets and the assets of the subsidiary guarantors (other than the Collateral) would first be used to repay in full all indebtedness and other obligations secured by them (including all amounts outstanding under our senior secured credit facilities), resulting in a portion of our assets being unavailable to satisfy the claims of the holders of the notes and other unsecured indebtedness. Therefore, in the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of the notes, after receiving any distribution or payment in respect of the Collateral, will participate in our remaining assets ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as such notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on our notes. As a result, holders of the notes may receive less, ratably, than holders of other secured indebtedness.

Notwithstanding the current or future appraised value of the Mortgaged Vessels, if an event of default with respect to the notes were to occur, our ability to realize such value upon the sale of the Mortgaged Vessels and to satisfy our obligations with respect to the notes will depend upon market and economic conditions, the physical condition of the Mortgaged Vessels, the availability of buyers and other similar factors at the time of sale. Accordingly, there can be no assurance that the proceeds of any sale of the Mortgaged Vessels pursuant to the indenture and the security documents following an event of default under the notes would be sufficient to satisfy payments due on the notes. Furthermore, in certain circumstances the extent to which the mortgages may be enforced and the extent to which the mortgages will have priority over the claims of other creditors is limited as certain creditors may be granted priority by operation of law over the rights of the trustee and the noteholders arising under the mortgages and the other collateral securing the notes. See “—The Mortgaged Vessels are registered under the flags of Greece, Malta or Panama. Noteholders rights in any proceeding against a Mortgaged Vessel may depend on the laws of the country where any proceeding is brought, and noteholders may have difficulty enforcing their rights in certain jurisdictions.” If the proceeds from a sale of the Mortgaged Vessels are not sufficient to satisfy payments due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the Mortgaged Vessels and other collateral) will have only unsecured claims against the remaining assets of Navios Maritime Holdings Inc. and the subsidiary guarantors.

In addition, the collateral securing the notes may be subject to liens permitted under the terms of the indenture governing the notes, whether arising before, on or after the date the notes are issued. By operation of law, certain of those liens will have priority over the claims of the trustee and the noteholders in the collateral securing the notes. The existence of any permitted liens could adversely affect the value of the collateral as well as the ability of the collateral agent to realize or foreclose on such collateral.

Additionally, although the collateral securing the notes will include assignments of the charters and earnings related to the Mortgaged Vessels, if an event of default with respect to the notes were to occur, the ability of the trustee and the noteholders to realize on the value of these charters may be limited in that at such time, one or more defaults may also exist under such charters which may entitle the charter counterparty to terminate the agreement. In addition, charters may provide that if someone other than Navios Holdings were to manage or operate a vessel (which may be the case if the trustee were to exercise its rights upon an event of default) the charter counterparty would at such time be entitled to terminate the charter. Charter counterparties may also fail to abide by the instructions of the trustee in terms of directing payments to it following an event of default which may further impair the ability of the noteholders to obtain the benefits of the assigned charters.

There also can be no assurance that the collateral will be saleable and, even if saleable, the timing of its liquidation is uncertain. To the extent that liens or other rights granted to third parties encumber collateral, such third parties have or may exercise rights and remedies with respect to the collateral subject to such liens that could adversely affect the value of the collateral and the ability of the collateral agent to realize or foreclose on the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay the obligations due under the notes.

The indenture also permits us to designate one or more of our restricted subsidiaries as an unrestricted subsidiary. If we designate a subsidiary as an unrestricted subsidiary for purposes of the indenture governing the notes, all of the liens on any collateral owned by such subsidiary as well as the pledge of the capital stock of such subsidiary will be released under the indenture. Designation of a subsidiary as an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. We have designated Navios Logistics and the general partner of Navios Partners as unrestricted subsidiaries under our indentures. See “Description of Notes.”

The notes will be structurally subordinated to the obligations of our current non-guarantor subsidiaries and any future non-guarantor subsidiaries.

The notes and the 2019 Notes are not guaranteed by certain of our subsidiaries, including Navios Logistics and Corporation Navios Sociedad Anonima (“CNSA”), which operates the Uruguay port facility. Navios Logistics, CNSA and certain of our other subsidiaries are also unrestricted subsidiaries and therefore are not subject to any of the covenants under the indenture governing the 2019 Notes and are not subject to any of the covenants under the indenture governing the notes. Unrestricted subsidiaries may, among other things, incur without limitation additional indebtedness and liens, make investments and acquisitions, and sell assets or stock. In addition, we will be able to sell unrestricted subsidiaries, or distribute unrestricted subsidiaries or the proceeds from a sale of any of their assets or stock to stockholders, or enter into merger, joint venture or other transactions involving them, or any combination of the foregoing, without restrictions. Payments on the 2019 Notes and the notes are only required to be made by us and the subsidiary guarantors. Accordingly, claims of the 2019 Notes and the notes are structurally subordinated to the claims of creditors of our non-guarantor subsidiaries (which will include any subsidiary that is designated as an “unrestricted subsidiary” or is a securitization subsidiary, in each case in accordance with the indentures, and any future subsidiaries that are not wholly-owned by us), including trade creditors. We may also be able to create future non-guarantor subsidiaries or unrestricted subsidiaries under the indentures. All obligations of our non-guarantor subsidiaries, including trade payables, will have to be satisfied before any of the assets of such subsidiary would be available for distribution, upon liquidation or otherwise, to us or a subsidiary guarantor. As of March 31, 2012, our non-guarantor subsidiaries would have had approximately $227.4 million of indebtedness outstanding. Our non-guarantor subsidiaries accounted for approximately $280.6 million, or 41%, of total revenue, approximately $754.0 million, or 26%, of our total assets, and approximately $362.9 million, or 21%, of our total liabilities, in each case for the year ended and as of December 31, 2011. Our non-guarantor subsidiaries accounted for approximately $52.9 million, or 35%, of total revenue, approximately $752.4 million, or 26%, of our total assets, and approximately $360.0 million, or 20%, of our total liabilities, in each case for the three months ended and as of March 31, 2012. See Footnote 25 to our audited consolidated financial statements for the year ended December 31, 2011 and Footnote 15 to our unaudited consolidated financial statements for the three months ended March 31, 2012 incorporated by reference in this prospectus.

The Mortgaged Vessels are registered under the flags of Greece, Malta or Panama. Noteholders’ rights in any proceeding against a Mortgaged Vessel may depend on the laws of the country where any proceeding is brought, and noteholders may have difficulty enforcing their rights in certain jurisdictions.

Each of the Mortgaged Vessels is, and during the term of the notes will be, registered under Greek, Maltese or Panamanian flag. Greek, Maltese and Panamanian law provide that mortgages may be enforced by the mortgagee by a suit in admiralty in a proceeding against the Mortgaged Vessel. Historically, Greek, Maltese and Panamanian ship mortgages have been enforced in major commercial ports throughout the world, including ports in the United States. However, the Company has been advised by Vgenopoulos and Partners, counsel to the Company with respect to matters of Greek law, Camilleri, Delia, Randon & Associates, counsel to the Company with respect to Maltese law, and Vives y Asociados, counsel to the Company with respect to matters of Panamanian law, that the priority that any of the mortgages would have against the claims of other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the laws of the country where the proceeding is brought. The Greek, Maltese and Panamanian ship mortgages may be enforced against a vessel physically present in the United States, but the claim under any such mortgage would rank behind preferred maritime liens, including those for supplies and other necessaries provided in the United States. Since the Mortgaged Vessels trade primarily outside the territorial waters of Greece, Malta, Panama and the United States, there is no assurance that, if enforcement proceedings are commenced against a Mortgaged Vessel, the Mortgaged Vessel will be located in a jurisdiction having the same mortgage enforcement procedures and lien priorities as Greece, Malta, Panama or the United States, although, upon the occurrence of an event of default under the notes, the Trustee may be able to effect control over the Mortgaged Vessels to direct them to a desirable jurisdiction to arrest such vessels pursuant to judicial foreclosure proceedings.

Although one or more of our Mortgaged Vessels are separately owned by one of our subsidiaries, under certain circumstances a parent company and all of the shipowning affiliates in a group under common control engaged in a joint venture could be held liable for damages or debts owed by one of the affiliates, including liabilities for oil spills under OPA 90 or other environmental laws. Therefore, it is possible that we could be subject to execution upon a judgment against us or any one of our subsidiaries.

The rights of holders of notes to the Collateral may be adversely affected by the failure to perfect security interests in the Collateral and other issues generally associated with the realization of security interests in collateral.

Applicable law provides that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified and additional steps to perfect in such property and rights are taken. There can be no assurance that the collateral agent will monitor, or that we will inform the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes against third parties.

The mortgages on and other security documents in respect of the $400.0 million of indebtedness under the indenture have been in place since the issuance of the Existing Notes. In connection with the issuance of the additional $88.0 million of indebtedness under the indenture, the existing mortgages and other applicable security documents were amended or in some cases, supplemental mortgages (and the pari passu provisions or pari passu agreements entered into in connection with any such supplemental mortgages that provide that the applicable supplemental mortgage shall rank equally and ratably with the applicable existing mortgage) were filed, to increase the amount of indebtedness secured thereby from $400.0 million to $488.0 million, and mortgages in an amount of $488.0 million were filed in respect of the Navios Happiness and Navios Stellar. In addition to uncertainties with respect to the perfection of the security interest granted under the additional mortgages, under certain circumstances, the validity of the aforementioned amendments or supplemental mortgages (and the pari passu provisions or pari passu agreements entered into in connection with any such supplemental mortgages that provide that the applicable supplemental mortgage shall rank equally and ratably with the applicable existing mortgage) may be challenged by other creditors. This may result in the exchange notes offered hereby not being equally and ratably secured with the Existing Notes.

In addition, the security interest of the collateral agent will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties (such as the parties to charters and insurers) and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Additionally, the ability of the trustee to realize upon the collateral under the assignments of charters, freights and hires and the assignments of insurance relating to charters and insurance policies, both of which are governed by the laws of the State of New York will most likely require the trustee to bring enforcement actions in the foreign jurisdictions under which such charters, freights, hires, and insurance contracts are governed in order to pursue remedies. Depending on the relevant foreign jurisdiction, the trustee’s ability to exercise remedies and realize any recovery on such items of collateral may be severely limited or may not be possible depending on the facts and circumstances relating to such claim and the foreign jurisdiction in which such claim is being pursued. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

We may be unable to raise funds necessary to finance the change of control repurchase offer required by the indenture governing the notes.

If we experience specified changes of control, we would be required to make an offer to repurchase all of the 2019 Notes and the notes (unless otherwise redeemed) at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the repurchase date. The occurrence of specified events that would constitute a change of control will constitute a default under our senior secured credit facilities. There are also change of control events that would constitute a default under the senior secured credit facilities that would not be a change of control under the indentures. In addition, our senior secured credit facilities prohibit the purchase of notes by us in the event of a change of control, unless and until such time as the indebtedness under our senior secured credit facilities is repaid in full. As a result, following a change of control event, we would not be able to repurchase notes unless we first repay all indebtedness outstanding under our senior secured credit facilities and any of our other indebtedness that contains similar provisions, or obtain a waiver from the holders of such indebtedness to permit us to repurchase the notes and the 2019 Notes. We may be unable to repay all of that indebtedness or obtain a waiver of that type. Any requirement to offer to repurchase outstanding notes may therefore require us to refinance our other outstanding debt, which we may not be able to do on commercially reasonable terms, if at all. In addition, our failure to purchase the 2019 Notes and the notes after a change of control in accordance with the terms of the indentures would constitute an event of default under the indentures, which in turn would result in a default under our senior secured credit facilities. See “Description of Notes.”

Our inability to repay the indebtedness under our senior secured credit facilities would also constitute an event of default under the indenture governing the 2019 Notes and will constitute an event of default under the indenture governing the notes, which could have materially adverse consequences to us and to the holders of the notes and the 2019 Notes. In the event of a change of control, we cannot assure you that we would have sufficient assets to satisfy all of our obligations under our senior secured credit facilities, the notes and the 2019 Notes. Our future indebtedness may also require such indebtedness to be repurchased upon a change of control.

An increase in interest rates would increase the cost of servicing our debt and could reduce our profitability.

A portion of the debt under our secured credit facilities bears interest at variable rates. We may also incur indebtedness in the future with variable interest rates. As a result, an increase in market interest rates would increase the cost of servicing our debt and could materially reduce our profitability and cash flows. The impact of such an increase would be more significant for us than it would be for some other companies because of our substantial debt.

The international nature of our operations may make the outcome of any bankruptcy proceedings difficult to predict.

We are incorporated under the laws of the Republic of the Marshall Islands and our subsidiaries are also incorporated under the laws of the Republic of the Marshall Islands, the Republic of Liberia, Malta and certain other countries other than the United States, and we conduct operations in countries around the world. Consequently, in the event of any bankruptcy, insolvency or similar proceedings involving us or one of our subsidiaries, bankruptcy laws other than those of the United States could apply. We have limited operations in the United States. If we become a debtor under the United States bankruptcy laws, bankruptcy courts in the United States may seek to assert jurisdiction over all of our assets, wherever located, including property situated in other countries. There can be no assurance, however, that we would become a debtor in the United States or that a United States bankruptcy court would be entitled to, or accept, jurisdiction over such bankruptcy case or that courts in other countries that have jurisdiction over us and our operations would recognize a United States bankruptcy court’s jurisdiction if any other bankruptcy court would determine it had jurisdiction.

Our being subject to certain fraudulent transfer and conveyance statutes may have adverse implications for the holders of the notes.

Fraudulent transfer and insolvency laws may void, subordinate or limit the notes, the guarantees and the Mortgages and the other security documents.

Marshall Islands

Navios Maritime Holdings Inc. and the majority of the guarantors as of the issue date are organized under the laws of the Republic of the Marshall Islands. While the Republic of the Marshall Islands does not have a bankruptcy statute or general statutory mechanism for insolvency proceedings, a Marshall Islands court may apply general U.S. principles of fraudulent conveyance, discussed below. In such case, a Marshall Islands court may void or subordinate the notes, the guarantees, the Mortgages or the liens granted under the other security documents, including for the reasons a United States court could void or subordinate a guarantee or a lien as described below.

United States

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes, the incurrence of the guarantees and the granting of the Mortgages and the liens granted under the other security documents, including any future guarantees of any U.S. subsidiaries we might create. Under U.S. federal bankruptcy law and comparable provisions of U.S. state fraudulent transfer or conveyance laws, if any such law would be deemed to apply, which may vary from state to state, the notes, the guarantees, the Mortgages or the liens granted under the other security documents could be voided as fraudulent transfers or obligations if (1) we or any of the guarantors, as applicable, issued the notes, incurred the guarantees or granted the Mortgages or the liens granted under the other security documents with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing the notes, incurring the guarantees or granting the Mortgages and the liens granted under the other security documents and, in the case of (2) only, one of the following is also true at the time of the transaction:

•

we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes, the incurrence of the guarantees or the granting of a Mortgage and the liens granted under the other security documents;

•

the issuance of the notes, the incurrence of the guarantees or the granting of a Mortgage or other security documents left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•

we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the issuance of the notes, the incurrence of any of the guarantees, or the granting of any of the Mortgages or the liens granted under the other security documents was a fraudulent transfer or obligation, the court could void any such transfer or obligation, including such Mortgages or the liens granted under the other security documents and the payment obligations under such notes or guarantees, or subordinate such notes, guarantees, Mortgages or the liens granted under the other security documents to presently existing and future indebtedness of ours or of the related guarantor, and, in such event, the court may require the holders of the notes to repay any amounts received with respect to such notes, guarantees, Mortgages or the liens granted under the other security documents. Thus, in the event of a finding that a fraudulent transfer or obligation occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other indebtedness that could result in acceleration of such indebtedness.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent indebtedness is secured or satisfied. A debtor will generally not be considered to have received value in connection with an indebtedness offering if the debtor did not substantially benefit directly or indirectly from the transaction. In that regard, a debtor will generally not be considered to have received value if the proceeds of an indebtedness offering were used to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees or the granting of the mortgage would not be further subordinated to our or any of our guarantors’ other indebtedness. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Greece

If Navios Maritime Holdings Inc. or any of the guarantors files a petition for bankruptcy in Greece, Greek bankruptcy law will apply. Under Greek law, upon a court declaration of bankruptcy, all the assets of the bankrupt party are placed under the control of a receiver to be held for the benefit of all creditors. After a court declaration of bankruptcy, the bankrupt party may, following an application to, and approval by, the bankruptcy court, continue to manage its assets with the cooperation of a receiver. In addition, certain transactions occurring prior to the declaration of bankruptcy may be found by the court to be null and void by operation of law, or may be declared null and void by the court after an examination of the merits of particular transactions if they are executed by the bankrupt party during the so-called “suspect period.” The suspect period is the time between the day of discontinuance of payments, which is determined by the Greek court and may predate the declaration of bankruptcy by up to two years, and the date of the declaration of bankruptcy.

Transactions that will be declared null and void by operation of law are:

•

Any unilateral act by the bankrupt party having the effect of reducing its assets (including, without limitation, making donations, waiving debts, and granting interest-free loans) and making any payments other than in cash or commercial paper during the suspect period; and

•	Any mortgage or pledge of any asset of the bankrupt party granted during the suspect period as security for a previous indebtedness.

The court will declare transactions in the above two categories null and void without taking into consideration any arguments from the parties to such transactions.

Certain other transactions entered into up to five (5) years prior to the entry into bankruptcy may be declared null and void by the bankruptcy court if it is concluded by the court that they were entered into with a malicious intent (dolus) to prevent creditors from satisfying their bona fide claims.

Moreover, the Greek court may declare any payments or transactions (including the issuance of notes or guarantees or the granting of mortgages or the other security documents) during the suspect period null and void if the person who transacted with the bankrupt party knew that the latter was in a state of discontinuance of payments and if such payments or transactions were harmful to the creditors of the bankrupt party.

Belgium

Insolvency

The notes will be guaranteed by Kleimar NV, a limited liability company (société anonyme/naamloze vennootschap) organized under the laws of Belgium (the “Belgian Guarantor”). Consequently, in the event of an insolvency of the Belgian Guarantor, insolvency proceedings may be initiated in Belgium. Such proceedings would then be governed by Belgian law. Under certain circumstances, Belgian law also allows bankruptcy proceedings to be opened in Belgium over the assets of companies that are not established under Belgian law. The following is a brief description of certain aspects of Belgian insolvency law. Belgian insolvency laws provide for two insolvency procedures: a judicial restructuring procedure (gerechtelijke reorganisatie/ reorganisation judiciaire) and a bankruptcy procedure (faillissement/faillite).

The judicial restructuring proceedings are regulated by the Act of 30 January 2009 on the Continuity of Enterprises (the “Act on the Continuity of Enterprises”), which entered into force on 1 April 2009.

Judicial Restructuring

A debtor may file a petition for judicial restructuring if the continuity of the enterprise is at risk, whether immediately or in the future. If the net assets of the debtor have fallen below 50% of the debtor’s registered capital, the continuity of the enterprise is always presumed to be at risk.

As long as the court overseeing a judicial restructuring has not issued a ruling on the restructuring petition, the debtor cannot be declared bankrupt or wound up by court order. In addition, during the period between the filing of the petition and the court’s decision, with few exceptions, none of the debtor’s assets may be disposed of by any of its creditors as a result of the enforcement of any security interests that such creditors may hold with respect to such assets.

In principle, within a period of ten days as from the filing of the petition and subject to the satisfaction of the filing conditions, the court will declare the judicial restructuring procedure open, allowing a temporary moratorium for a maximum period of six months. At the request of the debtor and pursuant to the report issued by the delegated judge, the moratorium period can be extended by six months. In exceptional circumstances (such as due to the size of the business, the complexity of the case or the impact of the procedure on employment), and in the interest of the creditors, the court may order an additional extension of the moratorium period for six months. The granting of the moratorium operates as a stay. No enforcement measures with respect to pre-existing claims in the moratorium can be continued or initiated against any of the debtor’s assets from the time that the moratorium is granted until the end of the period, with a few exceptions. During the duration of the moratorium, no attachments can be made with regard to pre-existing claims.

Conservatory attachments that existed prior to the opening of the judicial restructuring retain their conservatory character, but the court may order their release, provided that such release does not have a material adverse effect on the situation of the creditor concerned.

Receivables other than credit claims (bankvorderingen/créances bancaires in the meaning of the Financial Collateral Law of 15 December 2004), pledged by the debtor in favour of a creditor prior to the opening of the judicial restructuring procedure are not affected by the moratorium, and the holder of such pledged receivables is permitted to take enforcement measures against the estate of the initial counterparty of the debtor (e.g., the debtor’s customers) during the moratorium. A pledge on financial instruments in the meaning of the Financial Collateral Law of 15 December 2004 can be enforced notwithstanding the enforcement prohibition imposed by the moratorium (unless considered an abuse of right). Personal guarantees granted by third parties in favour of the debtor’s creditors are not covered by the enforcement prohibition imposed by the moratorium, nor are the debts payable by co-debtors. The moratorium also does not prevent the voluntary payment by the debtor of claims covered by the moratorium. However, in respect of an enforcement over cash, the enforcement prohibition applies, with a few exceptions, if the judicial reorganisation procedure affects (i) a corporate debtor which is not a public or financial legal entity in the meaning of the Financial Collateral Law of 15 December 2004 or (ii) a public or financial legal entity but the creditor is not such an entity.

During the judicial restructuring procedure, the board of directors and management of the debtor continue to exercise their management functions. However, upon request of the debtor or any other interested party and to the extent it is deemed useful for reaching the aims of the restructuring, the court may appoint, in its decision to open the judicial restructuring procedure or at any other point in time during the course of the procedure, a judicial administrator (gerechtsmandataris/mandataire de justice) to assist the debtor during the restructuring. The restructuring procedure aims to preserve the continuity of a company as a going concern. Consequently, the initiation of the procedure does not terminate any contracts, and contractual provisions which provide for the early termination or acceleration of the contract upon the initiation or approval of a restructuring procedure, and certain contractual terms such as default interest, may not be enforceable during such a procedure. The Belgian law on judicial restructuring provides that a creditor may not terminate a contract on the basis of a debtor’s default that occurred prior to the restructuring procedure if the debtor remedies such default within a 15-day period following the notification of such default. As an exception to the general rule of continuity of contracts, the debtor may cease performing a contract during the restructuring procedure, provided that the debtor notifies the creditor, and the decision is necessary for the debtor to be able to propose a reorganization plan to its creditors or to transfer all or part of the company or its assets.

Judicial Restructuring by Amicable Settlement by Collective Agreement, or by Court-ordered Transfer of Enterprise

The Act on the Continuity of Enterprises provides for three types of restructurings: (i) the amicable settlement, (ii) the collective agreement and (iii) the transfer of (part of) the activities. The type of restructuring may change during the proceedings and may also depend on the position of the court and/or third parties. In the case of a judicial restructuring by collective agreement, the creditors agree to a restructuring plan during the restructuring procedure. The plan may include measures such as the reduction or rescheduling of liabilities and interest obligations and the swap of debt into equity. The maximum duration of the plan is five years. It must be filed with the Clerk’s Office of the Commercial Court at least 14 days in advance of the date on which the creditors will vote on the approval of the restructuring plan. The court needs to ratify the restructuring plan prior to its taking effect. A restructuring plan approved by a double majority of the creditors (both in headcount and in value of the claims) and by the court will bind all creditors, including those who voted against it or did not vote and whether secured or not. Within a period of 14 days following the ruling declaring the judicial restructuring procedure open, the debtor must inform each of its creditors individually of the amount of its claims against the debtor as recorded in the books of the debtor, as well as of details regarding security interests, if applicable. Creditors with pre-existing claims, as well as any other interested party that claims to be a creditor, can challenge the amounts and the ranking of the secured claims declared by the debtor. The court can determine the disputed amounts and the ranking of such claims on a preliminary basis for the purpose of the restructuring procedure, or definitively, on the condition that it has jurisdiction in that respect, but that the decision relating to the dispute cannot be taken in a sufficiently short time frame. The debtor must use the moratorium period to complete and finalize a restructuring plan, with the assistance of the court-appointed administrator, as the case may be. The court-ordered transfer of all or part of the debtor’s enterprise can be requested by the debtor in his petition or at a later stage in the procedure. It can be requested by the public prosecutor, by a creditor or by any party who has an interest in acquiring, in whole or in part, the debtor’s enterprise, and the court can order such transfer in specific circumstances.

Bankruptcy

A bankruptcy procedure may be initiated by the debtor, by unpaid creditors or upon the initiative of the Public Prosecutor’s office, or the provisional administrator of the merchant’s assets or the liquidator of “main insolvency proceedings” opened in another EU member state (except Denmark) according to the EU Insolvency Regulation. Once the court ascertains that the requirements for bankruptcy are met, the court will establish a date by which all creditors’ claims must be submitted to the court for verification. Conditions for a bankruptcy order (declaration de faillite/aangifte van faillissement) are that the debtor must be in a situation of cessation of payments (cessation de paiements/staking van betaling) and be unable to obtain further credit (ébranlement de credit/wiens krediet geschokt is). Cessation of payments is generally accepted to mean that the debtor is not able to pay its debts as they fall due. Such situation must be persistent and not merely temporary. In bankruptcy, the debtor loses all authority and decision rights concerning the management of the bankrupt business. The bankruptcy receiver (curateur/curator), appointed by the court, becomes responsible for the operation of the business and implements the sale of the debtor’s assets, the distribution of the sale proceeds to creditors and the liquidation of the debtor. The rights of creditors in the process are limited to being informed of the course of the bankruptcy proceedings on a regular basis by the receiver. Creditors may oppose the sale of assets by bringing an action before the court, or may request the temporary continued operation of the business. The receiver must decide whether or not to continue performance under ongoing contracts (i.e., contracts existing before the bankruptcy order). The receiver may elect to continue the business of the debtor, provided the receiver obtains the authorization of the court and such continuation does not cause any prejudice to the creditors. However, two exceptions apply: (i) the parties to an agreement may contractually agree that the occurrence of a bankruptcy constitutes an automatic early termination or acceleration event; (ii) and intuitu personae contracts (i.e., contracts whereby the identity of the other party constitutes an essential element upon the signing of the contract) are automatically terminated as of the bankruptcy judgment, since the debtor is no longer responsible for the management of the company. Parties can agree to continue to perform under such contracts. The receiver may elect not to perform the obligations of the bankrupt party which are still to be performed after the bankruptcy under any agreement validly entered into by the bankrupt party prior to the bankruptcy if such decision is necessary for the management and liquidation of the bankrupt estate. The counterparty to that agreement may make a claim for damages in the bankruptcy (and such claim will rank pari passu with claims of all other unsecured creditors) and/or seek a court order to have the relevant contract dissolved. The counterparty may not seek injunctive relief or require specific performance of the contract.

As a general rule, the enforcement rights of individual creditors are suspended upon the rendering of the court order opening bankruptcy proceedings, and after such order is made, only the bankruptcy trustee may proceed against the debtor and liquidate its assets. Exceptions exist with regard to certain required credits. For creditors with claims secured by movable assets, such suspension would normally be limited to the period required for the first report of verification of the claims. At the request of the receiver, the suspension period may be extended for up to one year from the bankruptcy judgment. Such extension requires a specific order of the court, which can only be made if the further suspension will allow for a realization of the assets in the interest of all creditors but without prejudicing the secured creditors, and provided that those secured creditors have been given the opportunity to be heard by the court. For creditors with claims secured by immovable assets, the intervention of the receiver is necessary to pursue the sale of the assets. The receiver will do so upon an order of the court, given either at its request or at the request of a mortgagee. A first-ranking mortgagee will generally be entitled to pursue the enforcement of its mortgage as soon as the first report of claims has been finalized; the court may suspend such enforcement for a period of not more than one year from the date of the bankruptcy if the suspension will allow for a realization of the assets without prejudicing the mortgagee, provided that the mortgagee has been given the opportunity to be heard by the court. However, a pledge on financial instruments or cash held on accounts can be enforced during the suspension period. As from the date of the bankruptcy judgment, no further interest accrues against the bankrupt debtor on its unsecured debt, or debts secured by a general privilege, like tax administration or social security.

The debts of the bankrupt estate generally will be ranked as to priority on the basis of complex rules. The following is a general overview only of the main principles: (i) estate debt: costs and indebtedness incurred by the receiver during the bankruptcy proceedings, the so-called “estate debts”, have a senior priority. In addition, if the receiver has contributed to the realization and enforcement of secured assets, such costs will be paid to the receiver in priority out of the proceeds of the realized assets before distributing the remainder to the secured creditors; (ii) security interests: creditors that hold a security interest have a priority right over the secured asset (whether by means of appropriation of the asset or on the proceeds upon realization); (iii) privileges: creditors may have a particular privilege on certain or all assets (e.g., tax claims, claims for social security premiums, etc.). Privileges on specific assets rank before privileges on all assets of the debtor; and (iv) unsecured creditors: once all estate debts and creditors having the benefit of security interests and privileges have been satisfied, the proceeds of the remaining assets will be distributed by the receiver among the unsecured creditors who rank pari passu (unless a creditor agreed to be subordinated).

Hardening Periods and Fraudulent Transfer

In the event that bankruptcy proceedings are governed by Belgian law, certain business transactions may be declared ineffective against third parties if concluded or performed during a so-called “hardening period.”

In principle, the cessation of payments (which constitutes a condition for filing for bankruptcy) is deemed to have occurred as of the date of the bankruptcy order. The court issuing the bankruptcy order may determine, based on serious and objective indications that the cessation of payments occurred on an earlier date. Such earlier date may not be earlier than six months before the date of the bankruptcy order, except in cases where the bankruptcy order relates to a company that was dissolved more than six months before the date of the bankruptcy order in circumstances suggesting an intent to defraud its creditors, in which case the date of cessation of payments may be determined as being the date of such decision to dissolve the company. The period from the date of cessation of payments up to the declaration of bankruptcy is referred to as the “hardening period” (période suspecte/verdachte periode). The business transactions entered into during the hardening period which may be declared ineffective against third parties include, among others, (i) gratuitous transactions or unbalanced transactions entered into on beneficial terms for the counterparty, (ii) payments for debts which are not due and payments other than in money for debts due, and (iii) security provided for existing debt. The Belgian receiver may request the court to declare payments of the Belgian Guarantor during the hardening period for debts due ineffective against third parties, provided that it can be proven that the creditor concerned was aware of the cessation of payment of the company. Finally, regardless of any declaration by the commercial court of a hardening period, transactions of which it can be demonstrated that they have been entered into with fraudulent prejudice to third creditors may be declared ineffective against third parties.

Limitation on Enforcement

The grant of a guarantee or collateral by a Belgian company for the obligations of another group company must be in the corporate interest of the granting company. If the granting of a guarantee or the creation of a security interest is not in the grantor’s corporate purpose, they could, upon certain conditions, be held null and void. The granting of a guarantee and security interest must comply with the applicable (if any) financial assistance rules. The question of corporate interest is determined on a case-by-case basis and consideration has to be given to any direct and/or indirect benefit that the company would actually derive from the transaction and is particularly relevant for upstream or cross-stream guarantees. It is generally taught by legal scholars that such benefit should be proportionally greater than the risk for the guarantor resulting from the granting and/or enforcement of the guarantee or collateral concerned. The financial support granted by the company should not exceed its financial capabilities. The question whether or not the corporate interest requirement is met is a matter of fact, which must be assessed by the competent body of the company and is ultimately subject to the appreciation of the court. If the corporate interest requirement is not met, the directors of the company may be held liable (i) by the company for negligence in the management of the company and (ii) by third parties in tort. Moreover, the guarantee or collateral could be declared null and void and, under certain circumstances, the creditor that benefits from the guarantee or collateral could be held liable for up to the amount of the guarantee. These rules have been seldom tested under Belgian law. Case law on this issue is limited and protects the creditors of the guarantor. In order to enable Belgian subsidiaries to grant a guarantee and collateral to secure liabilities of a direct or indirect parent or sister company and to limit and/or exclude the risk of violating Belgian rules on corporate interest, it is standard market practice for indentures, credit agreements, guarantees and security documents to contain so-called “limitation language”in relation to subsidiaries incorporated or established in Belgium. Accordingly, the Guarantee by the Belgian Guarantor contains such limitation language and the security and the guarantees of the Belgian Guarantor may be so limited.

Recognition and enforcement

Courts may condition the enforcement of a security interest and/or guarantee upon the evidence that the creditor has a final and undisputed claim triggering the foreclosure of the security interest and/or guarantee. Enforcement of security interests and/or guarantees may be hindered by conflict of law and/or conflict of jurisdiction issues and may not breach any public policy provision and/or mandatory legal provisions. Courts may require a sworn translation in French or Dutch of the English documents which they may review.

Malta

If bankruptcy proceedings are opened in Malta, Maltese law will apply. Under the Companies Act, 1995 (Chap. 386 of the Laws of Malta) (the “Companies Act”), insolvency proceedings may be started once it has been established that the company is unable to pay its debts. The Court will examine carefully if the financial situation of the company justifies its winding up or if there exists a possibility that the company can still operate and consequently pay its debts. The Companies Act provides that in proving to the court that the company is unable to pay its debts, account must be taken of any contingent and prospective liabilities of the company. This may be verified by means of balance sheets and it must be verified that assets of the company concerned are less than its liabilities. Every privilege, hypothec or other charge, or transfer or other disposal of property or rights, and any payment, execution or other act relating to property or rights made or done by or against a company, and any obligation incurred by the company within six months before the dissolution of the company are to be a fraudulent preference against its creditors whether it is of a gratuitous nature or an onerous nature if it constitutes a transaction at an undervalue or if a preference is given, unless the person in whose favour it is made, done or incurred, proves that he did not know and did not have reason to believe that the company was likely to be dissolved by reason of insolvency, and in the event of the company being so dissolved every such fraudulent preference would be deemed void.

Companies which qualify as a shipping organisation in terms of the Merchant Shipping Act (Chap. 234 of the Laws of Malta) (the “Merchant Shipping Act”) are, as a general rule, not governed by the Companies Act, 1995, but by the Merchant Shipping (Shipping Organisations—Private Companies) Regulations 2004 (the “Regulations”) issued under the Merchant Shipping Act which contain provisions substantially analogous to the Companies Act in so far as concerns the dissolution and consequential winding-up, company reconstructions and the company recovery procedure or other insolvency proceedings. For the avoidance of doubt, the provisions of the Companies Act relating to insolvency do not apply insofar as they may be inconsistent with the provisions of the Merchant Shipping Act. Procedurally, once insolvency proceedings have commenced, a company is deemed to be in dissolution. Any transfer of property or shares, and the issue of any warrants (except warrants of prohibitory injunction) that are filed after the company is placed in dissolution are deemed null and void. On appointment of the liquidator, the powers of the officers of the company (particularly those of the director/s) cease and pass into the hands of the liquidator. Criminal proceedings may be taken against any officer of the company who in the twelve months prior to the deemed date of dissolution, had concealed assets or documents or disposed of assets or otherwise acted in a fraudulent manner. In civil proceedings these officers may be found responsible to remunerate the company for any monies due to the company as well as damages. The law also provides for proceedings in case of wrongful trading by directors and fraudulent trading by any officer of the company.

The ranking of claims is established by reference to the Civil Law, Chapter 16 Laws of Malta (The “Civil Code”). Hypothecs or privileges registered during the insolvency of the company are without effect. Ships and other vessels constitute a particular class of moveables whereby they form separate and distinct assets within the estate of their owners for the security of actions and claims to which the vessel is subject. In case of bankruptcy of the owner of a ship, all actions and claims, to which the ship may be subject, shall have preference, on the said ship, over all other debts of the estate. In terms of the Merchant Shipping Act, a ship shall include together with the hull, all equipment, machinery and other appurtenances as accessories belonging to the ship, which are on board or which have been temporarily removed therefrom.

All registered mortgages, any special privileges and all actions and claims to which a vessel may be subject are not affected by the bankruptcy of the mortgagor or shipowner happening after the date on which the mortgage was created or the special privilege, action or claim arose, notwithstanding that the owner at the commencement of the bankruptcy had the ship in his possession, order or disposition, or was the reputed owner thereof, and such mortgage, privilege, action or claim would have preference, on the said vessel, over all other debts, claims or interests of any other creditor of the bankrupt or of any curator, trustee or receiver, acting on behalf of any other creditors. Any judicial sale proceedings instituted by any registered mortgagee or privileged creditor cannot be interrupted or in any way hindered by any curator in bankruptcy, whether voluntary or compulsory, or any liquidator or receiver of the shipowner for any cause other than a cause that could be set up by the owner.

Other Jurisdictions

The laws of the other jurisdictions in which guarantors may be organized may also limit the ability of such guarantors to guarantee indebtedness of a parent company. These limitations arise under various provisions or principles of corporate law which include provisions requiring a subsidiary guarantor to receive adequate corporate benefit from the financing, rules governing preservation of share capital, thin capitalization and fraudulent transfer principles. In certain of these jurisdictions, the guarantees will contain language limiting the amount of indebtedness guaranteed so that the applicable local law restrictions will not be violated. Accordingly, if you were to enforce the guarantees in such jurisdictions, your claims may be limited. Furthermore, although we believe that the guarantees of such guarantors are enforceable (subject to local law restrictions), a third party creditor may challenge these guarantees and prevail in court. We can provide no assurance that the guarantees will be enforceable.

You should not expect Navios Finance to participate in servicing the interest and principal obligations under the notes.

Navios Finance is our wholly-owned subsidiary that was formed solely for the purpose of serving as a co-issuer of the notes. Navios Finance is capitalized only with a minimal amount of common equity and will not receive any proceeds from the issuance of the notes offered hereby. Other than as a co-issuer of the notes, Navios Finance does not have (and is not permitted to have) any assets (other than its equity capital), operations, revenues or debt (other than the notes and other indebtedness permitted to be incurred by the terms of the indenture). As a result, prospective purchasers of the notes offered hereby should not expect Navios Finance to participate in servicing the interest and principal obligations under the notes.

There is currently no market for the exchange notes. We cannot assure you that an active trading market will develop for the exchange notes.

The exchange notes offered hereby are new securities for which there presently is no established market. Although the initial purchasers have informed us that they currently intend to make a market in the exchange notes, the initial purchasers are not obligated to do so and any such market making may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof. Accordingly, we cannot give you any assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for listing of the exchange notes, on any other securities exchange.

Even if a trading market for the exchange notes does develop, you may not be able to sell your notes at a particular time, if at all, or you may not be able to obtain the price you desire for your exchange notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuations in the price of securities. If the exchange notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on many factors, including prevailing interest rates, the market for similar securities, our credit rating, the interest of securities dealers in making a market for the notes, the price of any other securities we issue, our performance, prospects, operating results and financial condition, as well as of other companies in our industry.

The liquidity of, and trading market for the exchange notes also may be adversely affected by general declines in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of our financial performance and prospects.

Your failure to tender outstanding notes in the exchange offer may affect their marketability.

If outstanding notes are tendered for exchange and accepted in the exchange offer, the trading market, if any, for the untendered and tendered but unaccepted outstanding notes will be adversely affected. Your failure to participate in the exchange offer will substantially limit, and may effectively eliminate, opportunities to sell your outstanding notes in the future. We issued the outstanding notes in a private placement exempt from the registration requirements of the Securities Act.

Accordingly, you may not offer, sell or otherwise transfer your outstanding notes except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the securities laws, or in a transaction not subject to the securities laws. If you do not exchange your outstanding notes for exchange notes in the exchange offer, or if you do not properly tender your outstanding notes in the exchange offer, your outstanding notes will continue to be subject to these transfer restrictions after the completion of the exchange offer. In addition, after the completion of the exchange offer, you will no longer be able to obligate us to register the outstanding notes under the Securities Act.

Risks Associated with the Shipping Industry and Our Drybulk Operations

Our international activities increase the compliance risks associated with economic and trade sanctions imposed by the United States, the European Union and other jurisdictions.

Our international operations could expose us to trade and economic sanctions or other restrictions imposed by the United States or other governments or organizations, including the United Nations, the European Union and its member countries. Under economic and trading sanctions laws, governments may seek to impose modifications to business practices, and modifications to compliance programs, which may increase compliance costs, and may subject us to fines, penalties and other sanctions.

Recently, the scope of sanctions imposed against the government of Iran and persons engaging in certain activities or doing certain business with and relating to Iran has been expanded by a number of jurisdictions, including the United States, the European Union and Canada. Not only has the United States enacted new legislation which imposed new sanctions that specifically restrict shipping refined petroleum into Iran, but also the European Union has implemented new restrictive measures which prohibit the purchase, transport or insurance of Iranian oil or petroleum products (the tankers of our affiliate, Navios Maritime Acquisition Corporation have in the past, but do not currently call on ports in Iran). There has also been an increased focus on economic and trade sanctions enforcement that has led recently to a significant number of penalties being imposed against shipping companies.

We are monitoring developments in the United States, the European Union and other jurisdictions that maintain sanctions programs, including developments in implementation and enforcement of such sanctions programs. Expansion of sanctions programs, embargoes and other restrictions in the future (including additional designations of countries subject to sanctions), or modifications in how existing sanctions are interpreted or enforced, could prevent the tankers of our affiliate from calling on ports in sanctioned countries or could limit their cargoes. If any of the risks described above materialize, it could have a material adverse impact on our business and results of operations.

We depend upon significant customers for part of our revenues. The loss of one or more of these customers or a decline in the financial capability of our customers could materially adversely affect our financial performance.

We have derived a significant part of our revenue from a small number of charterers. During the fiscal year ended December 31, 2011 and the three-month period ended March 31, 2012, we derived approximately 20% and 27%, respectively, of our gross revenues from four charterers.

If one or more of our customers is unable to perform under one or more charters with us and we are not able to find a replacement charter, or if a customer exercises certain rights to terminate the charter, or if a customer is unable to make its charter payments in whole or in part, we could suffer a loss of revenues that could materially adversely affect our business, financial condition and results of operations. We currently have nine vessels with charter party defaults.

We could lose a customer or the benefits of a time charter if, among other things:

•	the customer fails to make charter payments because of its financial inability, disagreements with us or otherwise, which risk is increasing due to the current economic environment;

•

the customer terminates the charter because we fail to deliver the vessel within a fixed period of time, the vessel is lost or damaged beyond repair, there are serious deficiencies in the vessel or prolonged periods of off-hire, default under the charter; or

•	the customer terminates the charter because the vessel has been subject to seizure for more than a specified number of days.

Furthermore, a number of our charters are at above market rates so any loss of such charter may require us to recharter the vessel at significantly lower rates and our charterers from time to time have been seeking to renegotiate their charter rates with us.

Our business is highly cyclical and our charter contracts may come up for renewal during downturns in the market. We are subject to certain credit risks with respect to our counterparties on contracts, and the failure of such counterparties to meet their obligations could cause us to suffer losses on such contracts and thereby decrease revenues.

The shipping business, including the dry cargo market, is highly cyclical experiencing severe fluctuations in charter rates and profitability. For example, during the period from January 4, 2010 to December 31, 2011, the Baltic Exchange’s Panamax time charter average daily rates experienced a low of $10,372 and a high of $37,099. Additionally, during the period from January 4, 2010 to December 31, 2011, the Baltic Exchange’s Capesize time charter average daily rates experienced a low of $4,567 and a high of $59,324 and the Baltic Exchange Dry Index experienced a low of 1,043 points and a high of 4,209 points. Recent adverse economic, political, social or other developments have decreased demand and prospects for growth in the shipping industry and thereby could reduce revenue significantly. Continuous declines in demand for commodities transported in drybulk carriers or an increase in supply of drybulk vessels could cause a further decline in charter rates, which could materially adversely affect our results of operations and financial condition.

We charter-out our vessels to other parties who pay us a daily rate of hire. We also enter into CoAs pursuant to which we agree to carry cargoes, typically for industrial customers, who export or import drybulk cargoes. We also enter into spot market voyage contracts, where we are paid a rate per ton to carry a specified cargo on a specified route. These contracts and arrangements subject us to counterparty credit risks at various levels. If the counterparties fail to meet their obligations, we could suffer losses on such contracts which could materially adversely affect our financial condition and results of operations. In addition, if a charterer defaults on a time charter, we may only be able to enter into new contracts at lower rates, particularly if our business is in a cyclical downturn. As described under “Summary—Our Fleet”, we currently have nine vessels with charter party defaults and it is possible other charterers may default in the future. It is also possible that we would be unable to secure a charter at all to replace defaulted or terminated charters. If we re-charter the vessel at lower rates or not at all or if we cannot recover our losses under any insurance policy we maintain for any reason, or if we cannot obtain insurance in the future, our financial condition and results of operations could, particularly if our business is in a cyclical downturn, be materially adversely affected.

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement entered into in connection with the issuance of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes and have agreed to pay the expenses of the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange outstanding notes in like principal amount. The form and terms of the exchange notes are identical to the form and terms of the outstanding notes, except as otherwise described herein under “The Exchange Offer—Terms of the Exchange Offer.”

The net proceeds from the offering of the outstanding notes was approximately $85.0 million, net of expenses. We applied these proceeds to repay indebtedness (1) with respect to our $66.5 million DNB Facility, which bears interest at a rate of Libor plus 225 basis points and matures in 2015 and (2) with respect to our $120.0 Dekabank Facility, which bears interest at a rate of Libor plus 190 basis points and matures in 2019. This indebtedness relates to two vessels which became part of the Collateral. See “Capitalization.”

The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding indebtedness.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2012, on a historical basis and on an as adjusted basis after giving effect to the issuance of the $88.0 million 8 7/8% First Priority Ship Mortgage Notes due 2017 and the use of proceeds thereof. Since March 31, 2012, we have (i) repaid long term indebtedness of $10.4 million; (ii) drawn down $15.0 million under the DVB Bank SE loan facility and repaid the outstanding amount of the Cyprus Popular Bank loan facility of $17.4 million; and (iii) sold the Navios Buena Ventura to Navios Partners for a cash consideration of $67.5 million and repaid the $26.8 million outstanding indebtedness associated with the vessel. These transactions are not reflected in the table below. The information in this table should be read in conjunction with “Use of Proceeds” and our consolidated financial statements and related notes thereto and the other information included in or incorporated by reference into this prospectus, including the sections entitled “Operating and Financial Review and Prospects” which are incorporated by reference herein from our 2011 Form 20-F and our Q1 2012 6-K.

	As of March 31, 2012
	Historical	As Adjusted
	(In thousands of U.S. dollars)
Existing long-term indebtedness (including current portion)
Senior secured credit facilities(1)	487,000	398,450
8.875% First Priority Ship Mortgage Notes due 2017	395,682	395,682
8.125% senior notes due 2019	350,000	350,000
Unsecured bond	20,000	20,000
Additional 8.875% First Priority Ship Mortgage Notes due 2017	—	88,000

Total Company and guarantor subsidiaries	1,252,682	1,252,132
Navios Logistics indebtedness	200,649	200,649

Total non-guarantor subsidiaries	200,649	200,649

Total long-term debt	1,453,331	1,452,781

Total Navios Holdings stockholders’ equity	1,057,057	1,057,057

Total capitalization	2,510,388	2,509,838

(1)

The “as adjusted column” reflects $3.6 million paid from the Company’s cash, of which $3.0 million related to the payment of offering expenses and the remaining amount related to payment of debt as discussed in “Use of Proceeds.”

THE EXCHANGE OFFER

Purpose of the Exchange Offer

We issued $88,000,000 of outstanding notes that are subject to this exchange offer on July 10, 2012 in transactions exempt from registration under the Securities Act. In connection with the issuance and sale, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. All references to the “notes” in this section “The Exchange Offer” does not include the aggregate principal amount of $400,000,000 notes issued in November 2009. In the registration rights agreement we agreed to, among other things

•

file with the SEC a registration statement on an appropriate form under the Securities Act (the “Exchange Offer Registration Statement”) not later than 30 days after the original issuance of the outstanding notes;

•

use our commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC not later than 90 days (150 days if the registration statement is subject to SEC review) after the original issuance of the outstanding notes;

•	use our commercially reasonable efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer;

•

keep the Exchange Offer open for acceptance for a period of not less than 20 business days; and use our commercially reasonable efforts to cause the Exchange Offer to be consummated not later than 120 days (180 days if the registration statement is subject to SEC review) after original issuance of the outstanding notes.

If:

•

we are not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC;

•

for any other reason the Exchange Offer Registration Statement is not declared effective on or prior to the 90th day (150th day if the registration statement is subject to SEC review) after the original issuance of the outstanding notes, or the Exchange Offer is not consummated on or prior to the 120th day (180th day if the registration statement is subject to SEC review) after the original issuance of the outstanding notes (unless the Exchange Offer is subsequently consummated);

•	any initial purchaser that holds notes so requests;

•	or any holder of notes is not permitted to participate in the Exchange Offer or does not receive fully tradeable Exchange Notes pursuant to the Exchange Offer;

we agree to file with the SEC a shelf registration statement (the “Shelf Registration Statement”) to cover resale of the Registrable Securities (as defined in the Registration Rights Agreement) by the holders thereof. We will use our commercially reasonable efforts to cause the applicable registration statement to be declared effective within the time periods specified in the Registration Rights Agreement. We will use our commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the first anniversary of the effective date of the Shelf Registration Statement or such shorter period that will terminate when all the registrable securities covered by the Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding.

If (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 30th day after the issue date of the notes, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 90th day (150th day if the registration statement is subject to SEC review) after the issue date of the notes, or (iii) the Exchange Offer is not consummated on or prior to the 120th day (180th day if the registration statement is subject to SEC review) after the issue date of the notes or the (iv) Shelf Registration Statement is not declared effective within the time periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a “Registration Default”), the rate of interest on the notes shall be increased by 0.25% per annum of the principal amount of the notes offered hereby, and will further increase by an additional 0.25% per annum of the principal amount of the notes for each subsequent 90-day period (or portion thereof) while a Registration Default is continuing up to a maximum of 1.0% per annum. Following the cure of all Registration Defaults, the accrual of Additional Interest with respect to Registration Defaults will cease.

If the Shelf Registration Statement is not usable for any reason for more than 45 days in any consecutive 12-month period then, beginning on the 45th day that the Shelf Registration Statement ceases to be usable, subject to certain limited exceptions, the rate of interest on the notes shall be increased by 0.25% per annum of the principal amount of the notes, and will further increase by an additional 0.25% per annum of the principal amount of the notes for each subsequent 90-day period (or portion thereof), up to a maximum amount of 1.0% per annum. Upon the Shelf Registration Statement once again becoming usable, the accrual of such Additional Interest will cease.

Once the exchange offer is complete, we will have no further obligation to register any of the outstanding notes not tendered to us in the exchange offer. See “Risk Factors—Risks Relating to Our Indebtedness and the Exchange Notes—Your Failure to Tender Outstanding Notes in the Exchange Offer May Affect Their Marketability.”

Effect of the Exchange Offer

Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders of such notes, other than by any holder that is a broker-dealer who acquired outstanding notes for its own account as a result of market-making or other trading activities or by any holder which is an “affiliate” of us within the meaning of Rule 405 under the Securities Act. The exchange notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the holder is acquiring the exchange notes in the ordinary course of its business;

•	the holder is not engaging in and does not intend to engage in a distribution of the exchange notes;

•	the holder does not have any arrangement or understanding with any person to participate in the exchange offer for the purpose of distributing the exchange notes; and

•	the holder is not an “affiliate” of ours or any of the guarantors of the exchange notes, within the meaning of Rule 405 under the Securities Act.

However, the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in these other circumstances.

Each holder must furnish a written representation, at our request, that:

•	it is not an affiliate of us or, if an affiliate, that it will comply with registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•

it is not engaged in, and does not intend to engage in, a distribution of the notes issued in the exchange offer and has no arrangement or understanding to participate in a distribution of notes issued in the exchange offer; and

•	it is acquiring the exchange notes in the ordinary course of its business.

Each holder who cannot make such representations:

•	will not be able to rely on the interpretations of the staff of the SEC in the above-mentioned interpretive letters;

•	will not be permitted or entitled to tender outstanding notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of outstanding notes, unless the sale is made under an exemption from such requirements.

In addition, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver this prospectus in connection with any resale of such notes issued in the exchange offer. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

In addition, to comply with state securities laws of certain jurisdictions, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We have not agreed to register or qualify the exchange notes for offer or sale under state securities laws.

Terms of the Exchange Offer

Upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all outstanding notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue U.S.$1,000 principal amount of exchange notes in exchange for each U.S.$1,000 principal amount of outstanding notes accepted in the exchange offer. You may tender some or all of your outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in a minimum principal amount of U.S. $2,000 and in integral multiples of U.S. $1,000 in excess thereof.

The exchange notes will be substantially identical to the outstanding notes, except that:

•	the offering of the exchange notes has been registered under the Securities Act;

•	the exchange notes will not be subject to transfer restrictions; and

•	the exchange notes will be issued free of any covenants regarding registration rights and free of any provision for additional interest.

The exchange notes will evidence the same debt as the outstanding notes and will be issued under and be entitled to the benefits of the same indenture under which the outstanding notes were issued. The outstanding notes and the exchange notes will be treated as a single series of debt securities under the indenture. For a description of the terms of the indenture and the exchange notes, see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. As of the date of this prospectus, we have an aggregate of U.S. $88,000,000 principal amount of outstanding notes (not including the aggregate principal amount of $400,000,000 notes issued in November 2009).

We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Securities Exchange Act and the rules and regulations of the SEC. Holders of outstanding notes do not have any appraisal or dissenters’ rights under law or under the indenture in connection with the exchange offer. Outstanding notes that are not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under the registration rights agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein).

We will be deemed to have accepted for exchange validly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving the exchange notes from us and delivering the exchange notes to the tendering holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “—Conditions.” All outstanding notes accepted for exchange will be exchanged for exchange notes promptly following the expiration date. If we decide for any reason to delay for any period our acceptance of any outstanding notes for exchange, we will extend the expiration date for the same period.

If we do not accept for exchange any tendered outstanding notes because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, such unaccepted outstanding notes will be returned, without expense, to the holder tendering them or the appropriate book-entry will be made, in each case, as promptly as practicable after the expiration date.

We are not making, nor is our Board of Directors making, any recommendation to you as to whether to tender or refrain from tendering all or any portion of your outstanding notes in the exchange offer. No one has been authorized to make any such recommendation. You must make your own decision whether to tender in the exchange offer and, if you decide to do so, you must also make your own decision as to the aggregate amount of outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisers, if any, based on your own financial position and requirements.

Expiration Date; Extensions; Amendments

The term “expiration date” means 5:00 p.m., New York City time, on                     , 2012 unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.

If we determine to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day immediately following the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes;

•

to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under “—Conditions” have not been satisfied by the expiration date; or

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of the amendment.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

During any extension of the exchange offer, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or earlier termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes

Any outstanding notes not tendered or accepted for exchange will continue to accrue interest at the rate of 8 7/8% per annum in accordance with their terms. The exchange notes will accrue interest at the rate of 8  7/8% per annum from the date of the last periodic payment of interest on the outstanding notes or, if no interest has been paid, from the date of original issuance of the outstanding notes. Interest on the exchange notes and any outstanding notes not tendered or accepted for exchange will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 2012.

Procedures for Tendering

Only a registered holder of outstanding notes may tender those notes in the exchange offer. To tender in the exchange offer, a holder must properly complete, sign and date the letter of transmittal, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal, together with all other documents required by the letter of transmittal, to the exchange agent at one of the addresses set forth below under “—Exchange Agent,” before 5:00 p.m., New York City time, on the expiration date. In addition, either:

•

the exchange agent must receive, before the expiration date, a timely confirmation of a book-entry transfer of the tendered outstanding notes into the exchange agent’s account at The Depository Trust Company (“DTC”), or the depositary, according to the procedure for book-entry transfer described below; or

•	the holder must comply with the guaranteed delivery procedures described below.

A tender of outstanding notes by a holder that is not withdrawn prior to the expiration date will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of letters of transmittal and all other required documents to the exchange agent, including delivery through DTC, is at the holder’s election and risk. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. If delivery is by mail, we recommend that holders use certified or registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or other required documents to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender those notes should contact the registered holder promptly and instruct it to tender on the beneficial owner’s behalf.

We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes, and our determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of us or our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such time as we shall determine. Although we intend to notify holders of any defects or irregularities with respect to tenders of outstanding notes for exchange, neither we nor the exchange agent nor any other person shall be under any duty to give such notification, nor shall any of them incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until all defects or irregularities have been cured or waived. Any outstanding notes delivered by book-entry transfer within DTC, will be credited to the account maintained within DTC by the participant in DTC which delivered such outstanding notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion (a) to purchase or make offers for any outstanding notes that remain outstanding after the expiration date, (b) as set forth below under “—Conditions,” to terminate the exchange offer and (c) to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

By signing, or otherwise becoming bound by, the letter of transmittal, each tendering holder of outstanding notes (other than certain specified holders) will represent to us that:

•	it is acquiring the exchange notes in the exchange offer in the ordinary course of its business;

•	it is not engaging in and does not intend to engage in a distribution of the exchange notes;

•

it is not participating, does not intend to participate, and has no arrangements or understandings with any person to participate in the exchange offer for the purpose of distributing the exchange notes; and

•

it is not an “affiliate” of ours or any of the guarantors of the exchange notes, within the meaning of Rule 405 under the Securities Act, or, if it is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the tendering holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it may be deemed to be an “underwriter” within the meaning of the Securities Act. Any such holder will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale or transfer of these exchange notes. However, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Book-Entry Transfer

The exchange agent will establish a new account or utilize an existing account with respect to the outstanding notes at DTC promptly after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of outstanding notes by causing DTC to transfer these outstanding notes into the exchange agent’s account in accordance with DTC’s procedures for transfer. However, the exchange for the outstanding notes so tendered will only be made after timely confirmation of this book-entry transfer of outstanding notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from a participant in DTC tendering outstanding notes that are the subject of the book-entry confirmation stating (1) the aggregate principal amount of outstanding notes that have been tendered by such participant, (2) that such participant has received and agrees to be bound by the terms of the letter of transmittal and (3) that we may enforce such agreement against the participant.

Although delivery of outstanding notes must be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal, properly completely and validly executed, with any required signature guarantees, or an agent’s message in lieu of the letter of transmittal, and any other required documents, must be delivered to and received by the exchange agent at one of its addresses listed below under “—Exchange Agent,” before 5:00 p.m., New York City time, on the expiration date, or the guaranteed delivery procedure described below must be complied with.

Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

All references in this prospectus to deposit or delivery of outstanding notes shall be deemed to also refer to DTC’s book-entry delivery method.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding notes and (1) who cannot deliver a confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or (2) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

•	the tender is made through an eligible institution;

•

before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, listing the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange, Inc. trading days after the expiration date, a duly executed letter of transmittal together with a confirmation of book-entry transfer of such outstanding notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by such eligible institution with the exchange agent; and

•

the properly completed and executed letter of transmittal and a confirmation of book-entry transfer of all tendered outstanding notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at one of its addresses set forth below under “—Exchange Agent.” Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered and include any required signature guarantees; and

•	specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

We will determine, in our sole discretion, all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal, and our determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Any outstanding notes that are tendered for exchange through the facilities of DTC but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Conditions

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus prior to the expiration date, if:

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the SEC staff;

•	the outstanding notes are not tendered in accordance with the exchange offer;

•

you do not represent that you are acquiring the exchange notes in the ordinary course, that you are not engaging in and do not intend to engage in a distribution of the exchange notes, of your business and that you have no arrangement or understanding with any person to participate in a distribution of the exchange notes and you do not make any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render available the use of an appropriate form for registration of the exchange notes under the Securities Act; or

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions or may be waived by us, in whole or in part, at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of the right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

If we determine in our reasonable judgment that any of the conditions are not satisfied, we may:

•

refuse to accept and return to the tendering holder any outstanding notes or credit any tendered outstanding notes to the account maintained within DTC by the participant in DTC which delivered the outstanding notes; or

•

extend the exchange offer and retain all outstanding notes tendered before the expiration date, subject to the rights of holders to withdraw the tenders of outstanding notes (see “—Withdrawal of Tenders” above); or

•

waive the unsatisfied conditions with respect to the exchange offer prior to the expiration date and accept all properly tendered outstanding notes that have not been withdrawn or otherwise amend the terms of the exchange offer in any respect as provided under “—Expiration Date; Extensions; Amendments.” If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer as required in our judgment by law, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such extended period.

In addition, we will not accept for exchange any outstanding notes tendered, and we will not issue exchange notes in exchange for any of the outstanding notes, if at that time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All signed letters of transmittal and other documents required for a valid tender of your outstanding notes should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:

WELLS FARGO BANK, N.A.	WELLS FARGO BANK, N.A.
Corporate Trust Operations	Corporate Trust Operations
MAC N9303-121	MAC N9303-121
PO Box 1517	Sixth & Marquette Avenue
Minneapolis, MN 55480	Minneapolis, MN 55479

In Person by Hand Only:	By Facsimile:

WELLS FARGO BANK, N.A.	(For Eligible Institutions only):
12th Floor—Northstar East Building	fax. (612) 667-6282
Corporate Trust Operations	Attn. Bondholder Communications
608 Second Avenue South
Minneapolis, MN 55479

For Information or Confirmation by
Telephone: (800) 344-5128, Option 0
Attn. Bondholder Communications

Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by our officers and employees.

We will pay the expenses to be incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and the trustee, accounting and legal fees, printing costs, and related fees and expenses.

Transfer Taxes

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange offer. If, however, exchange notes issued in the exchange offer, or outstanding notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes for exchange notes in connection with the exchange offer, then the holder must pay any applicable transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying values as the outstanding notes on the date of the exchange. Accordingly, we will recognize no gain or loss, for accounting purposes, as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the exchange notes.

Consequences of Failure to Exchange

Holders of outstanding notes who do not exchange their outstanding notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the outstanding notes as set forth in the legend printed thereon as a consequence of the issuance of the outstanding notes pursuant to an exemption from the Securities Act and applicable state securities laws. Outstanding notes not exchanged pursuant to the exchange offer will continue to accrue interest at 8 7/8% per annum, and the outstanding notes will otherwise remain outstanding in accordance with their terms.

In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Upon completion of the exchange offer, holders of outstanding notes will not be entitled to any rights to have the resale of outstanding notes registered under the Securities Act, and we currently do not intend to register under the Securities Act the resale of any outstanding notes that remain outstanding after completion of the exchange offer.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the term “Company” refers only to Navios Maritime Holdings Inc. and not to any of its subsidiaries or affiliates and the term “Navios Finance,” or “Co-Issuer” refers only to Navios Maritime Finance (US) Inc. and not to any of its subsidiaries or affiliates. References herein to the “Co-Issuers” are to the Company and Navios Finance as joint and several co-issuers of the notes.

The 8 7/8% First Priority Ship Mortgage Notes due 2017 that were issued on November 2, 2009 and July 10, 2012 (collectively, the “outstanding notes”) were issued and the exchange notes will be issued under an indenture dated November 2, 2009, among the Co-Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee and as collateral agent (collectively, the “trustee”). The terms of the notes include those stated in the indenture and following the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), when the notes are registered under the Securities Act, those made part of the indenture by reference to the Trust Indenture Act. As used in this “Description of Notes,” except as otherwise specified or the context otherwise requires, the term “notes” means the exchange notes offered hereby and the outstanding notes, which includes $400.0 million of 8 7/8% First Priority Ship Mortgage Notes due 2017 issued on November 2, 2009 under the same indenture.

The notes offered hereby and the outstanding notes:

•	will be pari passu in right of payment;

•	will be secured equally and ratably;

•	will vote together on any matter submitted to holders for a vote, including waivers and amendments; and

•

will otherwise have the same terms and ranking, and will be treated as a single class for all purposes under the indenture (including, without limitation, waivers, amendments, redemptions and other offers to purchase).

Following the consummation of the exchange offer for the notes offered hereby, it is expected that the notes offered hereby exchanged in the exchange offer and the Existing Notes will have the same CUSIP number, as the Existing Notes are now unrestricted.

Navios Finance is a Delaware corporation and a Wholly-Owned Restricted Subsidiary of the Company. Navios Finance was formed solely for the purpose of serving as the Co-Issuer of the notes. Navios Finance co-issued the notes as an accommodation to the Company, and received no remuneration for so acting. Navios Finance is capitalized only with a minimal amount of common equity. Other than as the Co-Issuer of the notes, Navios Finance does not have (and is not permitted to have) any assets (other than its equity capital), operations, revenues or debt (other than the notes and other indebtedness permitted to be incurred by the terms of the indenture). As a result, prospective purchasers of the notes offered hereby should not expect Navios Finance to participate in servicing the interest and principal obligations on the notes.

The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of these notes. A copy of the indenture and the registration rights agreement are available as set forth below under “—Where You Can Find More Information.”

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture

Brief Description of the Notes and the Guarantees

The notes are:

•	general joint and several senior obligations of the Co-Issuers;

•	effectively senior to all existing and future obligations of the Co-Issuers to the extent of the value of Collateral owned by the Co-Issuers and securing the notes;

•	senior in right of payment to all existing and future obligations of the Co-Issuers that are, by their terms, expressly subordinated in right of payment to the notes; and

•

effectively junior to any existing and future obligations of the Co-Issuers that are secured by assets other than Collateral owned by the Co-Issuers to the extent of the value of any such assets securing such other obligations.

The notes are guaranteed by all existing Restricted Subsidiaries of the Company (other than Navios Finance) and by future Wholly Owned Restricted Subsidiaries of the Co-Issuers (other than by any Securitization Subsidiary) as described below under “—Certain Covenants—Subsidiary Guarantees.”

Each Guarantee is:

•	a general senior obligation of the applicable Guarantor;

•	effectively senior to all existing and future obligations of a Mortgaged Vessel Guarantor to the extent of the value of any Collateral securing the Guarantee of such Guarantor;

•	senior in right of payment to all existing and future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee; and

•

effectively junior to (1) any and all existing and future secured obligations of all Guarantors that do not own Mortgaged Vessels and (2) any and all existing and future secured obligations of Mortgaged Vessel Guarantors that are secured by assets other than the Collateral to the extent of the value of any such assets securing such other obligations.

The Co-Issuers and the Guarantors are permitted to incur additional Indebtedness, including secured Indebtedness, subject to the limitations described below under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” As of March 31, 2012, on an as adjusted basis, after giving effect to the July Offering and the use of proceeds thereof, the Co-Issuers and the Guarantors would have had approximately $1,252.1 million of indebtedness outstanding, including $398.5 million of secured indebtedness (other than the outstanding notes), which would have been effectively senior to the notes, and the non-guarantor Subsidiaries would have had approximately $200.6 million of indebtedness outstanding, which would have been structurally senior to the notes. Our non-guarantor subsidiaries accounted for approximately $280.6 million, or 41%, of total revenue, approximately $754.0 million, or 26%, of our total assets, and approximately $362.9 million, or 21%, of our total liabilities, in each case for the year ended and as of December 31, 2011. Our non-guarantor subsidiaries accounted for approximately $52.9 million, or 35%, of total revenue, approximately $752.4 million, or 26%, of our total assets, and approximately $360.0 million, or 20%, of our total liabilities, in each case for the three months ended and as of March 31, 2012.

As of the date of this prospectus, all of Company’s Subsidiaries (including Navios Finance) are “Restricted Subsidiaries,” with the exception of Navios South American Logistics Inc. and its subsidiaries and Navios GP L.L.C., which are “Unrestricted Subsidiaries.” The Unrestricted Subsidiaries accounted for approximately $280.6 million, or 41%, of the Company and its Subsidiaries consolidated total revenue, and approximately $754.0 million or 26% of the Company and its Subsidiaries’ consolidated total assets and $231.7 million or 16% of total long term debt, in each case for the year ended and as of December 31, 2011. The Unrestricted Subsidiaries accounted for approximately $52.9 million, or 35%, of the Company and its Subsidiaries consolidated total revenue, approximately $752.4 million, or 26%, of the Company and its Subsidiaries’ consolidated total assets, and $200.6 million, or 14%, of total long-term debt, in each case for the quarter ended and as of March 31, 2012. Under the circumstances described below under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Company is permitted to designate additional Subsidiaries (other than Navios Finance) as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not Guarantors and are not subject to the restrictive covenants in the indenture, but transactions between the Company and/or any of its Restricted Subsidiaries, on the one hand, and any of the Unrestricted Subsidiaries, on the other hand, will be subject to certain restrictive covenants. Navios Partners and Navios Acquisition are not Subsidiaries of the Company (because the Company does not own the majority of their outstanding equity) and accordingly did not guarantee the notes. In the event these entities became Subsidiaries of the Company in the future, the Company will be entitled to designate them as Unrestricted Subsidiaries and as a consequence they would not become Guarantors. See “—Certain Covenants—Restricted Payments”.

The Company’s Unrestricted Subsidiaries and any Securitization Subsidiary will not guarantee the notes. The notes are structurally subordinated to the Indebtedness and other obligations (including trade payables) of the Company’s Unrestricted Subsidiaries and non-Guarantor Restricted Subsidiaries. The guarantees of the notes may be released under certain circumstances. See “—Certain Covenants—Subsidiary Guarantees.”

Principal, Maturity and Interest

The indenture provides that the Co-Issuers may issue additional notes from time to time after the offering (in addition to the outstanding notes). Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens”; provided that, on each date of issuance of additional notes, if any, and as a condition precedent to such issuance, the Company shall cause to be secured by the Lien of the Indenture and the Security Documents (subject only to Permitted Liens) (i) one or more Qualified Vessels (together with any Related Assets) that will become Mortgaged Vessels on the date of incurrence of such additional notes, (ii) cash and/or (iii) any combination of clauses (i) and (ii), such that on each such date of issuance of additional notes the requirements of clause (15) of the definition of “Permitted Liens” shall be satisfied. The Existing Notes, the notes offered hereby and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Co-Issuers will issue the notes offered hereby in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on November 1, 2017.

Interest on the notes will accrue at the rate of 8 7/8% per annum and will be payable semiannually in arrears on each May 1 and November 1, commencing on November 1, 2012. Interest on overdue principal and interest and Additional Interest, if any, will accrue at the then applicable interest rate on the notes. The Co-Issuers will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

Interest on the notes will accrue from May 1, 2012. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Amounts

All payments made by the Co-Issuers under or with respect to the notes or by a Guarantor under or with respect to its Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which a Co-Issuer or any Guarantor is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless such Co-Issuer or Guarantor is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof. If a Co-Issuer or any Guarantor is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction, from any payment made under or with respect to the notes or the Guarantee of such Guarantor, the Co-Issuers or the relevant Guarantor, as applicable, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of notes (including Additional Amounts) after such withholding or deduction will equal the amount the holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any Tax:

(1) that would not have been imposed, payable or due but for the existence of any present or former connection between the holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of the notes or enforcement of rights under such note or under a Guarantee or the receipt of payments in respect of such note or a Guarantee;

(2) that would not have been imposed, payable or due but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice; provided, however, that the Co-Issuers have delivered a request to the holder to comply with such requirements at least 30 days prior to the date by which such compliance is required;

(3) that would not have been imposed, payable or due if the presentation of notes (where presentation is required) for payment has occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later;

(4) subject to the last paragraph of this section, that is an estate, inheritance, gift, sales, excise, transfer or personal property tax, assessment or charge; or

(5) as a result of a combination of the foregoing.

In addition, Additional Amounts will not be payable if the beneficial owner of, or person ultimately entitled to obtain an interest in, such notes had been the holder of the notes and such beneficial owner would not be entitled to the payment of Additional Amounts by reason of clause (1), (2), (3), (4) or (5) above. In addition, Additional Amounts will not be payable with respect to any Tax which is payable otherwise than by withholding from any payment under or in respect of the notes or any Guarantee.

Whenever in the indenture or in this “Description of Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the notes or of principal, interest or of any other amount payable under or with respect to any of the notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect to thereof.

Upon request, the Co-Issuers will provide the trustee with documentation satisfactory to the trustee evidencing the payment of Additional Amounts.

The Co-Issuers and the Guarantors will pay any present or future stamp, court or documentary taxes, or any similar taxes, charges or levies which arise in any Relevant Taxing Jurisdiction from the execution, delivery or registration of the notes or any other document or instrument referred to therein, or the receipt of any payments with respect to or enforcement of, the notes or any Guarantee.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the Co-Issuers, the Co-Issuers will pay all principal, interest and premium and Additional Interest, if any, on that holder’s notes in accordance with those instructions so long as such holder holds at least $100,000 aggregate principal amount of notes. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the United States unless the Co-Issuers elect to make interest payments by check mailed to the holders of notes at their respective addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee acts as paying agent and registrar. The Co-Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar other than in connection with the discharge or defeasance provisions of the indenture.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Co-Issuers are not required to transfer or exchange any note selected for redemption. Also, the Co-Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Guarantees

The Guarantors have jointly and severally, fully and unconditionally, guaranteed the Co-Issuers’ Obligations under the notes. The Obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law.

Security

General

Pursuant to the Security Documents, (i) the Co-Issuers and the Mortgaged Vessel Guarantors have assigned and pledged or will assign and pledge, as applicable, to the trustee on a first-priority basis, subject only to Permitted Liens, for its benefit and the benefit of the holders of the notes, each of the following assets owned or acquired from time to time by a Co-Issuer or any Mortgaged Vessel Guarantor: (a) all cash, securities and other property held by the trustee as Trust Monies from time to time and (b) all proceeds of any of the foregoing and (ii) the Co-Issuers and each Mortgaged Vessel Guarantor have assigned, pledged and/or mortgaged or will assign, pledge and/or mortgage to the trustee on a first-priority basis, subject only to Permitted Liens, for its benefit and the benefit of the holders of the notes, each of the following assets owned by a Co-Issuer or such Mortgaged Vessel Guarantor on the issue date of the notes or acquired by a Co-Issuer or such Mortgaged Vessel Guarantor thereafter: (a) the Mortgaged Vessel owned by such Co-Issuer or Mortgaged Vessel Guarantor; (b) such Co-Issuer and Mortgaged Vessel Guarantor’s right, title and interest in any Charters related to such Mortgaged Vessel, including the right to receive, following the occurrence of an Event of Default, all monies that become due thereunder or in respect of each such Mortgaged Vessel and all claims for damages arising under any such Charter or relating to each such Mortgaged Vessel; (c) the earnings arising from freights, hires and other earnings from the operation and use of or relating to each such Mortgaged Vessel, including the right to receive, following the occurrence of an Event of Default, such freights, hires and earnings; (d) all policies and contracts of insurance in effect from time to time in respect of each such Mortgaged Vessel; and (e) all proceeds of any of the foregoing.

Each Mortgaged Vessel is mortgaged pursuant to a Ship Mortgage issued by a Co-Issuer or the applicable Mortgaged Vessel Guarantor in favor of the trustee. The freights, hires and other earnings relating to each Mortgaged Vessel, as well as all rights with respect to any Charters of Mortgaged Vessels in effect on the issue date of the notes or entered into after the issue date of the notes are assigned or will be assigned pursuant to an Assignment of Freights and Hires between the Company or the applicable Mortgaged Vessel Guarantor and the trustee. The insurance policies and insurance contracts relating to each Mortgaged Vessel are assigned or will be assigned pursuant to an Assignment of Insurance between the Company or the applicable Mortgaged Vessel Guarantor and the trustee. All cash, securities and other property held by the trustee as Trust Monies are pledged or will be pledged pursuant to the indenture. If an Event of Default occurs under the indenture, the trustee, on behalf of the holders of the notes, in addition to any rights or remedies available to it under the indenture, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings. The proceeds received by the trustee from any foreclosure will be applied by the trustee first to pay the expenses of such foreclosure and fees and other amounts then payable to the trustee under the indenture, and thereafter to pay the principal of, premium, if any, and interest on the notes.

Following the closing of the exchange offer described under “Exchange Offer; Registration Rights,” Section 314(d) of the TIA, relating to the release of property, and to the substitution therefor of any property to be pledged as Collateral for the notes shall apply to the indenture. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Co-Issuers except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the trustee.

Possession, Use and Release of Collateral

Unless an Event of Default shall have occurred and be continuing, the Co-Issuers or the applicable Mortgaged Vessel Guarantor will have the right to remain in possession and retain exclusive control of the Collateral securing the notes or the Guarantee of such Guarantor (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the trustee and other than as set forth in the Security Documents), to freely operate the Collateral, to alter or repair the Collateral in the ordinary course, and to collect, invest and dispose of any income thereon.

Release of Collateral. The Co-Issuers and each Mortgaged Vessel Guarantor will have the right to sell, exchange or otherwise dispose of any of the Collateral owned by it (other than Trust Monies, which are subject to release from the Lien of the indenture and the Security Documents as provided under “—Use of Trust Monies” below), upon compliance with the requirements and conditions of the provisions described below, and the trustee shall release the same from the Lien of the indenture or the Security Documents, as the case may be, upon receipt by the trustee of a notice requesting such release and describing the property to be so released, together with delivery of the following, among other matters:

(a) If the property to be released has a Fair Market Value equal to or greater than $10.0 million, a resolution of the Board of Directors of the Co-Issuers or the relevant Mortgaged Vessel Guarantor, as the case may be, requesting such release and authorizing an application to the trustee therefor;

(b) An Officers’ Certificate of the Co-Issuers or the relevant Mortgaged Vessel Guarantor, as the case may be, dated not more than five days prior to the date of the application for such release, in each case stating in substance as to certain matters, including the following:

(i) that either (1) the Collateral to be released is not Net Proceeds from an Asset Sale and is not being replaced by comparable property, has a book value of less than $1.0 million and is not necessary for the efficient operation of the Co-Issuers’ and the Restricted Subsidiaries’ remaining property or in the conduct of the business of the Co-Issuers and the Restricted Subsidiaries as conducted immediately prior thereto or (2) the Collateral to be released is being released in connection with an Asset Sale or an Event of Loss involving such Collateral and the Net Proceeds from such Asset Sale or the Loss Redemption Amount with respect to such Event of Loss, as the case may be, are being or will be delivered to the trustee to be held as Trust Monies and to be applied in accordance with the terms of the indenture or (3) the Collateral to be released is Trust Monies representing (w) the Net Proceeds from an Asset Sale involving Collateral which are to be applied to the purchase of one or more Qualified Vessels (which may include a Qualified Vessel owned by a Subsidiary (including a Subsidiary Guarantor) that is not a Mortgaged Vessel Guarantor) and Permitted Repairs thereon as provided under “—Certain Covenants—Asset Sales Involving Collateral” or (x) a portion of the Loss Redemption Amount with respect to an Event of Loss which is to be applied to the purchase of one or more Qualified Vessels (which may include a Qualified Vessel owned by a Subsidiary (including a Subsidiary Guarantor) that is not a Mortgaged Vessel Guarantor) and Permitted Repairs thereon as provided under “—Repurchase at the Option of Holders—Events of Loss” or (y) the net proceeds from the issuance of additional notes which are to be applied to the purchase of one or more Qualified Vessels (which may include a Qualified Vessel owned by a Subsidiary (including a Subsidiary Guarantor) that is not a Mortgaged Vessel Guarantor) and Permitted Repairs thereon as permitted by the indenture or (4) the Collateral to be released constitutes Trust Monies that are being applied to the purchase of one or more Qualified Vessels and to make Permitted Repairs thereon in accordance with the provisions described under “—Substitution of a Qualified Vessel or Qualified Collateral; Designation as a Mortgaged Vessel” or (5) the Collateral to be released is being released either (x) in connection with an Asset Sale for Qualified Collateral or (y) otherwise upon the receipt of Qualified Collateral (including without limitation in connection with any refinancing transaction) having a Fair Market Value at least equal to the Collateral to be released, which Qualified Collateral, in either case, is to be pledged to secure the notes in accordance with the provisions described under “—Substitution of a Qualified Vessel or Qualified Collateral; Designation as Mortgaged Vessel”;

(ii) that no Default has occurred and is continuing;

(iii) the Fair Market Value, in the opinion of the signers, of the property (other than Trust Monies) to be released at the date of such application for release; provided that it shall not be necessary under this clause (iii) to state the Fair Market Value of any property whose Fair Market Value is certified in a certificate of an Independent Appraiser under paragraph (c) below; and

(iv) that all conditions precedent in the indenture and the Security Documents relating to the release of the Collateral in question have been complied with;

(c) If the property to be released is one or more Vessels, the certificate of an Independent Appraiser which reflects the Appraised Value of such Vessel or Vessels; and

(d) One or more opinions of counsel which, when considered collectively, shall be substantially to the effect that all conditions precedent provided in the indenture and the Security Documents relating to the release of the Collateral have been complied with.

Notwithstanding the foregoing, the Co-Issuers may obtain a release of (i) Net Proceeds from an Asset Sale involving Collateral that are required to purchase notes pursuant to a Collateral Sale Offer on the date of such purchase by directing the trustee in writing to cause to be applied such Net Proceeds to such purchase in accordance with the covenant described under “—Certain Covenants—Asset Sales Involving Collateral,” or (ii) all or any portion of a Loss Redemption Amount deposited with the trustee in connection with an Event of Loss with respect to a Mortgaged Vessel that is required to purchase notes pursuant to an Event of Loss Offer on the date of such purchase in accordance with the covenant described under “—Repurchase at the Option of Holders—Events of Loss” in the case of either (i) or (ii) above, by directing the trustee in writing to cause to be applied such amount thereto in accordance with such covenants.

In case an Event of Default shall have occurred and be continuing, the Co-Issuers, while in possession of the Collateral (other than cash and other personal property held by, or required to be deposited or pledged with, the trustee under the indenture or under any Security Document) may do any of the things enumerated in these “—Possession, Use and Release of Collateral—Release of Collateral” provisions only if the trustee, in its discretion, or the holders of a majority in aggregate principal amount of the outstanding notes shall consent to such action, in which event any certificate filed under these “—Possession, Use and Release of Collateral—Release of Collateral” provisions, shall omit the statement to the effect that no Event of Default has occurred and is continuing.

All cash or Cash Equivalents received by the trustee pursuant to the provisions described under these “—Possession, Use and Release of Collateral—Release of Collateral” provisions will be held by the trustee as Trust Monies under the indenture subject to application as provided in these “—Possession, Use and Release of Collateral—Release of Collateral” provisions or in “—Use of Trust Monies” below.

Any releases of Collateral made in strict compliance with these “—Possession, Use and Release of Collateral—Release of Collateral” provisions shall be deemed not to impair the security interests created by the

Indenture or the Security Documents, as the case may be, in favor of the trustee for the benefit of the holders of the notes, in contravention of the provisions of the indenture.

Disposition of Collateral Without Release. Notwithstanding the provisions of “Possession, Use and Release of Collateral—Release of Collateral” above, so long as no Event of Default shall have occurred and be continuing, a Co-Issuer or any Mortgaged Vessel Guarantor may, without any release or consent by the trustee, do any number of ordinary course activities in respect of the Collateral, upon satisfaction of certain conditions. For example, among other things, the Company or any Mortgaged Vessel Guarantor would be permitted to apply insurance proceeds received under circumstances other than an Event of Loss to repair the Mortgaged Vessel to which such insurance proceeds related, sell or otherwise dispose of any machinery, equipment, furniture, tools, materials or supplies or other similar property subject to the Lien of the Security Documents, which may have become worn out or obsolete; grant rights-of-way and easements over or in respect of real property; abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way subject to the Lien of any of the Security Documents; surrender or modify any franchise, license or permit subject to the Lien of any of the Security Documents which it may own or under which it may be operating; alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; demolish, dismantle, tear down or scrap any Collateral or abandon any thereof other than any of the Mortgaged Vessels.

Use of Trust Monies

All Trust Monies shall be held by the trustee as a part of the Collateral securing the notes and, so long as no Event of Default shall have occurred and be continuing, may either (i) be released in accordance with “—Possession, Use and Release of Collateral” above or (ii) at the direction of the Co-Issuers be applied by the trustee from time to time to the payment of the principal of (together with any related interest payment) on any notes at the final stated maturity of the notes, upon redemption of any notes or in connection with any defeasance or discharge of the notes. Trust Monies deposited with the trustee shall be invested in certain specified Cash Equivalents pursuant to the direction of the Co-Issuers as long as the trustee can maintain a perfected security interest therein.

In connection with any release of Trust Monies by the trustee to the Company in connection with any substitution of Collateral, such Trust Monies may be released to the Company not more than five business days before the expected delivery date of the applicable substitute Qualified Vessel and will be deposited in a Company bank account and will then be remitted by the Company to the seller in the form of a conditional payment to the seller’s bank in accordance with the terms of the acquisition contract and in a manner consistent with customary vessel acquisition practice. During such five business day period before the expected delivery date, the funds will be held in a bank account in the name of the Company or a Mortgaged Vessel Guarantor on an unsecured basis and the trustee and holders of notes will have no security interest or lien on such funds. In the event that the applicable Mortgaged Vessel Guarantor shall not have delivered and/or filed the Security Documents (including without limitation the Ship Mortgage) required by the indenture and the Security Documents to perfect the security interest of the trustee and the holders of notes in such Vessel and Related Assets as required by the indenture on or prior to the fifteenth (15th) calendar day following the day on which the relevant Trust Monies were released to the Company as described above, then, on or before such 15th calendar day, the Company shall return to the trustee an amount equal to the full amount of such Trust Monies that were released in connection with such proposed Qualified Vessel delivery and if the Company shall fail to deliver either such Security Documents and perfect such security interests or fail to deliver such funds then a Default shall have occurred for all purposes under the indenture.

Substitution of a Qualified Vessel or Qualified Collateral; Designation as Mortgaged Vessel

On the date on which a Vessel which is required to be designated as a “Mortgaged Vessel” is acquired by a Co-Issuer or a Restricted Subsidiary (such date, a “Vessel Tender Date”), if a Restricted Subsidiary of the Co-Issuers is the owner of such Vessel (the “Tendered Vessel Owner”), it shall execute a Guarantee of the notes and become a Mortgaged Vessel Guarantor under the indenture and it (or a Co-Issuer if such Co-Issuer is the owner of such Vessel) shall deliver to the trustee the documents and certificates required by the indenture and the Security Documents, including, among other things: (i) a Ship Mortgage with respect to such Vessel dated the Vessel Tender Date and substantially in the form required by the indenture or otherwise in a customary form for the relevant jurisdiction (such Ship Mortgage having been duly received for recording in the appropriate registry office); (ii) an Assignment of Freights and Hires and Assignment of Insurance (if such exist) with respect to such Vessel dated the Vessel Tender Date and substantially in the forms required by the indenture; (iii) the certificate of an Independent Appraiser dated not more than 30 days prior to the Vessel Tender Date setting forth its determination of the Appraised Value of such Vessel; (iv) a report of an insurance broker with respect to insurance policies maintained by the Tendered Vessel Owner with respect to such Vessel; (v) a current certificate from the American Bureau of Shipping, Det Norske Veritas or Lloyds Register of Shipping or other classification society of recognized international standing agreeable to the trustee for such Vessel, which shall be free from any material recommendations; (vi) a certificate of ownership and encumbrances from the official registry of such Vessel; (vii) evidence satisfactory to the trustee to the effect that all Indebtedness outstanding with respect to such Vessel has been repaid and that all security granted by, or covering assets or property of, such Co-Issuer or any of the Restricted Subsidiaries with respect to such Indebtedness shall have been released; (viii) a certificate of an officer of the Company with respect to certain matters set forth in the indenture; and (ix) an Opinion of Counsel with respect to certain matters set forth in the indenture.

The indenture further provides that the Co-Issuers or any Mortgaged Vessel Guarantor may at its option, at any time and from time to time, substitute Qualified Collateral for a Mortgaged Vessel or Mortgaged Vessels (including without limitation in connection with any refinancing transaction); provided that (i) at the time of such substitution no Default shall have occurred and be continuing and (ii) such substitution shall comply with the provisions described under the immediately preceding paragraph.

Optional Redemption

On or after November 1, 2013, the Co-Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2013	104.438%
2014	102.219%
2015 and thereafter	100.000%

Prior to November 1, 2013, the Co-Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the sum of:

(a) 100% of the principal amount of the notes to be redeemed, plus

(b) the Applicable Premium,

plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable redemption date, subject to the right of holders of notes on the relevant record date to receive interest due on the relevant interest payment date (a “Make-Whole Redemption”).

The Co-Issuers may acquire notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, negotiated transaction or otherwise, so long as such acquisition does not otherwise violate the terms of the indenture.

Redemption with Proceeds of Equity Offerings

At any time prior to November 1, 2012, the Co-Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 108.875% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of notes issued under the indenture (excluding notes held by the Co-Issuers and the Restricted Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) such redemption occurs not more than 180 days after the date of the closing of the relevant Equity Offering.

Redemption for Changes in Withholding Taxes

In addition, the Co-Issuers may, at their option, redeem all (but not less than all) of the notes then outstanding at 100% of the principal amount of the notes, plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, if the Co-Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to such notes, any Additional Amounts as a result of any change in law (including any regulations promulgated thereunder) or in the official interpretation or administration of law, if such change is announced and becomes effective on or after the Existing Notes Issue Date. Notice of any such redemption must be given within 60 days of the earlier of the announcement and the effectiveness of any such change.

Selection and Notice of Redemption

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate;

provided that if a partial redemption is made pursuant to the provisions described under “—Redemption with Proceeds of Equity Offerings,” selection of the notes or portions thereof for redemption shall be made by the trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of optional redemption may not be conditional on our part.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Additional Interest, if any, cease to accrue on notes or portions of them called for redemption, unless the Co-Issuers default in the payment of the redemption price.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Co-Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Co-Issuers will offer a payment in cash (“Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased, to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control or, at the Co-Issuers’ option, prior to such Change of Control but after it is publicly announced, the Co-Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the change of control payment date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law, pursuant to the procedures required by the indenture and described in such notice. If the notice is sent prior to the occurrence of the Change of Control, it may be conditioned upon the consummation of the Change of Control.

The Co-Issuers will comply with the requirements of any securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Co-Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Co-Issuers will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Co-Issuers.

The paying agent will promptly mail or pay by wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Co-Issuers will inform the holders of the notes of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The provisions described above that require the Co-Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not the covenant described below under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” is applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Co-Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. The Co-Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Co-Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given in respect of all of the notes then outstanding pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition (but not the pledge or other encumbrance) of “all or substantially all” of the properties or assets of the Co-Issuers and the Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Co-Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition (but not the pledge or other encumbrance) of less than all of the assets of the Co-Issuers and the Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Asset Sales Not Involving Collateral

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale involving assets or Equity Interests other than Collateral unless:

(1) the Company or any of its Restricted Subsidiaries receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any Indebtedness or other liabilities, as shown on the Company’s most recent consolidated balance sheet or the notes thereto, of the Company or any of its Restricted Subsidiaries (other than liabilities that are expressly subordinated to the notes or any Guarantee) that are assumed, repaid or retired by the transferee (or a third party on behalf of the transferee) of any such assets;

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee or any other Person on account of such Asset Sale that are, within 180 days of the Asset Sale, converted, sold or exchanged by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion, sale or exchange;

(c) the Fair Market Value of (i) any assets (other than securities and other than assets that are classified as current assets under GAAP) received by the Company or any Restricted Subsidiary to be used by it in a Permitted Business (including, without limitation, Vessels and Related Assets), (ii) Capital Stock in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Company or (iii) a combination of (i) and (ii); and

(d) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this paragraph (2) that is at that time outstanding, not to exceed the greater of (x) $40.0 million and (y) 3.0% of Total Tangible Assets of the Company at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 365 days (subject to extensions as provided in the immediately succeeding paragraph) after the receipt of any Net Proceeds from an Asset Sale involving assets other than Collateral, the Company or any of its Restricted Subsidiaries shall apply such Net Proceeds to:

(1) repay or prepay any and all obligations under the Credit Facilities or any other Secured Indebtedness and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) acquire all or substantially all of the assets of, or any Capital Stock of, a Person engaged in a Permitted Business; provided that in the case of acquisition of Capital Stock of any Person, such Person is or becomes a Restricted Subsidiary of the Company;

(3) make a capital expenditure;

(4) acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business (including, without limitation, Vessels and Related Assets);

(5) make an Asset Sale Offer (and purchase or redeem other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets) in accordance with the provisions described below and in the indenture; and/or

(6) any combination of the transactions permitted by the foregoing clauses (1) through (5).

A (A) binding contract to apply Net Proceeds in accordance with clauses (2) through (4) above will toll the 365-day period in respect of such Net Proceeds or (B) determination by the Company to potentially apply all or a portion of such Net Proceeds towards the exercise an outstanding Vessel Purchase Option Contract will toll the 365-day period in respect of such Net Proceeds, in each case, for a period not to exceed 365 days from the expiration of the aforementioned 365-day period, provided that such binding contract and such determination, in each case, shall be treated as a permitted application of Net Proceeds from the date of such binding contract until and only until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) (i) in the case of any Vessel Construction Contract or any Exercised Vessel Purchase Option Contract (including any outstanding Vessel Purchase Option Contract exercised during the 365 day period referenced in clause (B) above), the date of expiration or termination of such Vessel Construction Contract or Exercised Vessel Purchase Option Contract and (ii) otherwise, the 365th day following the expiration of the aforementioned 365-day period (clause (i) or clause (ii) as applicable, the “Reinvestment Termination Date”). If such acquisition or expenditure is not consummated on or before the Reinvestment Termination Date and the Company (or the applicable Restricted Subsidiary, as the case may be) shall not have applied such Net Proceeds pursuant to clauses (1) through (6) above on or before the Reinvestment Termination Date, such binding contract shall be deemed not to have been a permitted application of the Net Proceeds.

Pending the final application of any Net Proceeds, the Company or any of its Restricted Subsidiaries may temporarily reduce outstanding Indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales involving assets other than Collateral that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Co-Issuers will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be required to be purchased out of the Excess Proceeds. The offer price for the notes in any Asset Sale Offer will be equal to 100% of principal amount of the notes plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase, and will be payable in cash, and the offer or redemption price for such pari passu Indebtedness shall be as set forth in the related documentation governing such Indebtedness. If any Excess Proceeds remain after consummation of an Asset Sale Offer, those Excess Proceeds may be used for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness described above tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and the Company or the agent for such other pari passu Indebtedness will select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Co-Issuers will comply with the requirements of any securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Co-Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Asset Sales Involving Collateral

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale involving Collateral unless:

(1) the Company or any of its Restricted Subsidiaries receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests sold or otherwise disposed of;

(2) such Asset Sale is either of (i) the Company’s or the relevant Restricted Subsidiary’s entire interest in the applicable Mortgaged Vessel (the “Sold Mortgaged Vessel”) together with the applicable Charters, freights and hires, insurance and related agreements (collectively, the “Related Agreements”); provided that the Company may elect to sell only the Sold Mortgage Vessel and retain all or any portion of the Related Agreements, provided that if any such Related Agreements are transferred to a Subsidiary that is not a Mortgaged Vessel Guarantor, then the Company or such Mortgaged Vessel Guarantor shall receive either (x) Qualified Collateral having a Fair Market Value that is not less than the Fair Market Value of such Related Agreements or (y) cash in an amount equal to the Fair Market Value of such Related Agreement which it shall immediately deliver to the Trustee, which amounts shall constitute Trust Monies hereunder or (ii) all the Capital Stock of the Restricted Subsidiary that owns such Mortgaged Vessel and related assets;

(3) the consideration received in the Asset Sale by the Company or such Restricted Subsidiary consists entirely of either (x) cash or Cash Equivalents or (y) Qualified Collateral having a Fair Market Value that is not less than the Fair Market Value of the Collateral that is the subject of such Asset Sale;

(4) no Default or Event of Default shall have occurred and be continuing; and

(5) such Asset Sale is made in compliance with the provisions described under “—Security—Possession, Use and Release of Collateral” above.

Within 365 days (subject to extension as provided in the immediately succeeding paragraph) after the receipt of any Net Proceeds from an Asset Sale involving Collateral, the Company or the applicable Restricted Subsidiary shall apply such Net Proceeds to

(1) provided that no Default or Event of Default shall have occurred and be continuing, substitute one or more Qualified Vessels (and to make any Permitted Repairs with respect thereto) for such Sold Mortgaged Vessel and make such Qualified Vessel(s) subject to the Lien of the indenture and the applicable Security Documents in accordance with the provisions thereof described under “—Security—Possession, Use and Release of Collateral” and the first paragraph of “—Security—Substitution of a Qualified Vessel or Qualified Collateral; Designation as Mortgaged Vessel”;

(2) make a Collateral Sale Offer in accordance with the provisions described below and in the indenture; and/or

(3) any combination of the transactions permitted by the foregoing clauses (1) and (2).

A (A) binding contract to apply Net Proceeds in accordance with clause (1) above will toll the 365-day period in respect of such Net Proceeds or (B) determination by the Company to potentially apply all or a portion of such Net Proceeds towards the exercise an outstanding Vessel Purchase Option Contract will toll the 365-day period in respect of such Net Proceeds, in each case, for a period not to exceed 365 days from the expiration of the aforementioned 365-day period, provided that such binding contract and such determination, in each case, shall be treated as a permitted application of Net Proceeds from the date of such binding contract until and only until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) (i) in the case of any Vessel Construction Contract or any Exercised Vessel Purchase Option Contract (including any outstanding Vessel Purchase Option Contract exercised during the 365 day period referenced in clause (B) above), the date of expiration or termination of such Vessel Construction Contract or Exercised Vessel Purchase Option Contract and (ii) otherwise, the 365th day following the expiration of the aforementioned 365-day period (clause (i) or clause (ii) as applicable, the “Collateral Proceeds Reinvestment Termination Date”). If such acquisition or expenditure is not consummated on or before the Collateral Proceeds Reinvestment Termination Date and the Company (or the applicable Mortgaged Vessel Guarantor, as the case may be) shall not have applied such Net Proceeds pursuant to clause (1) above on or before the Collateral Proceeds Reinvestment Termination Date, such binding contract shall be deemed not to have been a permitted application of the Net Proceeds.

Any Net Proceeds from Asset Sales involving Collateral that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Collateral Proceeds.” When the aggregate amount of Excess Collateral Proceeds exceeds $25.0 million, the Co-Issuers will make an offer (a “Collateral Sale Offer”) to all holders of notes to purchase the maximum principal amount of notes that may be required to be purchased out of the Excess Collateral Proceeds. The offer price for the notes in any Collateral Sale Offer will be equal to 100% of principal amount of the notes plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase, and will be payable in cash. If any Excess Collateral Proceeds remain after consummation of a Collateral Sale Offer, those Excess Collateral Proceeds shall be retained as Trust Monies. If the aggregate principal amount of notes tendered into such Collateral Sale Offer exceeds the amount of Excess Collateral Proceeds, the trustee will select the notes to be purchased on a pro rata basis. Upon completion of each Collateral Sale Offer, the amount of Excess Collateral Proceeds will be reset at zero.

Whenever Net Proceeds from any Asset Sale involving Collateral are received by the Co-Issuers, such Net Proceeds shall be retained by the trustee as Trust Monies constituting Collateral subject to disposition as provided in this covenant or as provided under the “—Release of Collateral” and “—Use of Trust Monies” provisions described above. At the written direction of the Co-Issuers, such Net Proceeds may be invested by the trustee in Cash Equivalents in which the trustee can maintain a perfected security interest.

The Co-Issuers will comply with the requirements of any securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Collateral Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Co-Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Events of Loss

If an Event of Loss occurs at any time with respect to a Mortgaged Vessel (the Mortgaged Vessel suffering such Event of Loss being the “Lost Mortgaged Vessel”), the Company or the relevant Restricted Subsidiary shall deposit all Event of Loss Proceeds with respect to such Event of Loss with the trustee as Trust Monies constituting Collateral subject to disposition as provided in this covenant or as provided under the “—Release of Collateral” and “—Use of Trust Monies” provisions described above. Such amount is hereinafter called the “Loss Redemption Amount.” At the direction of the Company, such Event of Loss Proceeds may be invested by the trustee in Cash Equivalents in which the trustee can maintain a perfected security interest.

Within 365 days (subject to extension as provided in the immediately succeeding paragraph) after the receipt of any Event of Loss Proceeds, the Company or the applicable Restricted Subsidiary shall apply such Event of Loss Proceeds to:

(1) substitute one or more Qualified Vessels (and to make any Permitted Repairs with respect thereto) for such Lost Mortgaged Vessel and make such Qualified Vessel(s) subject to the Lien of the indenture and the applicable Security Documents in accordance with the provisions thereof described under “—Security—Possession, Use and Release of Collateral” and the first paragraph of “—Security—Substitution of a Qualified Vessel or Qualified Collateral; Designation as Mortgaged Vessel”;

(2) make an Event of Loss Offer in accordance with the provisions described below and in the indenture; and/or

(3) any combination of the transactions permitted by the foregoing clauses (1) and (2).

A (A) binding contract to apply Event of Loss Proceeds in accordance with clause (1) above will toll the 365-day period in respect of such Event of Loss Proceeds or (B) determination by the Company to potentially apply all or a portion of such Event of Loss Proceeds towards the exercise an outstanding Vessel Purchase Option Contract will toll the 365-day period in respect of such Event of Loss Proceeds, in each case, for a period not to exceed 365 days from the expiration of the aforementioned 365-day period, provided that such binding contract and such determination, in each case, shall be treated as a permitted application of Event of Loss Proceeds from the date of such binding contract until and only until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) (i) in the case of any Vessel Construction Contract or any Exercised Vessel Purchase Option Contract (including any outstanding Vessel Purchase Option Contract exercised during the 365 day period referenced in clause (B) above), the date of expiration or termination of such Vessel Construction Contract or Exercised Vessel Purchase Option Contract and (ii) otherwise, the 365th day following the expiration of the aforementioned 365-day period (clause (i) or clause (ii) as applicable, the “Loss Proceeds Reinvestment Termination Date”). If such acquisition or expenditure is not consummated on or before the Loss Proceeds Reinvestment Termination Date and the Company (or the applicable Mortgaged Vessel Guarantor, as the case may be) shall not have applied such Event of Loss Proceeds pursuant to clause (1) above on or before the Loss Proceeds Reinvestment Termination Date, such binding contract shall be deemed not to have been a permitted application of the Event of Loss Proceeds.

Any Event of Loss Proceeds that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $25.0 million, the Co-Issuers will make an offer (an “Event of Loss Offer”) to all holders of notes to purchase the maximum principal amount of notes that may be required to be purchased out of the Excess Loss Proceeds. The offer price for the notes in any Event of Loss Offer will be equal to 100% of principal amount of the notes plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase, and will be payable in cash. If any Event of Loss Proceeds remain after consummation of an Event of Loss Offer, those Excess Loss Proceeds shall be retained as Trust Monies. If the aggregate principal amount of notes tendered into such Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the trustee will select the notes to be purchased on a pro rata basis. Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.

The Co-Issuers will comply with the requirements of any securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with the Event of Loss provisions of the indenture, the Co-Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Event of Loss provisions of the indenture by virtue of such compliance.

General

Certain of the Company’s future Credit Facilities may contain prohibitions on the ability of the Company and its Subsidiaries to voluntarily repurchase, redeem or prepay certain of their Indebtedness, including the notes, and limitations on the ability of the Company and its Subsidiaries to engage in Asset Sales and may provide that any Change of Control under the indenture governing the notes constitutes an event of default under the Credit Facilities. Additionally, future agreements may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Company to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company and its Subsidiaries. In the event a Change of Control or Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its other lenders to the purchase of notes or could attempt to refinance, repay or replace the borrowings that contain such prohibition and enter into new credit facilities without such prohibition. If the Company does not obtain a consent or refinance, repay or replace those borrowings, the Company will remain prohibited from purchasing notes. In that case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the indenture which, in turn, may constitute a default under the other indebtedness. Finally, the Company’s ability to pay cash to the holders of notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors—Risks Relating to the Notes and Our Indebtedness—We may be unable to raise funds necessary to finance the change of control repurchase offer required by the indenture governing the notes.”

Certain Covenants

Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any shares of Disqualified Stock, and the Company will not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Debt), issue shares of Disqualified Stock or issue shares of preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Co-Issuers or any Guarantor of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate amount at any time outstanding under this clause (1) not to exceed $600.0 million, less the amount of Non-Recourse Debt outstanding under clause (16) below;

(2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence of the Existing Notes on the Existing Notes Issue Date, the Guarantees and the exchange notes to be issued pursuant to the registration rights agreement relating to the Existing Notes;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, and Permitted Refinancing Indebtedness in respect thereof, in an aggregate amount not to exceed at any time outstanding the greater of (A) $40.0 million and (B) 3.0% of Total Tangible Assets;

(5) Indebtedness of the Company or any of its Restricted Subsidiaries incurred to finance the replacement (through construction, acquisition, lease or otherwise) of one or more Vessels and any assets that shall become Related Assets, upon a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel (collectively, a “Total Loss”) in an aggregate amount no greater than the ready for sea cost (as determined in good faith by the Company) for such replacement Vessel, in each case, less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) actually received by the Company or any of its Restricted Subsidiaries from any Person in connection with the Total Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to the Total Loss;

(6) Indebtedness of the Company or any Restricted Subsidiary incurred in relation to: (i) maintenance, repairs, refurbishments and replacements required to maintain the classification of any of the Vessels owned, leased, time chartered or bareboat chartered to or by the Company or any Restricted Subsidiary; (ii) drydocking of any of the Vessels owned or leased by the Company or any Restricted Subsidiary for maintenance, repair, refurbishment or replacement purposes in the ordinary course of business; and (iii) any expenditures which will or may reasonably expected to be recoverable from insurance on such Vessels;

(7) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in respect of Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (5), (6), (7) or (14) of this paragraph;

(8) the incurrence of Indebtedness by the Company owed to a Restricted Subsidiary and Indebtedness by any Restricted Subsidiary owed to the Company or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Company or a Restricted Subsidiary, the Company or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (8);

(9) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Disqualified Stock or preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock or preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b) any sale or other transfer of any such Disqualified Stock or preferred stock to a Person that is neither the Company nor a Restricted Subsidiary of the Company;

will be deemed, in each case, to constitute an issuance of such Disqualified Stock or preferred stock by such Restricted Subsidiary that is not permitted by this clause (9);

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Hedging Obligations;

(11) the guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is contractually subordinated to the notes or a Guarantee, then the guarantee shall be contractually subordinated to the same extent as the Indebtedness guaranteed;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, or performance, completion, bid, appeal and surety bonds, in each case, in the ordinary course of business;

(13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(14) Indebtedness, Disqualified Stock or preferred stock of (x) the Company or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) a Person acquired by the Company or a Restricted Subsidiary or merged, consolidated, amalgamated or liquidated with or into a Restricted Subsidiary or the

Company; provided, however, that after giving effect to such incurrence or issuance (and the related acquisition, merger, consolidation, amalgamation or liquidation), the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 1.75 to 1.0;

(15) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of guarantees, earn-outs, indemnities or obligations in respect of purchase price adjustments in connection with the disposition or acquisition of assets, including, without limitation, shares of Capital Stock;

(16) Non-Recourse Debt incurred by a Securitization Subsidiary in a Qualified Securitization Transaction;

(17) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit so long each such obligation is satisfied within 30 days of the incurrence thereof; and

(18) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or preferred stock in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred pursuant to this clause (18), not to exceed the greater of (A) $50.0 million and (B) 3.5% of Total Tangible Assets.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covenant, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, may classify such item of Indebtedness, Disqualified Stock and preferred stock (or any portion thereof) on the date of its incurrence, or later reclassify, all or a portion of such item of Indebtedness, Disqualified Stock and preferred stock, in any manner that complies with this covenant. Indebtedness under (i) the Credit Agreement outstanding on the Existing Notes Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) above, but thereafter may be reclassified in any manner that complies with this covenant and (ii) all other Credit Facilities (other than the Credit Agreement) outstanding or committed to on the Existing Notes Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (2) above but thereafter may be reclassified in any manner that complies with this covenant.

The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock, as the case may be, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of such Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person that is secured by such assets; and

(4) in respect of the Indebtedness incurred by a Securitization Subsidiary, the amount of obligations outstanding under the legal documents entered into as part of a Qualified Securitization Transaction on any date of determination characterized as principal or that would be characterized as principal if such securitization were structured as a secured lending transaction rather than as a purchase.

For purposes of determining compliance with this covenant, (i) Acquired Debt shall be deemed to have been incurred by the Company or its Restricted Subsidiaries, as the case may be, at the time an acquired Person becomes such a Restricted Subsidiary of the Company (or is merged into the Company or such a Restricted Subsidiary) or at the time of the acquisition of assets, as the case may be, (ii) the maximum amount of Indebtedness, Disqualified Stock or preferred stock that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, Disqualified Stock or preferred stock due solely to the result of fluctuations in the exchange rates of currencies and (iii) the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness permitted to be incurred under this covenant shall not be double counted.

For purposes of determining compliance of any non-U.S. dollar-denominated Indebtedness with this covenant, the amount outstanding under any U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in the same or different currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries) or to the holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Qualified Equity Interests or (B) dividends or other payments or distributions payable to the Company or a Restricted Subsidiary of the Company);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation) any Equity Interests of any direct or indirect parent of the Company;

(iii) make any voluntary or optional principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of a Co-Issuer or any Guarantor that is contractually subordinated to the notes or any Guarantee (excluding any Indebtedness owed to and held by the Company or any of its Restricted Subsidiaries), other than (x) payments of principal at the Stated Maturity thereof and (y) payments, purchases, redemptions, defeasances or other acquisitions or retirements for value in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation or mandatory redemption, in each case, due within one year of the Stated Maturity thereof; or

(iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the 2006 Notes Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (14) of the next succeeding paragraph), is not greater than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 2006 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)(i) 100% of the aggregate net cash proceeds and (ii) 100% of the Fair Market Value of the property and assets other than cash, in each case, received by the Company after the 2006 Notes Issue Date as a contribution to its equity capital or from the issue or sale (other than to a Restricted Subsidiary of the Company) of Qualified Equity Interests, including upon the exercise of options or warrants, or from the issue or sale (other than to a Restricted Subsidiary of the Company) of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for Qualified Equity Interests, together with the aggregate cash and Cash Equivalents received by the Company or any of its Restricted Subsidiaries at the time of such conversion or exchange; plus

(c) to the extent that any Restricted Investment that was made after the 2006 Notes Issue Date is sold or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the 2006 Notes Issue Date or is merged into the Company or a Restricted Subsidiary or transfers all or substantially all its assets to the Company or a Restricted Subsidiary, the Fair Market Value of the Investment of the Company and its Restricted Subsidiaries in such Subsidiary (or the assets so transferred, if applicable) as of the date of such redesignation (other than to the extent of such Investment in such Unrestricted Subsidiary that was made as a Permitted Investment); plus

(e) any amount which previously treated as a Restricted Payment on account of any guarantee entered into by the Company or a Restricted Subsidiary upon the unconditional release of such guarantee.

The preceding provisions will not prohibit:

(1) the payment of any dividend or other distribution within 60 days after the date of declaration of the dividend or other distribution, if at the date of declaration such payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Company), including upon exercise of an option or warrant, of, Qualified Equity Interests or from the substantially concurrent contribution of equity capital with respect to Qualified Equity Interests to the Company; provided that the amount of any such net proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the payment, defeasance, redemption, repurchase or other acquisition or retirement for value of Indebtedness of the Company or any of its Restricted Subsidiaries that is contractually subordinated to the notes or to any Guarantee with the net proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness or in exchange for Qualified Equity Interests;

(4) the payment of any dividend or other distribution (or, in the case of any partnership, limited liability company or similar entity, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis taking into account the relative preferences, if any, of the various classes of Equity Interests in such Restricted Subsidiary;

(5) the repurchase, redemption or other acquisition or retirement for value of any Qualified Equity Interests of the Company or any of its Restricted Subsidiaries held by any current or former officer, director, consultant or employee of the Company or any of its Restricted Subsidiaries (or Heirs or other permitted transferees thereof); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.0 million in any calendar year; provided further, that such amount may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Qualified Equity Interests of the Company to directors, officers, employees or consultants of the Company or any of its Restricted Subsidiaries that occurs after the date of the indenture (provided that the amount of such cash proceeds utilized for any such repurchase, redemption, acquisition or other retirement will not increase the amount available for Restricted Payments under clause (3) of the immediately preceding paragraph), plus

(B) the cash proceeds of key-man life insurance policies received by the Company or any Restricted Subsidiary after the date of the indenture;

provided that to the extent that any portion of the $3.0 million annual limit on such redemptions or repurchases is not utilized in any year, such unused portion may be carried forward and be utilized in one or more subsequent years;

(6) cancellation of Indebtedness owing to the Company from members of management of the Company in connection with a repurchase of Qualified Equity Interests of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement approved by the Board of Directors to the extent such Indebtedness was issued to such member of management as consideration for the purchase of the Qualified Equity Interests so repurchased;

(7) so long as no Default or Event of Default has occurred and is continuing or would result thereby, any dividend or distribution consisting of Equity Interests of an Unrestricted Subsidiary or the proceeds of the sale of Equity Interests of an Unrestricted Subsidiary;

(8) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such Equity Interests represent a portion of the exercise price of those options, warrants or other convertible securities and cash payments in lieu of the issuance of fractional shares in connection with the exercise of options, warrants or other convertible securities;

(9) so long as no Default or Event of Default has occurred and is continuing or would result thereby, the declaration and payment of cash dividends on Designated Preferred Stock in accordance with the certificate of designations therefor; provided that at the time of issuance of such Designated Preferred Stock, the Company would, after giving pro forma effect thereto as if such issuance had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10) so long as no Default or Event of Default has occurred and is continuing or would result thereby, the declaration and payment of cash dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the covenant described under “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any of its Restricted Subsidiaries that is contractually subordinated to the notes or to any Guarantee (i) following the occurrence of a Change of Control, at a purchase price not greater than 101% of the outstanding principal amount (or accreted value, in the case of any debt issued at a discount from its principal amount at maturity) thereof, plus accrued and unpaid interest, if any, after the Company and its Restricted Subsidiaries have satisfied their obligations with respect to a Change of Control Offer set forth under the covenant entitled “—Repurchases at the Option of Holders—Change of Control” or (ii) with the Excess Proceeds of one or more Asset Sales not involving Collateral, at a purchase price not greater than 100% of the principal amount (or accreted value, in the case of any debt issued at a discount from its principal amount at maturity) thereof, plus accrued and unpaid interest, if any, after the Company and its Restricted Subsidiaries have satisfied their obligations with respect to such Excess Proceeds set forth under the covenant entitled “—Repurchases at the Option of Holders—Asset Sale” to the extent that such subordinated Indebtedness is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control or Asset Sale;

(12) payments pursuant to clause (6) of the covenant described under “—Transactions with Affiliates”;

(13) so long as no payment Default or Event of Default has occurred and is continuing or would result thereby, the payment of cash dividends on the Company’s shares of common stock in the aggregate amount per fiscal quarter not to exceed $0.0666 per share for each share of common stock of the Company outstanding as of the one record date for dividends payable in respect of such fiscal quarter (as such amount shall be appropriately adjusted for any stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions); and

(14) other Restricted Payments in an aggregate amount not to exceed $20.0 million since the 2006 Notes Issue Date.

The amount of all Restricted Payments (other than cash and Cash Equivalents) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment permitted pursuant to this covenant or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (1) through (14) above or one or more clauses of the definition of “Permitted Investments,” the Company shall be permitted to classify such Restricted Payment or Permitted Investment (or any portion thereof) on the date it is made, or later reclassify, all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this covenant, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this covenant or of the definition of “Permitted Investment.” As of March 31, 2012, based on the formula set forth in clause (3) of the first paragraph of this covenant, the Company would have been able to make approximately $46.3 million in Restricted Payments.

Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness or any related guarantee, on any asset of the Company or any Restricted Subsidiary, whether owned on the Existing Notes Issue Date or thereafter acquired, except Permitted Liens, unless contemporaneously therewith:

(1) in the case of any Lien securing an obligation that ranks pari passu with the notes or a Guarantee, effective provision is made to secure the notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the notes or a Guarantee, effective provision is made to secure the notes or such Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien (such Lien, the “Primary Lien”).

Notwithstanding the foregoing, the Co-Issuers will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien under any of clauses (1), (3), (7), (16), (24) or (25) of the definition of “Permitted Liens” (each such clause, a “Restricted Clause”) on any asset of the Company or any Restricted Subsidiary that secures obligations under any Indebtedness or any related guarantee, if such Lien is junior or subordinated in priority to any other Lien on such asset that secures obligations under any other Indebtedness or any related guarantee of the Company or any Restricted Subsidiary pursuant to an agreement which the Company or a Restricted Subsidiary is a party or the terms of which have been accepted, acknowledged or consented to by the Company or any Restricted Subsidiary in writing.

Notwithstanding the foregoing, the Co-Issuers will not and will not permit any Guarantor to, create, incur, assume or suffer to exist any Lien (other than in favor of the trustee for the benefit of the holders of notes) upon any of the Collateral other than Permitted Liens and those Liens permitted by the Security Documents and, further, the Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Capital Stock, Intercompany Debt or other securities issued by any Mortgaged Vessel Guarantor other than in favor of the trustee for the benefit of the holders of the notes.

Any Lien created for the benefit of the holders of the notes pursuant to the first paragraph above shall automatically and unconditionally be released and discharged upon the release and discharge of the Primary Lien, without any further action on the part of any Person.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements, including, without limitation, those governing Existing Indebtedness and Credit Facilities, as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture, the notes and the Guarantees;

(3) applicable law, rule, regulation or order or governmental license, permit or concession;

(4) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred or issued in connection with such acquisition to provide funds to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary provisions restricting assignments, subletting or other similar transfers in contracts, licenses and other agreements (including, without limitation, leases and agreements relating to intellectual property) entered into in the ordinary course of business;

(6) purchase money obligations and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary or an asset that restricts distributions by that Restricted Subsidiary or transfers of such asset pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens and agreements related thereto that were permitted to be incurred under the provisions of the indenture described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property (including Capital Stock of any Person in which the Company has an Investment) in joint venture agreements, stockholder agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable in all material respects only to the assets or property that are the subject of such agreements;

(11) restrictions on cash or other deposits or net worth imposed under contracts entered into in the ordinary course of business;

(12) customary provisions restricting the disposition of real property interests set forth in any easements or other similar agreements or arrangements of the Company or any Restricted Subsidiary;

(13) provisions restricting the transfer of any Capital Stock of an Unrestricted Subsidiary;

(14) Indebtedness of a Restricted Subsidiary incurred subsequent to the date of the indenture pursuant to the provisions of the covenant described under “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (i) in respect of the subordination provisions, if any, of such Indebtedness, (ii) if the encumbrances and restrictions contained in any such Indebtedness taken as a whole are not materially less favorable to the holders of the notes than the encumbrances and restrictions contained in the indenture or that may be contained in any Credit Agreement in accordance with this covenant or (iii) if such encumbrance or restriction is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not adversely affect in any material respect the Company’s ability to make principal or interest payments on the notes as and when due or (y) such encumbrance or restriction applies only in the event of and during the continuance of a default under such Indebtedness; and

(15) Non-Recourse Debt or other encumbrances, restrictions or contractual requirements of a Securitization Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Subsidiary or the Securitization Assets that are subject to the Qualified Securitization Transaction.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions (i) involving aggregate consideration in excess of $50.0 million or (ii) as to which there are no disinterested members of the Board of Directors, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of international standing qualified to perform the task for which such firm has been engaged (as determined by the Company in good faith).

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) director, officer, employee and consultant compensation, benefit, reimbursement and indemnification agreements, plans and arrangements (and payment awards in connection therewith) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) any issuance of Qualified Equity Interests of the Company (other than Designated Preferred Stock) to an Affiliate and the granting or performance of registration rights in respect of any Qualified Equity Interests of the Company (other than Designated Preferred Stock), which rights have been approved by the Board of Directors of the Company;

(5) Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments” and Investments consisting of Permitted Investments;

(6) the performance of obligations of the Company or any Restricted Subsidiary under the terms of any agreement that is in effect as of or on the Existing Notes Issue Date and disclosed in the prospectus relating to the Existing Notes or any amendment, modification, supplement, extension or renewal, from time to time, thereto or any transaction contemplated thereby (including pursuant to any amendment, modification, supplement, extension or renewal, from time to time, thereto) in any replacement agreement thereto, so long as any such amendment, modification, supplement, extension or renewal, or replacement agreement, is not materially more disadvantageous to the holders of notes taken as a whole than the original agreement as in effect on the Existing Notes Issue Date; and

(7) transactions effected as part of a Qualified Securitization Transaction.

Merger, Consolidation or Sale of Assets

(a) The Company may not, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not the Company is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made (x) is a corporation, limited liability company, trust or limited partnership organized or existing under the laws of an Eligible Jurisdiction, and (y) assumes all the obligations of the Company under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(3) either (a) the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (b) the Fixed Charge Coverage Ratio for the Company or such surviving Person determined in accordance with the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” shall be greater than the Fixed Charge Coverage Ratio test for the Company and its Restricted Subsidiaries immediately prior to such transaction.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person; provided that the foregoing shall not prohibit the chartering out of Vessels in the ordinary course of business.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(b) The Company will not permit any Guarantor to, directly or indirectly, consolidate, amalgamate or merge with or into another Person (whether or not the Company or such Guarantor is the surviving Person) unless:

(1) subject to the Guarantee release provisions described below, such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company or a Guarantor) expressly assumes all the obligations of such Guarantor under the Guarantee of such Guarantor, the indenture, the Security Documents and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee; and

(2) immediately after such transaction, no Default or Event of Default exists.

(c) This “Merger, Consolidation or Sale of Assets” covenant will not apply to a merger of the Company, a Guarantor or a Wholly Owned Restricted Subsidiary of such Person with an Affiliate solely for the purpose, and with the effect, of reorganizing the Company, a Guarantor or a Wholly Owned Restricted Subsidiary, as the case may be, in an Eligible Jurisdiction. In addition, nothing in this “Merger, Consolidation or Sale of Assets” will prohibit any Restricted Subsidiary from consolidating or amalgamating with, merging with or into or conveying, transferring or leasing, in one transaction or a series of transactions, all or substantially all of its assets to the Company or another Restricted Subsidiary or reconstituting itself in another jurisdiction for the purpose of reflagging a vessel.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Subsidiary (other than Navios Finance or any other Subsidiary that is at such time a co-issuer of the notes) to be an Unrestricted Subsidiary if that designation would not cause a Default or cause a Default to be continuing after such designation. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default or cause a Default to be continuing after such redesignation. Notwithstanding the foregoing, on the first occasion following the Existing Notes Issue Date on which (and only such first occasion) Navios Partners or Navios Acquisition shall become a Subsidiary of the Company, then, on such occasion and without any further act on the part of the Company, it shall be designated an “Unrestricted Subsidiary” for all purposes under the indenture and, notwithstanding anything to the contrary in this covenant, the Company shall not be deemed to have made an Investment in such Subsidiary at the time of such designation other than to the extent of any Investment made which resulted in it becoming a Subsidiary of the Company.

Subsidiary Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates a Wholly Owned Restricted Subsidiary (or redesignates an Unrestricted Subsidiary as a Restricted Subsidiary and such Restricted Subsidiary is a Wholly Owned Restricted Subsidiary) and such Wholly Owned Restricted Subsidiary shall at any time have total assets with a book value in excess of $1.0 million, then such Wholly Owned Restricted Subsidiary (unless such Subsidiary is a Securitization Subsidiary or is Navios Finance (or any other subsidiary that at such time is a co-issuer of the notes)) must become a Guarantor and shall, within 45 business days of the date on which it was so acquired, created or redesignated or so capitalized:

(1) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Wholly Owned Restricted Subsidiary shall unconditionally guarantee all of the Co-Issuers’ obligations under the notes and the indenture on the terms set forth in the indenture and, if such Wholly Owned Restricted Subsidiary owns a Vessel required to become a Mortgaged Vessel, execute one or more Ship Mortgages and the other Security Documents in favor of the trustee pursuant to which each such Vessel shall become a Mortgaged Vessel for all purposes under the indenture in each case as provided for under the first paragraph of “—Security—Substitution of a Qualified Vessel or Qualified Collateral; Designation as Mortgaged Vessel”; and

(2) deliver to the trustee one or more opinions of counsel that such supplemental indenture and Security Documents, if any, have been duly authorized, executed and delivered by such Wholly Owned Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Wholly Owned Restricted Subsidiary, subject to customary exceptions.

Thereafter, such Wholly Owned Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.

The Guarantee of a Guarantor will automatically and unconditionally (without any further action on the part of any Person) be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation or amalgamation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” or “Transactions with Affiliates” provisions of the indenture;

(2) in connection with any sale or other disposition of a majority of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if (x) such Guarantor would no longer constitute a “Subsidiary” under the indenture and (y) the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon liquidation or dissolution of such Guarantor;

(5) in the case of a Guarantor that is not a Wholly Owned Restricted Subsidiary that has voluntarily issued a Guarantee of the notes, upon notice to the trustee by the Company of the designation of such Guarantor as non-Guarantor Restricted Subsidiary if (x) the Company would be permitted to make an Investment in such Restricted Subsidiary at the time of such release equal to the Fair Market Value of the Investment of the Company and its other Restricted Subsidiaries in such Guarantor as either a Permitted Investment or pursuant to the covenant described under “—Restricted Payments” and (y) all transactions entered into by such Restricted Subsidiary while a Guarantor would be permitted under the indenture at the time its Guarantee is released; and

(6) upon legal or covenant defeasance or satisfaction and discharge of the notes as provided below under the caption “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales.”

The form of the Guarantee is attached as an exhibit to the indenture.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Limitation on Business Activities of Navios Finance

The indenture provides that Navios Finance will not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of the Equity Interest to the Company or any Wholly Owned Restricted Subsidiary, the incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness incurred by the Company or any Restricted Subsidiary, including the notes, that is permitted to be incurred by the Company or any Restricted Subsidiary under the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and activities incidental thereto. The indenture also provides that for so long as the Company or any successor obligor under the notes is a Person that is not incorporated in the United States of America, any State of the United States or the District of Columbia there will be a co-issuer of the notes that is a Wholly Owned Restricted Subsidiary of the Company and that is a corporation organized and incorporated in the United States of America, any State of the United States or the District of Columbia.

Reports

Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will furnish to the trustee and the holders, so long as the notes are outstanding:

(1) within 75 days after the end of each of the first three fiscal quarters in each fiscal year, quarterly reports on Form 6-K (or any successor form) containing unaudited financial statements (including a balance sheet and statement of income, changes in stockholders’ equity and cash flow) and a management’s discussion and analysis of financial condition and results of operations (or equivalent disclosure) for and as of the end of such fiscal quarter (with comparable financial statements for the corresponding fiscal quarter of the immediately preceding fiscal year);

(2) within 150 days after the end of each fiscal year, an annual report on Form 20-F (or any successor form) containing the information required to be contained therein for such fiscal year; and

(3) at or prior to such times as would be required to be filed or furnished to the Commission if the Company was then a “foreign private issuer” subject to Section 13(a) or 15(d) of the Exchange Act, all such other reports and information that the Company would have been required pursuant thereto;

provided, however, that to the extent that the Company ceases to qualify as a “foreign private issuer” within the meaning of the Exchange Act, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will furnish to the trustee and the holders, so long as any notes are outstanding, within 30 days of the respective dates on which the Company would be required to file such documents with the Commission if it was required to file such documents under the Exchange Act, all reports and other information that would be required to be filed with (or furnished to) the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

In addition, whether or not required by the rules and regulations of the Commission, the Company will electronically file or furnish, as the case may be, a copy of all such information and reports with the Commission for public availability within the time periods specified above (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to in the first paragraph of this covenant to the trustee and the holders of notes if the Company has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default by a Co-Issuer or any Guarantor for 30 consecutive days in the payment when due and payable of interest on, or Additional Interest, if any, with respect to, the notes;

(2) default by a Co-Issuer or any Guarantor in payment when due and payable of the principal of or premium, if any, on the notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” after receipt by the Company or such Subsidiary, as applicable, of a written notice specifying the default (and demanding that such default be remedied and stating that such notice is a “Notice of Default”) from the trustee or the holders of at least 25% of the outstanding principal amount of the notes;

(4) failure by Company or any of its Restricted Subsidiaries to comply with any other covenants in the indenture (other than any default described in clause (3) above) for 60 consecutive days after notice has been given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding specifying the default and demanding compliance with any of the other covenants in the indenture;

(5) failure by Company or any of its Restricted Subsidiaries to comply with any term, covenant, condition or provision of the Security Documents, for 60 consecutive days after notice has been given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding specifying the default and demanding compliance with the Security Documents;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, whether such Indebtedness now exists or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay the principal amount of any such Indebtedness at its stated final maturity after giving effect to any applicable grace periods (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its stated final maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(7) failure by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million in excess of amounts that are covered by insurance or which have been bonded, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(8) except as permitted by the indenture including upon the permitted release of the Guarantee, any Guarantee of a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on behalf of any Guarantor shall deny or disaffirm in writing its obligations under its Guarantee;

(9) the occurrence of any event of default under any Security Document, including that any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the trustee, in any material respect, the Liens, rights, powers and privileges purported to be created thereby (other than by operation of the provisions of the Security Documents); and

(10) certain events of bankruptcy or insolvency described in the indenture with respect to a Co-Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency specified in clause (10) with respect to a Co-Issuer, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee, by written notice to the Co-Issuers, or the holders of at least 25% in principal amount of the then outstanding notes, by written notice to the trustee and the Co-Issuers, may declare all the notes to be due and payable. Any notice from the trustee or noteholders shall specify the applicable Event(s) of Default and state that such notice is a “Notice of Acceleration.” Upon such declaration of acceleration pursuant to a Notice of Acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding notes shall become due and payable without further action or notice.

Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Additional Interest.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee written notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the outstanding notes have requested in writing the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a written direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the notes then outstanding may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the notes.

The Co-Issuers will be required to deliver to the trustee annually a statement regarding compliance with the indenture. Within 30 days of becoming aware of any Default or Event of Default, the Company will be required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, future or present director, officer, employee, incorporator, member, manager, agent or shareholder of a Co-Issuer or any Guarantor, as such, will have any liability for any obligations of the Co-Issuers or any Guarantors under the notes, the indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws of the United States.

Legal Defeasance and Covenant Defeasance

The Co-Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees (“Legal Defeasance”). Such Legal Defeasance means that the Co-Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of or interest or premium and Additional Interest, if any, on such notes when such payments are due from the trust referred to below;

(2) the Co-Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Co-Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, the Co-Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to certain covenants (including all the covenants described in this description of notes and the obligation to make Asset Sale Offers, Collateral Sale Offers, Event of Loss Offers and Change of Control Offers) in the indenture and may elect to cause the release of the Guarantees of the notes and all Liens securing the notes or the Guarantees (“Covenant Defeasance”) and thereafter any omission to comply with those covenants and such Guarantee and Lien releases will not, in each case, constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, events (other than nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute Events of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Co-Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of or interest and premium and Additional Interest, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Co-Issuers must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Co-Issuers must deliver to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) the Co-Issuers have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Co-Issuers must deliver to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from, or otherwise arising in connection with, the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the any Co-Issuer or any of its Subsidiaries is a party or by which any Co-Issuer or any of its Subsidiaries is bound;

(6) the Co-Issuers must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by the Co-Issuers with the intent of preferring the holders of notes over the other creditors of the Co-Issuers or any of their Subsidiaries or with the intent of defeating, hindering, delaying or defrauding creditors of the Co-Issuers or any of their Subsidiaries or others; and

(7) the Co-Issuers must deliver to the trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation will become due and payable within one year under arrangements reasonably satisfactory to the trustee for the giving of a notice of redemption by the trustee in the name and at the expense of the Co-Issuers.

If the funds deposited with the trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the notes when due, then the obligations of the Co-Issuers and the Guarantors under the indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Co-Issuers and thereafter repaid to the Co-Issuers or discharged from the trust, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption pursuant to the provisions described under “—Optional Redemption” and the Co-Issuers have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash or Cash Equivalents in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(3) the Co-Issuers or any Guarantor has paid or caused to be paid all sums payable by them under the indenture; and

(4) the Co-Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Co-Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the notes, the Guarantees or the Security Documents may be amended or supplemented with the consent of the Co-Issuers and the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Guarantees or the Security Documents may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of the Co-Issuers and

(A) each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder to the extent permitted under the indenture):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (it being understood that this clause (2) does not apply to provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders—Change of Control”, “—Asset Sales—Asset Sales Not Involving Collateral” and “—Asset Sales—Asset Sales Involving Collateral” and “—Events of Loss”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes in accordance with the provisions of the indenture and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the notes;

(7) waive a redemption payment with respect to any note (it being understood that this clause (7) does not apply to a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders—Change of Control”, “—Asset Sales—Asset Sales Not Involving Collateral” and “—Asset Sales—Asset Sales Involving Collateral” and “—Events of Loss”);

(8) release any Guarantor from any of its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture;

(9) in the event that the obligation to make a Change of Control Offer or an Asset Sale Offer has arisen, amend, change or modify in any material respect the obligation of the Company to make and consummate such Change of Control Offer or such Asset Sale Offer, as the case may be;

(10) expressly subordinate in right of payment the notes or the Guarantees to any other Indebtedness of a Co-Issuer or any Guarantor; or

(11) make any change in the preceding amendment and waiver provisions, or

(B) holder of notes representing 66 2/3% of the outstanding notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder to the extent permitted under the indenture):

(1) amend, change or modify in any material respect the obligation of the Co-Issuers to make and consummate a Collateral Sale Offer or an Event of Loss Offer, as the case may be, or modify the provisions or definitions with respect thereto; or

(2) release the Lien of the trustee for the benefit of the holders of the notes in any Collateral (other than by operation of the terms of the indenture and the Security Documents).

Notwithstanding the preceding, without the consent of any holder of notes, the Co-Issuers, the Guarantors and the trustee may amend, waive, supplement or otherwise modify the indenture, the notes or the Guarantees or the Security Documents:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of a Co-Issuer’s or a Guarantor’s obligations to holders of notes and Guarantees in the case of a merger, amalgamation or consolidation or sale of all or substantially all of such Co-Issuer’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to allow any Guarantor to execute a supplemental indenture and a Guarantee with respect to the notes or to release a Guarantee or a security interest under the notes or a Guarantee in accordance with the terms of the indenture;

(7) to provide for the issuance of additional notes in accordance with the terms of the indenture;

(8) to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

(9) to comply with the rules of any applicable securities depository;

(10) to conform the text of the indenture, the Guarantees or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended by the Co-Issuers (as demonstrated by an Officers’ Certificate) to be a substantially verbatim recitation of a provision of the indenture, the Guarantees or the notes;

(11) to add to the covenants of the Company or any Restricted Subsidiary for the benefit of the noteholders or surrender any rights or powers conferred upon the Company or any Restricted Subsidiary; or

(12) to secure the notes.

Concerning the Trustee

If the trustee becomes a creditor of a Co-Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to Navios Maritime Holdings Inc., 85 Akti Miaouli Street, Piraeus 185 38, Greece, attention: Executive Vice President, Legal.

Certain Definitions

Set forth below are certain defined terms used in the indenture and in this section. Reference is made to the indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2006 Notes Issue Date” means, December 18, 2006, the date of original issuance of the Company’s 9 1/2% Senior Notes due 2014.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means (i) “Additional Interest” as defined in the registration rights agreement with respect to the Existing Notes issued on the Existing Notes Issue Date and (ii) “Special Interest,” “Additional Interest,” “Liquidated Damages” or similar term as such term is defined in any registration rights agreement with respect to additional notes issued after the Existing Notes Issue Date (including the registration rights agreement related to the notes offered hereby).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to a note at any time, the greater of (1) 1.0% of the principal amount of such note at such time and (2) the excess of (A) the present value at such time of (i) the redemption price of such note at November 1, 2013 plus (ii) all remaining interest payments due on such note through and including November 1, 2013 (excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from November 1, 2013 to the Make-Whole Redemption Date, computed using a discount rate equal to the Applicable Treasury Rate plus 0.50%, over (B) the principal amount of such note on the Make-Whole Redemption Date.

“Applicable Treasury Rate” for any redemption date, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of such note (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to November 1, 2013; provided, however, that if the period from the Make-Whole Redemption Date to November 1, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to November 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Appraised Value” means the fair market sale value as of a specified date of a specified Vessel that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by an Independent Appraiser selected by the Company and, in the event such Independent Appraiser is not a Designated Appraiser, reasonably acceptable to the trustee.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets (other than, in the case of Collateral, an Event of Loss); provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Co-Issuers and their Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance by any of the Company’s Restricted Subsidiaries of any Equity Interest of such Restricted Subsidiary or the sale by the Company or any Restricted Subsidiary of Equity Interests in any Restricted Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or any of its Subsidiaries).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) other than in the case of any Collateral, any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

(2) a sale, lease, conveyance, transfer or other disposition of assets between or among the Company and/or its Restricted Subsidiaries; provided that if such sale, lease, conveyance, transfer or other disposition involves Collateral, such exemption shall only be available if such transaction is between or among the Company and/or one or more Mortgaged Vessel Guarantors;

(3) an issuance, sale, transfer or other disposition of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4) the sale or other disposition of damaged, worn-out or obsolete assets;

(5) the sale or other disposition of cash or Cash Equivalents;

(6)(i) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment and (ii) any issuance, sale, transfer or other disposition of Capital Stock of an Unrestricted Subsidiary;

(7) sales of accounts receivable and inventory (other than Vessels and Related Assets) in the ordinary course of business for cash or Cash Equivalents;

(8) a Permitted Asset Swap;

(9) sales and/or contributions of Securitization Assets to a Securitization Subsidiary in a Qualified Securitization Transaction for the fair market value thereof including cash in an amount at least equal to 75% of the fair market value thereof (for the purposes of this clause (9), Purchase Money Notes will be deemed to be cash); and

(10) any transfer of Securitization Assets or a fractional undivided interest therein, by a Securitization Subsidiary in a Qualified Securitization Transaction.

“Assignment of Freights and Hires” means each assignment, between either a Co-Issuer or a Mortgaged Vessel Guarantor, as applicable, and the trustee, dated the Existing Notes Issue Date or a Vessel Tender Date, as the case may be, as amended from time to time in accordance with the terms of the indenture and substantially in the form required by the indenture, together with the documents contemplated thereby, pursuant to which a Co-Issuer or such Mortgaged Vessel Guarantor, as applicable, assigns its right, title and interest in, to and under all charters, freights, hires and other earnings in respect of its Mortgaged Vessel.

“Assignment of Insurance” means each assignment, between either a Co-Issuer or a Mortgaged Vessel Guarantor, as applicable, and the trustee, dated the Existing Notes Issue Date or a Vessel Tender Date, as the case may be, as amended from time to time in accordance with the terms of the indenture and substantially in the form required by the indenture, together with the documents contemplated thereby, pursuant to which such Co-Issuer or Mortgaged Vessel Guarantor, as applicable, assigns its right, title and interest in, to and under all policies and contracts of insurance in respect of its Mortgaged Vessel as well as any proceeds of such insurance.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate equal to the rate implicit in such transaction for the relevant lease period, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness required thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time; provided that, notwithstanding the foregoing, the holders of the Company’s warrants outstanding on the Existing Notes Issue Date shall not be deemed to beneficially own the underlying shares until such warrants have been exercised. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have correlative meanings.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, other than for purposes of the definition of “Change of Control,” any committee thereof duly authorized to act on behalf of such board; and

(2) with respect to any other Person, the functional equivalent of a board of directors of a corporation or, other than for purposes of the definition of “Change of Control,” any committee thereof duly authorized to act on behalf thereof.

“Capital Lease Obligation” means, at the time of determination, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such association or entity;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars or Euro or other currency of a member of the Organization for Economic Cooperation and Development (including such currencies as are held as overnight bank deposits and demand deposits with banks);

(2) securities issued or directly and fully guaranteed or insured by the government of the United States or any Member State of the European Union or any other country whose sovereign debt has a rating of at least A3 from Moody’s and at least A- from S&P or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

(3) demand and time deposits and eurodollar time deposits and certificates of deposit or bankers’ acceptances with maturities of one year or less from the date of acquisition, in each case, with any financial institution organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus and undivided profits in excess of US$500.0 million;

(4) repurchase obligations with a term of not more than 60 days for underlying securities of the types described in clauses (2) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper and variable or fixed rate notes rated P-1 or higher by Moody’s Investors Service, Inc. or A-1 or higher by Standard & Poor’s Rating Services and, in each case, maturing within one year after the date of acquisition; and

(6) money market funds that invest primarily in Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Company;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of the majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company;

(3)(a) all or substantially all of the assets of the Company and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly Owned Restricted Subsidiary or one or more Permitted Holders or (b) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons Beneficially Owning, directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not Beneficially Own, directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person; or

(4) the Company shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Company.

“Charter” means each time charter party entered into with respect to a Mortgaged Vessel.

“Collateral” means, collectively, all of the property and assets (including, without limitation, Trust Monies) that are from time to time subject to the Security Documents.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means Navios Maritime Holdings Inc., a Marshall Islands corporation.

“Consolidated Cash Flow” means, for any period, for any Person, an amount determined for such Person and its Restricted Subsidiaries on a consolidated basis equal to:

(1) Consolidated Net Income for such period; plus

(2) the sum, without duplication, of the amounts for such Person and its Restricted Subsidiaries for such period (in each case to the extent reducing such Consolidated Net Income) of:

a) Fixed Charges;

b) provision for taxes based on income;

c) total depreciation expenses;

d) total amortization expenses (including, without limitation, the amortization of capitalized drydocking expenses);

e) other non-cash items reducing such Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period); and

f) to the extent any Attributable Indebtedness is outstanding and is not a Capital Lease Obligation, the amount of any payments therefor less the amount of interest implicit in such payments; minus

(3) the amount for such period (to the extent increasing such Consolidated Net Income) of non-cash items increasing such Consolidated Net Income (other than any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash items in any prior period);

provided that the items listed in clauses (2) (a) through (f) of a Restricted Subsidiary will be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income for such period.

“Consolidated Net Income” means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (without duplication):

(1) any net after-tax extraordinary or nonrecurring gains or losses (less all fees and expenses relating thereto);

(2) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales or dispositions of securities;

(3) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period;

(4) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income is actually, or is permitted to be, paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise; provided that with respect to a Guarantor or a Securitization Subsidiary this clause (4) shall be applicable solely for purpose of calculating Consolidated Net Income to determine the amount of Restricted Payments permitted under the covenant described under the caption “—Certain Covenants—Restricted Payments”;

(5) any non-cash expenses or charges resulting from stock, stock option or other equity-based awards;

(6) the cumulative effect of a change in accounting principles;

(7) any impairment charge or asset write-off or write-down, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(8) the net after-tax effects of adjustments in the inventory, property and equipment, goodwill, intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof;

(9) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including without limitation any such transaction undertaken but not completed); and

(10) the portion of distributions received from Navios Partners otherwise includable in “Consolidated Net Income” of the Company to the extent the Company elects to exclude such distributions from “Consolidated Net Income” and credits such amounts towards subclause (y) of clause (17) of the definition of “Permitted Investments”;

provided, however, that Consolidated Net Income shall be reduced by the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period.

“Credit Agreement” means that certain Facility Agreement, dated as of February 2007, among the Company, HSH Nordbank AG, as swap bank, joint-arranger, agent, account bank and security trustee, Commerzbank AG, as joint-arranger and swap bank, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon termination or otherwise), increased or refinanced (including by means of sales of debt securities to institutional investors) including by means of a Qualified Securitization Transaction in whole or in part from time to time (and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder, changing or replacing agent banks and lenders thereunder or adding, removing or reclassifying Subsidiaries of the Company as borrowers or guarantors thereunder).

“Credit Facilities” means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks, other institutional lenders, commercial finance companies or other lenders providing for revolving credit loans, term loans, bonds, debentures, securitization financing (including through the transfer of Securitization Assets to special purpose entities formed to borrow from such lenders against, or sell undivided interests in, such assets in a Qualified Securitization Transaction) or letters of credit, pursuant to agreements or indentures, in each case, as amended, restated, modified, renewed, refunded, replaced, increased or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder, changing or replacing agent banks and lenders thereunder or adding, removing or reclassifying Subsidiaries of the Company as borrowers or guarantors thereunder).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Appraiser” means any of Fearnleys A.S., Oslo Shipbrokers A.S., Clarkson Valuations Limited, Simpson Spence & Young Shipbrokers Ltd., E.A. Gibson Shipbrokers Ltd., Jacq. Pierot Jr. & Sons, Allied Shipbroking, Greece, RS Platou ASA, ICAP Shipping Limited, ACM Ltd., London, Island Shipbrokers PTE LTD, Singapore, and Deloitte LLP, Ernst & Young LLP and KPMG LLP; provided that, at the time any such firm is to be utilized, such firm would qualify as an Independent Appraiser.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation executed by an authorized officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means preferred stock of the Company (other than Disqualified Stock) issued and sold for cash in a bona-fide financing transaction that is designated as Designated Preferred Stock pursuant to an Officers’ Certificate on the issuance date thereof, the net cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “Restricted Payments” covenant and are not used for purposes of clause (b) of such clause (3).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale prior to the stated maturity of the notes will not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock.

“Eligible Jurisdiction” means any of the Republic of the Marshall Islands, the United States of America, any State of the United States or the District of Columbia, the Commonwealth of the Bahamas, the Republic of Liberia, the Republic of Panama, the Commonwealth of Bermuda, the British Virgin Islands, the Cayman Islands, the Isle of Man, Cyprus, Norway, Greece, Hong Kong, the United Kingdom, Malta, any Member State of the European Union and any other jurisdiction generally acceptable to institutional lenders in the shipping industry, as determined in good faith by the Board of Directors.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any issuance and sale by the Company of its Qualified Equity Interests.

“Event of Loss” means any of the following events: (a) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel, (b) the destruction of a Vessel, (c) damage to a Vessel to an extent, determined in good faith by the Company within 90 days after the occurrence of such damage (and evidenced by an Officers’ Certificate to such effect delivered to the trustee, within such 90-day period), as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use (other than obsolescence) or (d) the condemnation, confiscation, requisition for title, seizure, forfeiture or other taking of title to or use of a Vessel that shall not be revoked within six months. An Event of Loss shall be deemed to have occurred: (i) in the event of the destruction or other actual total loss of a Vessel, on the date of such loss, or if such date is unknown, on the date such Vessel was last reported; (ii) in the event of a constructive, agreed or compromised total loss of a Vessel, on the date of determination of such total loss; (iii) in the case of any event referred to in clause (c) above, upon the delivery of the Company’s Officers’ Certificate to the trustee; or (iv) in the case of any event referred to in clause (d) above, on the date that is six months after the occurrence of such event.

“Event of Loss Proceeds” means all compensation, damages and other payments (including insurance proceeds) received by the Company, any Mortgaged Vessel Guarantor or the trustee, jointly or severally, from any Person, including any governmental authority, with respect to or in connection with an Event of Loss.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercised Vessel Purchase Option Contract” means any Vessel Purchase Option Contract which has been exercised by the Company or a Restricted Subsidiary, obligating the Company or such Restricted Subsidiary to purchase such Vessel and any Related Assets, subject only to customary conditions precedent.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Existing Notes Issue Date after giving effect to the issuance of the Existing Notes on November 2, 2009 and the use of proceeds therefrom, including the amount of undrawn commitments under any Credit Facilities in existence on the Existing Notes Issue Date and described in the prospectus relating to the Existing Notes.

“Existing Notes Issue Date” means November 2, 2009, the date of original issuance of $400,000,000 aggregate principal amount of the Co-Issuers’ 8 7/8% First Priority Ship Mortgage Notes due 2017.

“Existing Vessels” means the following Vessels owned by the Company or a Guarantor on the Existing Notes Issue Date: Navios Ionian, Navios Horizon, Navios Herakles, Navios Achilles, Navios Meridian, Navios Mercator, Navios Arc, Navios Hios, Navios Kypros, Navios Ulysses, Navios Vega, Navios Celestial and Navios Magellan.

“Fair Market Value” means, with respect to any asset or property, the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or necessity of either party. Fair Market Value shall be determined in good faith by (i) if the value of such property or asset is less than $25.0 million, an officer of the Company and evidenced by an Officers’ Certificate delivered to the trustee and (ii) if the value of such property or asset equals or exceeds $25.0 million, the Board of Directors of the Company; provided, however, that (x) if such determination is with respect to one or more Vessels with a value that equals or exceeds $25.0 million (as determined by the Company in good faith), Fair Market Value shall be (I) based on the Appraised Value of such Vessel and (II) shall be the greater of such Vessel’s “charter-free” and “charter-adjusted” values and (y) if such determination relates to the determination by the Company of compliance with clause (7) of the definition of “Permitted Liens,” such determination shall comply with clause (x) to the extent such determination relates to one or more Vessels and in all other cases such determination shall be based on the written opinion of an independent investment banking firm of international standing qualified to perform the task for which such firm has been engaged (as determined by the Company in good faith).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made occurred (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions (including of Vessels and Related Assets including, without limitation, chartered-in Vessels) that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, of any other Person or any of its Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and any prior acquisitions by such other Person to the extent not fully reflected in the historical results of operations of such other Person, and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to operations (including Vessels and Related Assets) or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to operations (including Vessels and Related Assets) or businesses (and ownership interests therein) disposed of prior to the Calculation Date will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date (or would become a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date (or would cease to be a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated at the actual rate that was in effect from time to time (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(7) if the Company or any Restricted Subsidiary shall have entered into an agreement to acquire a Vessel which at the time of calculation to the Fixed Charge Coverage Ratio is being constructed on behalf of the Company of such Restricted Subsidiary and (i) is scheduled to be delivered no later than 18 months from the date of such calculation of the Fixed Charge Coverage Ratio and (ii) has been chartered out to a third party that is not an Affiliate of the Company pursuant to a bona fide time charter entered into on customary terms for time charters at the time (as determined in good faith by the Company), which is binding on such third party and which has a fixed duration of not less than five years, then pro forma effect will be given to the extent provided in the next paragraph below.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition (including, without limitation, the charter-in of a Vessel) or construction of a Vessel or the Capital Stock of a Person that owns, or charters in, one or more Vessels or the financing thereof, such Person may (i) if a relevant Vessel is to be subject to a time charter-out with a remaining term of twelve months or longer, apply for the period for which the Fixed Charge Coverage Ratio is being calculated pro forma earnings (losses) for such Vessel based upon such charter-out, (ii) if a relevant Vessel is to be subject to a time charter-out with a remaining term of between six and twelve months, apply for the period for which the Fixed Charge Coverage Ratio is being calculated the annualized amount of pro forma earnings (losses) for such Vessel based upon such charter-out, (iii) if a relevant Vessel is not to be subject to a time charter-out, is under time charter-out that is due to expire in six months or less, or is to be subject to charter on a voyage charter basis (whether or not any such charter is in place for such Vessel), then in each case apply for the period for which the Fixed Charge Coverage Ratio is being calculated earnings (losses) for such Vessel based upon the average of the historical earnings of comparable Vessels in such Person’s fleet in the most recent four quarter period (as determined in good faith by the chief financial officer of the Company) or if there is no such comparable Vessel, then based upon industry average earnings for comparable Vessels (as determined in good faith by the chief financial officer of the Company) or (iv) if such Vessel is a Vessel described in clause (7) of the immediately preceding paragraph then, include, to the extent that such Vessel has not been delivered to the Company or a Restricted Subsidiary or if so delivered has not been deployed for the entire period for which the Fixed Charge Coverage Ratio is being calculated, for such period (or the portion of such period during which such Vessel was not deployed if such Vessel has been deployed but not for the entire period) the Proportionate Amount of the pro forma earnings (losses) for such Vessel based upon the contractual terms of such Vessel’s charter-out agreement applicable to the first twelve months following scheduled delivery of such Vessel (or the ratable amount of such Proportionate Amount of earnings (losses) to the extent the Vessel has been deployed but for less then the entire period (with the actual earnings of such Vessel being given effect to for the period deployed to the extent otherwise included in the calculation of Consolidated Cash Flow). As used herein, “Proportionate Amount of earnings (losses)” means the product of the earnings (losses) referred to above and the percentage of the aggregate purchase price for such Vessel which has been paid as of the relevant date of the determination of the Fixed Charge Coverage Ratio.

Additionally, any pro forma calculations may include the reduction or increase in costs for the applicable period resulting from, or in connection with, the acquisition of assets, an asset sale or other transaction or event which is being given pro forma effect that (a) would be permitted to be reflected on pro forma financial statements pursuant to Regulation S-X under the Securities Act or (b) have been realized at the time such pro forma calculation is made or are reasonably expected to be realized within twelve months following the consummation of the transaction to which such pro forma calculations relate, which actions shall be certified by the chief financial officer of the Company, provided that, in the case of adjustments pursuant to this clause (b), such adjustments will be set forth in a certificate signed by the Company’s chief financial officer which states in detail (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Company at the time of such execution. Any such certificate will be provided to the trustee if the Company or any Restricted Subsidiary incurs Indebtedness, issues Disqualified Stock or preferred stock, makes any Restricted Payment or consummates any transaction described under “—Certain Covenants—Merger, Consolidation or Asset Sale” necessitating the calculation of the Fixed Charge Coverage Ratio.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication,

of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, (x) including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of any Securitization Fees, the interest component of all payments associated with Capital Lease Obligations and the net payments made pursuant to Hedging Obligations in respect of interest rates and (y) excluding amortization of deferred financing fees, debt issuance costs and commissions, fees and expenses incurred in connection with the incurrence of Indebtedness and any expensing of bridge, commitment and other financing fees; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4) all dividends accrued or paid on any series of Disqualified Stock or Designated Preferred Stock of the Company or any Disqualified Stock or preferred stock of any Restricted Subsidiary (other than any such Disqualified Stock, Designated Preferred Stock or preferred stock held by the Company or a Wholly Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests); plus

(5) to the extent any Attributable Indebtedness is outstanding and is not a Capital Lease Obligation, the amount of interest implicit in any payments related to such Attributable Indebtedness during such period.

“Forward Freight Agreement” means, with respect to any Person, any forward freight agreement or comparable swap, future or similar agreement or arrangement relating to derivative trading in freight or similar rates.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Existing Notes Issue Date, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case, as in effect on the Existing Notes Issue Date, or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect on the Existing Notes Issue Date.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantee” means the guarantee by each Guarantor of the Company’s obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

“Guarantor” means each Subsidiary of the Company that executes a Guarantee in accordance with the provisions of the indenture and its successors and assigns, until such Subsidiary is released from its Guarantee in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under swap, cap, collar, forward purchase, Forward Freight Agreements or agreements or arrangements similar to any of the foregoing and dealing with interest rates, currency exchange rates, commodity prices or freight rates, either generally or under specific contingencies.

“Heirs” of any individual means such individual’s estate, spouse, lineal relatives (including adoptive descendants), administrator, committee or other personal representative or other estate planning vehicle and any custodian or trustee for the benefit of any spouse or lineal relatives (including adoptive descendants) of such individual.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4) all obligations of such Person representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed and which is treated as indebtedness under GAAP, except any such balance that constitutes an accrued expense or trade payable, or similar obligations to trade creditors incurred in the ordinary course of business;

(5) all Capital Lease Obligations of such Person;

(6) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(7) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis; provided further that Standard Securitization Undertakings in connection with a Qualified Securitization Transaction shall not be considered to be a guarantee of Indebtedness;

(8) all Attributable Indebtedness;

(9) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

Notwithstanding clause (4) above, the obligation of the Company or any Restricted Subsidiary to pay the purchase price for an Exercised Vessel Purchase Option Contract entered into and exercised in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries shall not constitute “Indebtedness” under clause (4) above even though the purchase price therefor may be due more than six months after exercise thereof.

“Independent Appraiser” means a Person:

(1) that is (a) engaged in the business of appraising Vessels who is generally acceptable to institutional lenders to the shipping industry or (b) if no Person described in clause (i) is at such time generally providing appraisals of vessels (as determined in good faith by the Company) then, an independent investment banking firm of international standing qualified to perform such valuation (as determined in good faith by the Company); and

(2) who (a) is independent of the parties to the transaction in question and their Affiliates and (b) is not connected with the Company, any of the Restricted Subsidiaries or any of such Affiliates as an officer, director, employee, partner or person performing similar functions.

“Intercompany Debt” means Indebtedness of an Mortgaged Vessel Guarantor to the extent issued to or held by the Company or any Subsidiary of the Company.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the forms of loans (including guarantees or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP but excluding extensions of trade credit or advances, deposits and payments to or with suppliers, lessors or utilities or for workers’ compensation in the ordinary course of business or prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants— Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease that is not a Capital Lease Obligation be deemed to constitute a Lien.

“Loan To Value Ratio—Actual” means, at any time, the ratio (determined before giving effect to the issuance of any additional notes resulting in the requirement to calculate the “Loan To Value Ratio—Actual” and further excluding the proposed application of the proceeds thereof) of (x) the aggregate principal amount of the notes outstanding at such time to (y) the aggregate Fair Market Value of all Collateral (including all Trust Monies) at such time.

“Loan To Value Ratio—Additional Notes” means, at any time, in connection with the issuance of additional notes, the ratio of (x) the aggregate principal amount of the additional notes to be issued at such time outstanding at such time to (y) the sum of (I) the aggregate Fair Market Value of all Collateral to be purchased by (or contributed to) one or more Mortgaged Vessel Guarantors with the proceeds of the issuance of such additional notes and other funds available to the Company on the date of issuance of such additional notes and (II) any cash proceeds from the issuance of such additional notes and any other funds, in each case, deposited as Trust Monies in connection with the issuance of such additional notes.

“Make-Whole Redemption Date” with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.

“Mortgaged Vessel Guarantor” means a Guarantor that is the owner of one or more Mortgaged Vessels.

“Mortgaged Vessels” means (i) the Existing Vessels, (ii) the Navios Lumen and the Navios Phoenix and (iii) any other Vessels made subject to the Lien of the Security Documents in favor of the trustee for the benefit of the holders of notes pursuant to the provisions described under “—Security—Substitution of a Qualified Vessel or Qualified Collateral; Designation as Mortgaged Vessel.”

“Navios Partners” means Navios Maritime Partners, L.P., a Marshall Islands limited partnership, of which a Subsidiary of the Company is the general partner.

“Net FFA Loss Amount” means, for each applicable period, the amount of net recorded losses (whether realized or unrealized), net of recorded gains during such period (whether realized or unrealized), in respect of Forward Freight Agreements not permitted to be entered into under clause (i) of the definition of “Permitted Hedging Obligations” and related net recorded trading losses (whether realized or unrealized), net of related cash trading gains for such period (whether realized or unrealized), of the Company and its Restricted Subsidiaries for such period.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of fees, commissions, expenses and other direct costs relating to such Asset Sale, including, without limitation, (a) fees and expenses related to such Asset Sale (including legal, accounting and investment banking fees, title and recording tax fees and sales and brokerage commissions, and any relocation expenses and severance or shutdown costs incurred as a result of such Asset Sale), (b) all federal, state, provincial, foreign and local taxes paid or payable as a result of the Asset Sale, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien incurred in compliance with the terms of the indenture and the Security Documents on the asset or assets that were the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets which are subject to such Asset Sale and (e) any escrow or reserve for adjustment in respect of the sale price of such assets established in accordance with GAAP and any reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale except to the extent that such proceeds are released from any such escrow or to the extent such reserve is reduced or eliminated.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness (other than, with respect to a Securitization Subsidiary, pursuant to Standard Securitization Undertakings in connection with a Qualified Securitization Transaction)), (b) is directly or indirectly liable as a guarantor or otherwise (other than, with respect to a Securitization Subsidiary, pursuant to Standard Securitization Undertaking in connection with a Qualified Securitization Transaction), or (c) constitutes the lender; and

(2) as to which the lenders have been notified in writing or have contractually agreed that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than, in the case of a Qualified Securitization Transaction, the equity interests in, any Purchase Money Notes of and the assets of the applicable Securitization Subsidiary).

“Obligations” means any principal, interest, penalties, fees, costs and expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, any of the following: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, the Chief Operating Officer, any Vice President, any Assistant Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, the Controller or any other officer designated by the relevant Board of Directors serving in a similar capacity.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel that meets the requirements of the indenture. The counsel may be an employee of, or counsel to, the Co-Issuers, a Guarantor or the trustee. Opinions of Counsel required to be delivered under the indenture may have qualifications customary for opinions of the type required in the relevant jurisdiction or related to the items covered by the opinion and counsel delivering such Opinions of Counsel may rely on certificates of the Co-Issuers or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various covenants have been complied with.

“Permitted Asset Swap” means the exchange of property or assets of the Company or any Restricted Subsidiary for assets to be used by the Company or a Restricted Subsidiary in a Permitted Business.

“Permitted Business” means any business conducted by the Company or any of its Subsidiaries as described in this prospectus and any businesses that, in the good faith judgment of the Board of Directors of the Company, are reasonably related, ancillary, supplemental or complementary thereto, or reasonable extensions thereof.

“Permitted Hedging Obligations” means

(i) at any time, Hedging Obligations designed to manage interest rates or interest rate risk or protect against fluctuations in currency exchange rates, commodity prices or freight rates and not for speculative purposes (all as determined by the Company on the date of entering into such Hedging Obligation) and

(ii) obligations in respect of one or more Forward Freight Agreements not covered by clause (i) above if at the time each such Forward Freight Agreement is entered into either

(x) after giving pro forma effect thereto as if such Forward Freight Agreement had been entered into at the beginning of the applicable four-quarter period, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

(y) the Net FFA Loss Amount shall not have exceeded either (I) $12.5 million for the calendar year in which such Forward Freight Agreement is entered into, determined as of the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time the applicable Forward Freight Agreement shall be entered into, provided that to the extent that any portion of the Net FFA Loss Amount for any prior calendar year is less than $12.5 million, such unused portion may be carried forward and utilized in one or more subsequent years until so utilized or (II) $50.0 million for the period (taken as one accounting period) from January 1, 2007, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time the applicable Forward Freight Agreement shall be entered into;

provided that the restrictions set forth in this clause (ii) shall not apply with respect to

(I) the settling of a position in respect of an outstanding Forward Freight Agreement in accordance with the terms thereof, or

(II) the entering into of any Forward Freight Agreement by the Company or any Restricted Subsidiary if the sole purpose thereof is to offset, in whole or in part, the risk of loss with respect to any then outstanding Forward Freight Agreement.

“Permitted Holders” means each of: (i) Angeliki Frangou; (ii) each of her spouse, siblings, ancestors, descendants (whether by blood, marriage or adoption, and including stepchildren) and the spouses, siblings, ancestors and descendants thereof (whether by blood, marriage or adoption, and including stepchildren) of such natural persons, the beneficiaries, estates and legal representatives of any of the foregoing, the trustee of any bona fide trust of which any of the foregoing, individually or in the aggregate, are the majority in interest beneficiaries or grantors, and any corporation, partnership, limited liability company or other Person in which any of the foregoing, individually or in the aggregate, own or control a majority in interest; and (iii) all Affiliates controlled by the Persons named in clauses (i) and (ii) above.

“Permitted Investments” means:

(1) any Investment in cash or Cash Equivalents;

(2) any Investment in a Co-Issuer or in a Guarantor;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Co-Issuer or a Guarantor;

(4) any Investment made as a result of the receipt of non-cash consideration from an asset sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) any Investment made for consideration consisting of Qualified Equity Interests of the Company;

(6) any Investments received in compromise, settlement or resolution of (A) obligations of trade creditors or customers, including, without limitation, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Permitted Hedging Obligations;

(8) Investments in existence on the Existing Notes Issue Date;

(9) Investments in prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers’ compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(10) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business not to exceed $7.5 million at any one time outstanding;

(11) payroll, travel and similar advances made in the ordinary course of business to cover matters that are expected at the time of such advances to be treated as expenses in accordance with GAAP;

(12) Investments held by a Person at the time such Person becomes a Restricted Subsidiary of the Company or is merged into the Company or a Restricted Subsidiary of the Company and not made in contemplation of such Person becoming a Restricted Subsidiary or merger;

(13) any Investment by the Company or any Restricted Subsidiary in a Securitization Subsidiary (including, without limitation, the payment of Securitization Fees in connection with a Qualified Securitization Transaction) or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Transaction (including Investments of funds held in accounts required by customary arrangements governing such Qualified Securitization Transaction in the manner required by such arrangements), so long as any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, a contribution of additional Securitization Assets or an Equity Interest;

(14) Investments in any Person engaged in a Permitted Business the Fair Market Value of which, when taken together with all other Investments made pursuant to this clause (14) since the Existing Notes Issue Date and that remain outstanding, do not exceed the greater of (x) $25.0 million and (y) 2.0% of Total Tangible Assets;

(15) Investments in Unrestricted Subsidiaries the Fair Market Value of which, when taken together with all other Investments made pursuant to this clause (15) since the Existing Notes Issue Date and that remain outstanding, do not exceed the greater of (x) $25.0 million and (y) 2.0% of Total Tangible Assets;

(16) other Investments in any Person having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed the greater of (x) $50.0 million and (y) 3.5% of Total Tangible Assets; and

(17) Investments in Navios Partners, the Fair Market Value of which, when taken together with all other Investments made pursuant to this clause (17) since the Existing Notes Issue Date and that remain outstanding, do not exceed the sum of (x) the greater of (I)$200.0 million and (II) 10.0% of Total Tangible Assets and (y) provided that the Company shall have elected to exclude such cash distributions from Consolidated Net Income as provided for in clause (10) of the definition thereof, the amount of cash distributions received from Navios Partners since the Existing Notes Issue Date.

“Permitted Liens” means:

(1) Liens on assets and property of the Company or any of its Subsidiaries securing Indebtedness and other related Obligations under Credit Facilities in an aggregate amount at any time outstanding not to exceed $600.0 million; provided that no such Liens shall extend to any assets or property constituting Collateral;

(2) Liens in favor of the Company or any of its Restricted Subsidiaries;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated or amalgamated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not created in connection with such merger, consolidation or amalgamation and do not extend to any assets other than those of the Person merged into or consolidated or amalgamated with the Company or the Restricted Subsidiary; provided further that no such Liens shall extend to any assets or property constituting Collateral;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with such acquisition; provided further that no such Liens shall extend to any assets or property constituting Collateral;

(5) Liens incurred or deposits in connection with workers’ compensation, employment insurance or other types of social security, including Liens securing letters of credit issued in the ordinary course of business or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations including those arising from regulatory, contractual or warranty requirements of the Company and its Subsidiaries, including rights of offset and setoff (in each case exclusive of obligations for the payment of borrowed money);

(6) Liens securing (i) Indebtedness incurred pursuant to clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covering only the assets acquired with or financed by such Indebtedness; provided that no such Liens shall extend to any assets or property constituting Collateral;

(7) Liens securing Indebtedness incurred to finance (A) the construction, purchase or lease of, or repairs, improvements or additions to, one or more Vessels and any Related Assets or (B) the Capital Stock of a Person the assets of which include one or more Vessels and any Related Assets (and, in each case, Liens securing Indebtedness that refinances or replaces any such Indebtedness); provided, however, that, (i) except as provided in clauses (ii) and (iii) below and except to the extent that any portion of such Indebtedness is secured by a Lien incurred and outstanding pursuant to another clause of this definition of “Permitted Liens” or otherwise in compliance with the covenant described under “—Certain Covenants—Liens”, the principal amount of Indebtedness secured by such a Lien in respect of this clause (7) does not exceed (x) with respect to Indebtedness incurred to finance the construction of such Vessel(s) or Related Assets, 80%, without duplication, of the sum of (1) the contract price pursuant to the Vessel Construction Contract(s) for such Vessel(s) plus, without duplication, the Fair Market Value of any Related Assets and (2) any other ready for sea cost for such Vessel(s) or Related Assets (as determined in good faith by the Company), and (y) with respect to Indebtedness Incurred to finance the acquisition of such Vessel(s), Related Assets or Person, 80% of the Fair Market Value of such Vessel(s), Related Assets or the Vessel and Related Assets of such Person at the time such Lien is incurred, (ii) in the case of Indebtedness that matures within nine months after the incurrence of such Indebtedness (other than any Permitted Refinancing Indebtedness of such Indebtedness or Indebtedness that matures within one year prior to the Stated Maturity of the notes), the principal amount of Indebtedness secured by such a Lien shall not exceed the Fair Market Value of such, without duplication, Vessel(s), Related Assets or the Vessel and Related Assets of such Person at the time such Lien is incurred, and (iii) in the case of Indebtedness representing Capital Lease Obligations relating to a Vessel or Related Assets, the principal amount of Indebtedness secured by such a Lien shall not exceed 100% of the sum of (1), without duplication, the Fair Market Value of such Vessel or Related Assets at the time such Lien is incurred and (2) any ready for sea cost for such Vessel or Related Assets (as determined in good faith by the Company); provided further that no such Liens shall extend to any assets or property constituting Collateral;

(8) Liens arising from Uniform Commercial Code financing statements filings or other applicable similar filings regarding operating leases and vessel charters entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(9) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary arising from Vessel chartering, drydocking, maintenance, repair, refurbishment or replacement, the furnishing of supplies and bunkers to Vessels and Related Assets, repairs and improvements to Vessels and Related Assets, masters’, officers’ or crews’ wages and maritime Liens; provided that in the case of a Charter of a Mortgaged Vessel, such Lien is subject to the Lien of the indenture and the Security Documents;

(10) Liens for general average and salvage;

(11) Liens existing on the Existing Notes Issue Date (other than Liens under the Credit Agreement) and, in the case of the Mortgaged Vessels as of the Existing Notes Issue Date, disclosed in the offering memorandum relating to the Existing Notes;

(12) Liens for taxes, assessments or governmental charges or claims that are not yet due or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(13)(x) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, suppliers’ and mechanics’ Liens, in each case, incurred in the ordinary course of business and (y) other Liens arising by operation of law covered by insurance including any deductibles thereon);

(14) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that do not materially adversely affect the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(15) Liens securing (a) the Existing Notes or the Guarantees issued on the Existing Notes Issue Date (and any exchange notes and related Guarantees issued pursuant to the terms of the registration rights agreement relating to the Existing Notes) or payment obligations to the trustee and (b) additional notes; provided that, in the case of this clause (b), immediately after giving effect to the incurrence of such additional notes, the Loan To Value Ratio—Additional Notes is less than the lesser of (i) 0.70 to 1.0 and (ii) 1.1 times the Loan To Value Ratio—Actual at such time;

(16) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that such Liens (a) are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, and (b) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced (other than (x) any improvements or accessions to such property or assets or any items which constitute Related Assets with respect to such underlying property or assets securing the Indebtedness so refinanced or (y) any Lien on additional property or assets which Lien would have been permitted to be granted by the covenant under “—Certain Covenants—Liens” in respect of the Indebtedness being refunded, refinanced, replaced, defeased or discharged by such Permitted Refinancing Indebtedness at the time such prior Indebtedness was initially incurred by the Company or such Restricted Subsidiary);

(17) Liens arising by reason of any judgment, decree or order of any court not giving rise to an Event of Default;

(18) Liens and rights of setoff in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and cash and Cash Equivalents in such accounts;

(19) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20) Liens securing Permitted Hedging Obligations which Permitted Hedging Obligations relate to Indebtedness that is otherwise permitted under the indenture; provided, however, that if such Permitted Hedging Obligation is a Forward Freight Agreement such Lien shall not extend to any property or asset of the Company or any Restricted Subsidiary other than funds of the Company or such Restricted Subsidiary maintained in the ordinary course of business in deposit accounts with the clearinghouse clearing such Forward Freight Agreement; provided further that no such Liens shall extend to any assets or property constituting Collateral;

(21) Liens arising under a contract over goods, documents of title to goods and related documents and insurances and their proceeds, in each case in respect of documentary credit transactions entered into in the ordinary course of business;

(22) Liens arising under any retention of title, hire, purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Company or a Restricted Subsidiary in the ordinary course of business;

(23) Liens on Securitization Assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary or pledges of the equity interests in or Purchase Money Notes of a Securitization Subsidiary, in each case, in connection with a Qualified Securitization Transaction;

(24) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (22); provided that any such extension, renewal or replacement is no more restrictive in any material respect that the Lien so extended, renewed or replaced and does not extend to any additional property or assets; and

(25) Liens incurred by the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $50.0 million at any one time outstanding; provided that not greater than $10.0 million of such obligations may be secured by Liens on any assets or property constituting Collateral.

For purposes of determining what category of Permitted Lien that any Lien shall be included in, the Company in its sole discretion may classify such Lien on the date of its incurrence and later reclassify all or a portion of such Lien in any manner that complies with this definition. Notwithstanding the foregoing, the Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Capital Stock, Intercompany Debt or other securities issued by any Mortgaged Vessel Guarantor other than in favor of the trustee for the benefit of the holders of the notes.

“Permitted Refinancing Indebtedness” means any Indebtedness, Disqualified Stock or preferred stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness, Disqualified Stock or preferred stock of the Company or any of its Restricted Subsidiaries; provided that, in the case of Indebtedness which is not being used to concurrently refinance or defease the notes in full:

(1) the principal amount (or accreted value, if applicable) or mandatory redemption amount of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) or mandatory redemption amount, plus accrued interest or dividends in connection therewith, of the Indebtedness, Disqualified Stock or preferred stock extended, refinanced, renewed, replaced, defeased or refunded (plus all dividends and accrued interest on such Indebtedness, Disqualified Stock or preferred stock and the amount of all fees, expenses, premiums and other amounts incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity or final redemption date either (i) no earlier than the final maturity or final redemption date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (ii) after the maturity date of the notes;

(3) the portion, if any, of the Indebtedness, Disqualified Stock or preferred stock being extended, refinanced, renewed, replaced, defeased or refunded has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness, Disqualified Stock or preferred stock being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or a Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or a Guarantee on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness, Disqualified Stock or preferred stock being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) such Indebtedness is incurred either by (i) if a Restricted Subsidiary that is not a Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, any Restricted Subsidiary that is not a Guarantor or (ii) the Company or Guarantor (or any Restricted Subsidiary that becomes a Guarantor in contemplation of or upon the incurrence of such Permitted Refinancing Indebtedness).

For all purposes of the indenture, Indebtedness, Disqualified Stock or preferred stock of the Company or any of its Restricted Subsidiaries (collectively, the “Replacement Indebtedness”) may in the Company’s discretion be deemed to replace other Indebtedness, Disqualified Stock or preferred stock of the Company or any of its Restricted Subsidiaries (collectively, the “Replaced Indebtedness”) if such Replacement Indebtedness satisfies the requirements of clauses (1) through (5) above and is (x) incurred no later than 180 days of the date on which the Replaced Indebtedness was repaid, redeemed, defeased or discharged and (y) if the proceeds of the Replaced Indebtedness were primarily utilized to finance or refinance the acquisition of one or more Vessels, then substantially all of the net proceeds from such Replacement Indebtedness must be used to finance or refinance the acquisition of assets used or useful in a Permitted Business (including, without limitation, Vessels and Related Assets, which need not be the same Vessel or Vessels or Related Assets which were financed or refinanced with the Replaced Indebtedness).

“Permitted Repairs” means, with respect to any newly acquired second-hand Vessel, repairs which, in the reasonable judgment of the Company, are required to be made to such Vessel upon acquisition and which are made within 120 days of the acquisition thereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Purchase Money Note” means a promissory note of a Securitization Subsidiary to the Company or any Restricted Subsidiary of the Company, which note (a) must be repaid from cash available to the Securitization Subsidiary, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated or newly acquired Securitization Assets and (b) may be subordinated to the payments described in clause (a).

“Qualified Collateral” means one or more Qualified Vessels and/or cash and Cash Equivalents, the aggregate Fair Market Value of which is at least equal to the Appraised Value of the Mortgaged Vessel or Mortgaged Vessels for which such Qualified Collateral is being substituted.

“Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Qualified Securitization Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or such Restricted Subsidiary sells, contributes, conveys or otherwise transfers to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or transfers an undivided interest in or grants a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and all other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with a securitization transaction of such type; provided such transaction is on market terms at the time the Company or such Restricted Subsidiary enters into such transaction.

“Qualified Vessel” means, as of any date, a Vessel which (i) is not a Mortgaged Vessel as of such date and (ii) is to be owned by the Company or a Mortgaged Vessel Guarantor.

“registration rights agreement” means (i) the Registration Rights Agreement dated as of the Existing Notes Issue Date among the Company, the Guarantors and the initial purchasers of the Existing Notes and (ii) any other exchange and registration rights agreement entered into in connection with an issuance of additional notes in a private offering after the Existing Notes Issue Date (including the registration rights agreement related to the notes offered hereby).

“Related Asset” means (i) any insurance policies and contracts from time to time in force with respect to a Vessel, (ii) the Capital Stock of any Restricted Subsidiary of the Company owning a Vessel and related assets, (iii) any requisition compensation payable in respect of any compulsory acquisition of a Vessel, (iv) any earnings derived from the use or operation of a Vessel and/or any earnings account with respect to such earnings, (v) any charters, operating leases, contracts of affreightment, Vessel purchase options and related agreements entered and any security or guarantee in respect of the charterer’s or lessee’s obligations under such charter, lease, Vessel purchase option or agreement, (vi) any cash collateral account established with respect to a Vessel pursuant to the financing arrangement with respect thereto, (vii) any building, conversion or repair contracts relating to a Vessel and any security or guarantee in respect of the builder’s obligations under such contract and (viii) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of a Vessel and any asset reasonably related, ancillary or complementary thereto.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means any arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned by the Company or any of its Subsidiaries at the Existing Notes Issue Date or later acquired, which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Secured Indebtedness” means any Indebtedness (other than Subordinated Indebtedness) of the Company or a Restricted Subsidiary of the Company secured by a Lien on any of its assets.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securitization Assets” means any accounts receivable, instruments, chattel paper, contract rights, general intangibles or revenue streams subject to a Qualified Securitization Transaction and any assets related thereto (other than Vessels), including, without limitation, all collateral securing such assets, all contracts and all guarantees or other supporting obligations in respect of such assets and all proceeds of the forgoing.

“Securitization Fees” means all yield, interest or other payments made directly or by means of discounts with respect to any interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Transaction.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Transaction to repurchase Securitization Assets arising as a result of a breach of Standard Securitization Undertakings, including as a result of a Securitization Asset or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to, the seller.

“Securitization Subsidiary” means a Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Securitization Transaction in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Securitization Assets and related assets):

(1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing Securitization Assets of the Company and/or its Restricted Subsidiaries, and any activities incidental thereto;

(2) that is designated by the Board of Directors of the Company or such other Person as a Securitization Subsidiary pursuant to resolution set forth in an Officers’ Certificate and delivered to the trustee;

(3) that, other than Securitization Assets, has total assets at the time of such creation and designation with a book value of $10,000 or less;

(4) has no Indebtedness other than Non-Recourse Debt;

(5) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings on terms not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company in connection with a Qualified Securitization Transaction (as determined in good faith by the Company) and Securitization Fees payable in the ordinary course of business in connection with such a Qualified Securitization Transaction; and

(6) with respect to which neither the Company nor any Restricted Subsidiary of the Company has any obligation (a) to make any additional capital contribution (other than Securitization Assets) or similar payment or transfer thereto or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Security Agreements” means (i) each Assignment of Freights and Hires and (ii) each Assignment of Insurance.

“Security Documents” means the Ship Mortgages and the Security Agreements.

“Ship Mortgage” means either the first preferred ship mortgage or first priority statutory mortgage and related deed of covenants, in each case, on each of the Mortgaged Vessels granted by a Mortgaged Vessel Guarantor to the trustee and dated on or before the Existing Notes Issue Date or a Vessel Tender Date, as the case may be, as amended from time to time in accordance with the terms of the indenture and such Ship Mortgages.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Existing Notes Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which have been determined by the Company in good faith to be reasonably customary in Qualified Securitization Transactions, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of principal on any series of Indebtedness, the date on which the payment of principal was scheduled to be paid in the documentation governing such Indebtedness as of the Existing Notes Issue Date (or, if incurred after the Existing Notes Issue Date, as of the date of the initial incurrence thereof) and will not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is subordinated in right payment to the notes or the note Guarantees of such Guarantor, as the case may be.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of such Person (or a combination thereof); and

(2) any other Person of which at least a majority of the voting interest (without regard to the occurrence of any contingency) is at the time directly or indirectly owned by such Person or one or more Subsidiaries of such Person (or a combination thereof).

“Tax” shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Taxing Authority” shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Total Tangible Assets” means the total consolidated assets, less goodwill and intangibles, of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company prepared in accordance with GAAP.

“Trust Monies” means all cash or Cash Equivalents received by the trustee as or in respect of Collateral: (a) upon the release of property from the Lien of any of the Security Documents; (b) as compensation for, or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of, a governmental authority or otherwise disposed of; (c) in connection with an Event of Loss or Asset Sale with respect to Collateral; (d) pursuant to certain provisions of the Ship Mortgages; (e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; (f) [reserved]; (g) as part of Qualified Collateral; (h) for application under the indenture as provided in the indenture or any Security Document, or whose disposition is not otherwise specifically provided for in the indenture or in any Security Document; or (i) which represent net proceeds from the issuance of additional notes required to be deposited with the trustee pending the acquisition of one or more Mortgaged Vessels (and to make Permitted Repairs, as applicable), provided, however, that Trust Monies shall in no event include any property deposited with the trustee for any Change of Control Offer, Asset Sale Offer or optional redemption or defeasance of any notes.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “—Certain Covenants— Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to make any additional capital contributions (other than, with respect to a Securitization Subsidiary, Securitization Assets transferred in connection with a Qualified Securitization Transaction) or similar payment or transfer thereto or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such

Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence immediately following such designation.

“Vessel” means one or more shipping vessels whose primary purpose is the maritime transportation of cargo or which are otherwise engaged, used or useful in any business activities of the Company and its Restricted Subsidiaries and which are owned by and registered (or to be owned by and registered) in the name of the Company or any of its Restricted Subsidiaries or operated or to be operated by the Company or any of its Restricted Subsidiaries pursuant to a lease or other operating agreement constituting a Capital Lease Obligation, in each case together with all related spares, equipment and any additions or improvements.

“Vessel Construction Contract” means any contract for the construction (or construction and acquisition) of a Vessel and any Related Assets entered into by the Company or any Restricted Subsidiary, including any amendments, supplements or modifications thereto or change orders in respect thereof.

“Vessel Purchase Option Contract” means any contract granting the Company or any Restricted Subsidiary the option to purchase one or more Vessels and any Related Assets, including any amendments, supplements or modifications thereto.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness Disqualified Stock or preferred stock at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment in respect of such Disqualified Stock or preferred stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness or the maximum amount payable upon maturity of, or pursuant to any mandatory redemption provisions of, amount of such Disqualified Stock or preferred stock.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person, all of the outstanding Equity Interests of which (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or any of its Subsidiaries) are at the time owned by such Person or another Wholly Owned Restricted Subsidiary of such Person.

THE MORTGAGED VESSELS

The following vessels are mortgaged in favor of the trustee to secure the notes and the obligations of each Guarantor under the indenture and the Security Documents.

Vessels	Type	Built	DWT	Charter Rate($)(1)	Expiration Date(2)
MORTGAGED VESSELS
Existing Mortgaged Vessels
Navios Ionian	Ultra Handymax	2000	52,067	13,726	09/17/2012
Navios Horizon	Ultra Handymax	2001	50,346	9,975	10/13/2012
Navios Herakles	Ultra Handymax	2001	52,061	11,400	04/03/2013
Navios Achilles	Ultra Handymax	2001	52,063	25,521	11/17/2013
Navios Meridian	Ultra Handymax	2002	50,316	11,400	09/25/2012
Navios Mercator	Ultra Handymax	2002	53,553	29,783	01/12/2015
Navios Arc	Ultra Handymax	2003	53,514	9,500	10/29/2012
Navios Hios	Ultra Handymax	2003	55,180	10,925	03/15/2013
Navios Kypros	Ultra Handymax	2003	55,222	19,739	01/28/2014
Navios Ulysses	Ultra Handymax	2007	55,728	29,717	10/12/2013
Navios Vega	Ultra Handymax	2009	58,792	15,751	05/23/2013
Navios Celestial	Ultra Handymax	2009	58,063	9,500	11/07/2012
Navios Magellan	Panamax	2000	74,333	10,925	04/12/2013
Navios Lumen	Capesize	2009	181,000	39,830	12/10/2012
				43,193	12/10/2013
				42,690	12/10/2016
				39,305	12/10/2017
Navios Phoenix	Capesize	2010	180,242	45,500	Q1/2015
Navios Happiness	Capesize	2009	180,022	52,345	05/24/2014
Navios Stellar	Capesize	2009	169,001	35,874	12/22/2015

Each of the above Mortgaged Vessels is registered under either Panamanian, Maltese or Greek flag.

(1)	Daily rate net of commissions.
(2)	Expected Redelivery basis midpoint of full redelivery period.

The Charters

The Mortgaged Vessels are chartered to companies or their affiliated entities such as Oldendorff Carriers GmbH & Co., Mitsui O.S.K. Lines Ltd. and Norden AS. Each Mortgaged Vessel Guarantor is a party to a Charter as owner of each respective Mortgaged Vessel. The Charters provide for such terms as the description of the vessel, the duration of the Charter and the rate of hire. See “Operating And Financial Review And Prospects—Fleet Development” incorporated by reference in our 2011 Form 20-F and our Q1 2012 6-K. During the term of each Charter, the Mortgaged Vessel Guarantor remains obligated to pay for insurance of the Mortgaged Vessel, as well as all maintenance costs as may be required by current regulations or to maintain class certification. In many cases, if a Mortgaged Vessel is Off-Hire for an extended period of time, the Charterer has the option to cancel the Charter without any further obligation thereunder.

The Ship Mortgages

General

Each Co-Issuer and each current Mortgaged Vessel Guarantor has granted to the trustee either a first preferred ship mortgage, a first priority statutory mortgage and/or a supplemental mortgage (with a pari passu provision (or a separate pari passu agreement) which should provide that any such supplemental mortgage relating to any existing first preferred ship mortgage or first priority statutory mortgage, as applicable, shall have equal ranking and priority with the applicable existing first preferred ship mortgage or first priority statutory mortgage) and related deed of covenants on its Mortgaged Vessel(s) to secure the payment of all sums of money (whether for principal, premium, if any, interest, fees, expenses or otherwise) relating to the notes, the indenture and the Security Documents from time to time payable by such Co-Issuer or Mortgaged Vessel Guarantor under its Guarantee. Each first preferred ship mortgage, first priority statutory mortgage and/or supplemental mortgage has been executed by the relevant Mortgaged Vessel Guarantor and the trustee and has been recorded in accordance with the provisions of law of the country of registry of the applicable Mortgaged Vessel.”

Certain Covenants

Each Ship Mortgage contains or will contain, among other things, the following covenants subject to agreed upon exceptions (and such additional provisions that are required by the law of the jurisdiction of registry):

Compliance with Laws; Voyage In War Areas. A Co-Issuer or the applicable Mortgaged Vessel Guarantor will not cause or permit its Mortgaged Vessel to be operated in a manner contrary to any material law, will not engage in unlawful trade, violate any applicable law or carry any cargo that would expose the Mortgaged Vessel to confiscation, forfeiture, capture or condemnation and will not do, suffer or permit to be done anything which can cause the loss of registration or enrollment of its Mortgaged Vessel under the laws and regulations of its country of registry. In addition, the Co-Issuer or applicable Mortgaged Vessel Guarantor will not cause or permit its Mortgaged Vessel to undertake a voyage to or to sail in any area which has been declared a war area by the relevant underwriters and insurance companies and has been included in the list in effect from time to time of exclusions attached to the war risks insurance policies in the form of war risks trading warranties, without first notifying thereof the war risks underwriters for the Mortgaged Vessel and paying any additional insurance premiums required.

Restrictions on Liens. Except for the Ship Mortgage and Permitted Liens under the indenture, a Co-Issuer or the applicable Mortgaged Vessel Guarantor will not have any right, power or authority to create, incur or permit to be placed or imposed or continued any lien, encumbrance or charge on its Mortgaged Vessel for longer than 45 days after the same becomes due and payable.

Release from Arrest. If a libel is filed against a Mortgaged Vessel or the Mortgaged Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceedings in any court and not released within (15) days, a Co-Issuer or the applicable Mortgaged Vessel Guarantor shall promptly notify the trustee and within thirty (30) days cause the Mortgaged Vessel to be released from any such attachment, levy or custody and shall promptly notify the trustee of such release.

Maintenance of the Mortgaged Vessel. A Co-Issuer or the applicable Mortgaged Vessel Guarantor will at all times and without cost or expense to the trustee maintain and preserve, or cause to be maintained and preserved, in all material respects, its Mortgaged Vessel, in good running order and repair, as will keep her or cause her to be kept, in such condition, as will entitle her to the highest classification and rating for vessels of the same type and age in Lloyds Register of Shipping or such other classification society that is a member of international society of classification societies, and annually will furnish the trustee a certificate by such classification society that such classification is maintained.

Transfer of Flag or Sale of the Mortgaged Vessel. Except as permitted under the indenture or the Security Documents, a Co-Issuer or the applicable Mortgaged Vessel Guarantor will not transfer or change the flag or port of documentation of its Mortgaged Vessel or sell, transfer, mortgage or demise charter its Mortgaged Vessel, without the prior written consent of the trustee.

Appointment of Managers. Except for affiliates of the Company, a Co-Issuer or the applicable Mortgaged Vessel Guarantor will not appoint any person, firm or Company to act as manager or managers of its Mortgaged Vessel unless the trustee shall have first given its written approval to such appointment and to the material terms of the management contract and no alterations to such terms shall be made without the prior written approval of the trustee.

Insurance. A Co-Issuer or the applicable Mortgaged Vessel Guarantor shall insure and keep its Mortgaged vessel insured free of cost and expense to the trustee and in the name of the Manager (Navios ShipManagement Inc.) and/or name of the applicable Mortgaged Vessel Guarantor or, if so required by the trustee, in the joint names of the Manager (Navios ShipManagement Inc.) and/or a Co-Issuer or the applicable Mortgaged Vessel Guarantor and the trustee (but without liability on the part of the trustee for premiums or calls):

(a) against fire and usual marine risks (including excess risks) and war risks, on an agreed value basis, according to English or American or Norwegian hull clauses or other similar clauses with a reasonable deductible (but in no event in excess of US$1.0 million) for an amount in U.S. dollars not less than the Fair Market Value of the Mortgaged Vessel and upon such terms as shall from time to time be approved in writing by the trustee; provided that if and when the Mortgaged Vessel is laid up, in lieu of such insurances as contemplated above, a Co-Issuer or the applicable Mortgaged Vessel Guarantor may keep the Mortgaged Vessel insured under a policy of port or lay up risk insurance;

(b) against protection and indemnity risks (including pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as the Mortgaged Vessel and a freight, demurrage and defense cover) for the full value and tonnage of the Mortgaged Vessel; and

(c) in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Mortgaged Vessel, and

(d) to pay to the trustee the cost (as conclusively certified by the trustee) of any mortgagee’s interest insurance (including, if the trustee shall so require, mortgagee’s additional perils (all P&I risks) coverage) which the trustee may from time to time effect in respect of the Mortgaged Vessel upon such terms in such amounts as it shall deem desirable.

The Co-Issuers and each Mortgaged Vessel Guarantor have granted or, in the case of the Navios Happiness and Navios Stellar, will grant an assignment in favor of the trustee of the insurance and entries referred to in the Ship Mortgage and have ensured or, in the case of the Navios Happiness and Navios Stellar, will ensure, inter alia, that notice shall be forthwith given to all insurers, underwriters, clubs and associations and that all policies of insurance and certificates of entry relating to a Mortgaged Vessel include a loss payable clause, as required in the Ship Mortgage, and have caused or, in the case of the Navios Happiness and Navios Stellar, will cause the insurance brokers and club managers to hold to the order of the trustee the originals of all policies, contracts, binders, insurance slips, cover notes and certificates of entry relating to such Mortgaged Vessel and to cause the insurance brokers and club managers to deliver certified copies thereof on request and have caused, or in the case of the Navios Happiness and Navios Stellar will cause upon delivery, the insurance brokers and club managers to execute and deliver to the trustee a letter of undertaking in connection with the above mentioned insurances and entries, as required by the Ship Mortgage.

The proceeds of any insurances or entries referred to in the Ship Mortgage will be applied as follows:

(a) Until the occurrence of an Event of Default:

(i) any claim under any such insurance (other than in respect of actual or constructive or arranged or compromised total loss), whether such claim is under the terms of the relevant loss payable clause payable directly to the Manager (Navios ShipManagement Inc.) and/or a Co-Issuer or a Mortgaged Vessel Guarantor or not, will be applied by the Manager (Navios ShipManagement Inc.) and/or such Co-Issuer or Mortgaged Vessel Guarantor in making good the loss or damage in respect of which it has been paid or paid to such Co-Issuer or Mortgaged Vessel Guarantor in reimbursement of monies expended by it for such purpose, in each case in a manner consistent with the terms of the indenture, and

(ii) any claim in respect of protection and indemnity insurance shall be paid directly to the person, firm or company to which the liability covered by such insurance was incurred or the Manager (Navios ShipManagement Inc.) and/or the applicable Co-Issuer or the applicable Mortgaged Vessel Guarantor in reimbursement of monies expended by it in satisfaction of such liability.

(b) Upon the occurrence of an Event of Default, any claim under any such insurance and entry will be paid to the trustee and will be applied by the trustee in accordance with the terms of the indenture.

(c) Any claim under any such insurance and entry in respect of actual or constructive or arranged or compromised total loss will be paid to the trustee and will be applied by the trustee in accordance with the terms of the indenture.

Neither the Manager (Navios ShipManagement Inc.) (if applicable) nor any such Co-Issuer or Mortgaged Vessel Guarantor will alter so as to in any way restrict the cover of any insurances or entries referred to in a Ship Mortgage except to the extent expressly permitted by the indenture and the Security Documents.

Events of Default and Remedies

An Event of Default under the indenture, the notes or a Guarantee will constitute an Event of Default under the Ship Mortgages. In addition, the Ship Mortgages contain additional Events of Default, including but not limited to, (i) a Co-Issuer or the applicable Mortgaged Vessel Guarantor’s failure to observe or perform the terms and covenants contained in the Ship Mortgage and such failure continues unremedied for a period exceeding thirty (30) days and (ii) the Mortgaged Vessel shall not be released from libel, arrest or attachment within thirty (30) days from such event, in case any one or more Events of Default shall have occurred and be continuing, then, in each and every such case the trustee, will have the right to, upon written notice of such Event of Default to a Co-Issuer or the applicable Mortgaged Vessel Guarantor and failure by such Mortgaged Vessel Guarantor to cure such Event of Default within five (5) days after such notice:

(a) declare immediately due and payable all of the notes (in which case all of the same shall be immediately due), and bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the notes and collect the same out of any and all property of the applicable Co-Issuer or the applicable Mortgaged Vessel Guarantor whether covered by the Ship Mortgage or otherwise;

(b) exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law;

(c) take and enter into possession of the Mortgaged Vessel, at any time, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage and the trustee may, without being responsible for loss or damage, hold, lay-up, lease, charter, operate or otherwise use such Mortgaged Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Mortgaged Vessel or in respect of any insurance thereon from any Person whomsoever, accounting only for the net profits, if any, arising from such use of the Mortgaged Vessel and charging upon all receipts from use of the Mortgaged Vessel or from the sale thereof by court proceedings or by private sale all costs, expenses, charges, damages or losses by reason of such use, and if at any time the trustee avails itself of the right given to it to take the Mortgaged Vessel: (i) the trustee will have the right to dock the Mortgaged Vessel for a reasonable time at any dock, pier or other premises of the Company or the applicable Mortgaged Vessel Guarantor without charge, or to dock her at any other place at the cost and expense of the applicable Co-Issuer or the applicable Mortgaged Vessel Guarantor, and (ii) the trustee will have the right to require the applicable Co-Issuer or the applicable Mortgaged Vessel Guarantor to deliver, and the applicable Co-Issuer and the applicable Mortgaged Vessel Guarantor will on demand, at its own cost and expense, deliver to the trustee the Mortgaged Vessel as demanded; and the applicable Co-Issuer and the applicable Mortgaged Vessel Guarantor will irrevocably instruct the master of the Mortgaged Vessel so long as the Ship Mortgage is outstanding to deliver the Mortgaged Vessel to the trustee as demanded; and

(d) sell(3) the Mortgaged Vessel or any share therein with or without the benefit of any charterparty or other engagement by public auction or private contract without legal process at any place in the world and

(3)	The power to sell is subject to any requirement of law as to notice or commercial reasonableness, imposed by law of the flag or the jurisdiction where the sale takes place.

upon such terms as the trustee in its absolute discretion may determine with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from the postponement thereof. At any such public auction the trustee may, at its option, become the purchaser of the Mortgaged Vessel on behalf of the holders of the notes. Any sale of the Mortgaged Vessel or any share therein made by the trustee in pursuance of the Ship Mortgage will operate to divest all title, right and interest of any nature whatsoever of the applicable Co-Issuer or the applicable Mortgaged Vessel Guarantor therein and thereto and shall bar such Co-Issuer or Mortgaged Vessel Guarantor, its successors and assigns, and all persons claiming by, through or under them. Upon any such sale, the purchaser will not be bound to see or inquire whether the trustee’s power of sale has arisen in the manner provided by the Ship Mortgage and the sale will be within the power of the trustee and the receipt of the trustee for the purchase money will effectively discharge the purchaser, who will not be concerned with the manner of application of the proceeds of sale or be in any way answerable or otherwise liable therefor.

As of the issue date of the notes offered hereby, each of the Mortgaged Vessels will be registered under Greek, Maltese or Panamanian flag. The Ship Mortgages on the Mortgaged Vessels create a preferred mortgage liens on the relevant Mortgaged Vessels under the maritime laws of the applicable country of registry. Greek, Maltese and Panamanian law provide that such mortgages may be enforced by the mortgagee by a proceeding substantially identical to a suit in rem in admiralty in a proceeding against the vessel covered by the mortgage.

The issue of whether a lien has been created against a mortgaged vessel is generally determined under the laws of the jurisdiction where the lien arose. The priority with respect to sale proceeds that such a mortgage would have vis-a-vis the claims of other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the law of the country where the enforcement proceeding is brought.

Greek maritime law provides that a “preferred mortgage” is prior to all claims except, among other things, the following claims for:

(a) tonnage dues, lightering or harbor dues, pilotage dues and other public taxes and charges, cost of watching and preservation of the vessel into the last port;

(b) claims of master, crew and other persons hired on board;

(c) salvage remuneration; and

(d) indemnities and damages for collision.

The Maltese Merchant Shipping Act provides generally that a registered mortgage over a vessel will enjoy priority over all claims against the vessel except, among other things, the following claims for:

(a) judicial costs incurred in respect of the sale of the vessel and the distribution of her proceeds;

(b) fees and other charges due to the register of Maltese vessels arising under the Merchant Shipping Act;

(c) tonnage dues;

(d) wages and expenses for assistance, recovery of salvage and for pilotage;

(e) the wages of watchmen, and the expenses of watching the vessel from the time of her entry into port up to the time of sale;

(f) rent of warehouses in which the vessel’s tackle and apparel are stored;

(g) the expenses incurred for the preservation of the vessel and her tackle including supplies and provisions to her crew incurred after her last entry into port;

(h) wages and other sums due to the master, officers and other members of the vessel’s complement in respect of their employment on the vessel, including cost of repatriation and social insurance contributions payable on their behalf;

(i) damages and interest due to any seaman for death or personal injury and expenses attendant on the illness, hurt or injury of any seaman;

(j) moneys due to creditors for labor, work, and repairs previously to the departure of the vessel for her last voyage if contracted for directly by the owner, master or authorized agent of the vessel; and

(k) vessel agency fees due for the vessel after her last entry into port, in accordance with port tariffs, and any disbursements incurred during said period not otherwise enjoying a priority accorded in paragraphs (a) through (i) above though in limited amounts.

In addition under some circumstances, certain possessory liens may rank prior to a registered mortgage.

Panamanian maritime law provides that a naval mortgage is prior to all claims except, among other things, claims for:

(a) court costs caused on the common interest of the maritime creditors;

(b) expenses, indemnities and wages for assistance and salvage due for the last voyage; and

(c) wages, retributions and indemnities due to the master and crew for the last voyage.

Under Greek law, a preferred mortgage may be enforced and the relevant vessel may be sold through, among other things, a judicial sale. In addition, if provided for in the mortgage, the mortgagee may dispose of the vessel through a private sale and exercise any other remedies provided under Greek law. In addition, the mortgagee may also become a “mortgagee in possession”.

Under Maltese law, upon default of any term or condition of a registered mortgage, the mortgagee is entitled, among other things: (a) to take possession of the vessel, (b) to sell the vessel and (c) to apply for any extensions, pay fees, receive certificates, and generally to do any such things in the name of the owner as may be required in order to maintain the status and validity of the registration of the vessel.

Under Panamanian law, a vessel mortgage referred to therein as a naval mortgage, may be enforced by, among other things, a proceeding in rem against the vessel. In addition to a judicial sale arising out of the in rem action, Panama also recognizes the right of private sale and the concept of mortgagee in possession.

In addition, a mortgagee is entitled to exercise any and all other remedies provided for in the terms of the mortgage so long as such remedies do not conflict with the laws or public policy of country of registration of the vessel and the mortgage as well as the country of enforcement.

Under United States law, a foreign mortgage covering a vessel that is accorded preferred mortgage status may be enforced against the relevant vessel if present in the United States. The preferred mortgage lien of such foreign mortgage would rank behind preferred maritime liens as defined in the laws of the United States, which include, among other things, all maritime liens arising by contract prior to the recording of such foreign preferred mortgage. In addition, the claim under the foreign mortgage will rank behind all liens for necessaries provided to the vessel in the United States.

Since the Mortgaged Vessels will be trading primarily throughout the world, there is no assurance that, if enforcement proceedings must be commenced against a Mortgaged Vessel, such Mortgaged Vessel will be located in a jurisdiction having the same mortgage enforcement procedures and lien priorities as each Mortgaged Vessel’s country of registry or the United States. Other jurisdictions may provide no legal remedy at all for the enforcement of the Ship Mortgages, or a remedy dependent on court proceedings so expensive and time consuming as to be impractical. Furthermore, certain jurisdictions, unlike each Mortgaged Vessel’s country of registry or the United States, may not permit a Mortgaged Vessel to be sold prior to entry of a judgment, entailing a long waiting time that could result in increased custodial costs, deterioration in the condition of the Mortgaged Vessel and substantial reduction in her value. There also may be restrictions on the ability of a mortgagee to become a “mortgagee in possession.”

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences of the exchange of the outstanding notes for the exchange notes. This summary is limited to beneficial owners of outstanding notes that hold the outstanding notes, and will hold the exchange notes, as capital assets.

This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of outstanding notes for exchange notes or that a court will not agree with any such position.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to a beneficial owner of the outstanding notes in light of such beneficial owner’s particular investment or other circumstances and does not discuss considerations relevant to persons subject to special provisions of U.S. federal income tax law (such as tax-exempt entities, retirement plans, individual retirement accounts, tax-deferred accounts, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of pass-through entities, U.S. expatriates, financial institutions, insurance companies, dealers or traders in securities or currencies, and persons that hold the outstanding notes or will hold the exchange notes as part of a constructive sale, wash sale, conversion transaction or other integrated transaction or a straddle, hedge or synthetic security). The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable exchange for U.S. federal income tax purposes and, accordingly, for such purposes you will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the exchange notes as you had in the outstanding notes immediately before the exchange. Before you exchange outstanding notes for exchange notes in the exchange offer, you should consult your own tax advisors concerning the particular U.S. federal, state and local and non-U.S. tax consequences of exchanging your outstanding notes for exchange notes.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by holders thereof, other than any holder which is (A) an “affiliate” of our company within the meaning of Rule 405 under the Securities Act, (B) a broker-dealer who acquired notes directly from our company or (C) broker-dealers who acquired notes as a result of market-making or other trading activities, without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such exchange notes are acquired in the ordinary course of such holders’ business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes. However, broker-dealers receiving the exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such exchange notes. To date, the staff of the SEC has taken the position that these broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer, other than a resale of an unsold allotment from the sale of the outstanding notes to the initial purchasers thereof, with the prospectus contained in the exchange offer registration statement. Pursuant to the registration rights agreement, we have agreed to permit these broker-dealers to use this prospectus in connection with the resale of such exchange notes. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, and any amendment or supplement to this prospectus, available to, and promptly send additional copies of this prospectus, and any amendment or supplement to this prospectus, to, any broker-dealer that requests such documents in the letter of transmittal for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

Each holder of the outstanding notes who wishes to exchange its outstanding notes for exchange notes in the exchange offer will be required to make certain representations to us as set forth in “The Exchange Offer.”

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay the expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-4 under the Securities Act with respect to the securities offered by this prospectus. The prospectus, which forms a part of the registration statement, including amendments, does not contain all the information included in the registration statement. This prospectus is based on information provided by us and other sources that we believe to be reliable. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. This prospectus incorporates important business and financial information about us which is not included in or delivered with this prospectus. You can obtain documents containing this information through us.

We are subject to the informational requirements of the Exchange Act, applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within 120 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also anticipate furnishing quarterly reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year, within 75 days after the end of such quarter.

You may read and copy any document we file or furnish with the SEC at reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

Navios Maritime Holdings Inc.

85 Akti Miaouli Street

Piraeus 185 38, Greece

Attention: Vasiliki (Villy) Papaefthymiou

Telephone: +30-210-4595000

LEGAL MATTERS

Certain legal matters relating to the validity of the exchange notes will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain legal matters governed by the laws of the Marshall Islands and Liberia will be passed upon for us by Reeder & Simpson P.C. Certain legal matters governed by the laws of Malta, Belgium and Panama will be passed upon for us by Camilleri, Delia, Randon & Associates, Loyens & Loeff and Vives y Asociados, respectively.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to Navios Maritime Holdings Inc.’s Current Report on Form 6-K dated July 20, 2012 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F of Navios Maritime Holdings Inc. for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Under our Amended and Restated Articles of Incorporation, our By-laws and under Section 60 of the Marshall Islands Business Corporations Act (“BCA”), we may indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that they are or were a director or officer of the corporation, or are or were serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

A limitation on the foregoing is the statutory proviso (also found in our By-laws) that, in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful.

Further, under Section 60 of the BCA and our By-laws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.

In addition, under Section 60 of the BCA and under our By-laws, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that they are or were a director or officer of the corporation, or are or were serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be made against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. Again, this is provided that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

Our By-laws further provide that any indemnification pursuant to the foregoing (unless ordered by a court) may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because they have met the applicable standard of conduct set forth above. Such determination may be made by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to any action, suit or proceeding referred to in the foregoing instances, by independent legal counsel in a written opinion or by the shareholders of the corporation.

Further, and as provided by both our By-laws and Section 60 of the BCA, when a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing instances, or in the defense of a related claim, issue or matter, they will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with such matter.

Likewise, pursuant to our By-laws and Section 60 of the BCA, expenses (our By-laws specifically includes attorneys’ fees in expenses) incurred in defending a civil or criminal action, suit or proceeding by an officer or director may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that they are not entitled to indemnification. The By-laws further provide that with respect to other employees, such expenses may be paid on the terms and conditions, if any, as the Board may deem appropriate.

Both Section 60 of the BCA and our By-laws further provide that the foregoing indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacity and/or as to action in another capacity while holding office.

Under both Section 60 of the BCA and our By-laws, we also have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in such capacity, or arising out of their status as such, regardless of whether the corporation would have the power to indemnify them against such liability under the foregoing.

Under Section 60 of the BCA (and as provided in our By-laws), the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of their heirs, executors and administrators unless otherwise provided when authorized or ratified. Additionally, our By-Laws provide that no director or officer of the corporation will be personally liable to the corporation or any shareholder of the corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that a director or officer’s liability will not be limited for any breach of the director’s or the officer’s duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director or officer derived an improper personal benefit.

In addition to the above, our By-laws provide that references to us includes constituent corporations, and defines “other enterprises” to include employee benefit plans, “fines” to include excise taxes imposed on a person with respect to an employee benefit plan, and further defines the term “serving at the request of the corporation.”

Our Amended and Restated Articles of Incorporation set out a much abbreviated version of the foregoing.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
3.1.1	Amended and Restated Articles of Incorporation of Navios Maritime Holdings Inc. (Incorporated by reference to the Registration Statement on Form F-1 filed on November 2, 2005 (File No. 333-129382)).

3.1.1.1	Articles of Amendment of Articles of Incorporation. (Incorporated by reference to Exhibit 99.1 of the Form 6-K filed on January 17, 2007).

3.1.2	Bylaws of Navios Maritime Holdings Inc. (Incorporated by reference to the Registration Statement on Form F-1 filed on November 2, 2005 (File No. 333-129382)).

Exhibit Number	Description
3.2.1	Certificate of Incorporation of Navios Maritime Finance (US) Inc.**

3.2.1.1	Certificate of Amendment of Certificate of Incorporation of Navios Maritime Finance (US) Inc.**

3.2.2	Bylaws of Navios Maritime Finance (US) Inc.**

3.3.1	Articles of Incorporation of Faith Marine Ltd. (Incorporated by reference to Exhibit 3.3.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.3.2	Bylaws of Faith Marine Ltd. (Incorporated by reference to Exhibit 3.3.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.4.1	Articles of Incorporation of Vector Shipping Corporation (Incorporated by reference to Exhibit 3.4.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.4.2	Bylaws of Vector Shipping Corporation (Incorporated by reference to Exhibit 3.4.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.5.1	Articles of Incorporation of Aramis Navigation Inc. (Incorporated by reference to Exhibit 3.5.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.5.2	Bylaws of Aramis Navigation Inc. (Incorporated by reference to Exhibit 3.5.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.6.1	Articles of Incorporation of Ducale Marine Inc. (Incorporated by reference to Exhibit 3.6.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.6.2	Bylaws of Ducale Marine Inc. (Incorporated by reference to Exhibit 3.6.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.7.1	Articles of Incorporation of Aquis Marine Corp. (Incorporated by reference to Exhibit 3.7.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.7.2	Bylaws of Aquis Marine Corp. (Incorporated by reference to Exhibit 3.7.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.8.1	Articles of Incorporation of Highbird Management Inc. (Incorporated by reference to Exhibit 3.8.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.8.2	Bylaws of Highbird Management Inc. (Incorporated by reference to Exhibit 3.8.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.9.1	Articles of Incorporation of Serenity Shipping Enterprises Inc.**

3.9.2	Bylaws of Serenity Shipping Enterprises Inc.**

3.10.1	Articles of Incorporation of Red Rose Shipping Corp. (Incorporated by reference to Exhibit 3.10.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.10.2	Bylaws of Red Rose Shipping Corp. (Incorporated by reference to Exhibit 3.10.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.11.1	Articles of Incorporation of Ginger Services Co. (Incorporated by reference to Exhibit 3.11.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.11.2	Bylaws of Ginger Services Co. (Incorporated by reference to Exhibit 3.11.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.12.1	Articles of Incorporation of Quena Shipmanagement Inc. (Incorporated by reference to Exhibit 3.12.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

Exhibit Number	Description
3.12.2	Bylaws of Quena Shipmanagement Inc. (Incorporated by reference to Exhibit 3.12.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.13.1	Articles of Incorporation of Astra Maritime Corporation. (Incorporated by reference to Exhibit 3.13.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.13.2	Bylaws of Astra Maritime Corporation. (Incorporated by reference to Exhibit 3.13.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.14.1	Articles of Incorporation of Primavera Shipping Corporation. (Incorporated by reference to Exhibit 3.14.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.14.2	Bylaws of Primavera Shipping Corporation. (Incorporated by reference to Exhibit 3.14.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.15.1	Articles of Incorporation of Pueblo Holdings Ltd (Incorporated by reference to Exhibit 3.15.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.15.2	Bylaws of Pueblo Holdings Ltd (Incorporated by reference to Exhibit 3.15.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.16.1	Articles of Incorporation of Beaufiks Shipping Corporation (Incorporated by reference to Exhibit 3.16.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.16.2	Bylaws of Beaufiks Shipping Corporation (Incorporated by reference to Exhibit 3.16.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.17.1	Articles of Incorporation of Rowboat Marine Inc. (Incorporated by reference to Exhibit 3.17.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.17.2	Bylaws of Rowboat Marine Inc. (Incorporated by reference to Exhibit 3.17.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.18.1	Articles of Incorporation of Corsair Shipping Ltd. (Incorporated by reference to Exhibit 3.18.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.18.2	Bylaws of Corsair Shipping Ltd. (Incorporated by reference to Exhibit 3.18.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.19.1	Articles of Incorporation of Navios Tankers Management Inc. (Incorporated by reference to Exhibit 3.19.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.19.2	Bylaws of Navios Tankers Management Inc. (Incorporated by reference to Exhibit 3.19.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.20.1	Articles of Incorporation of Pharos Navigation S.A. (Incorporated by reference to Exhibit 3.20.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.20.2	Bylaws of Pharos Navigation S.A. (Incorporated by reference to Exhibit 3.20.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.21.1	Articles of Incorporation of Sizzling Ventures Inc. (Incorporated by reference to Exhibit 3.21.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.21.2	Bylaws of Sizzling Ventures Inc. (Incorporated by reference to Exhibit 3.21.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.22.1	Articles of Incorporation of Shikhar Ventures S.A. (Incorporated by reference to Exhibit 3.22.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.22.2	Bylaws of Shikhar Ventures S.A. (Incorporated by reference to Exhibit 3.22.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

Exhibit Number	Description
3.23.1	Articles of Incorporation of Taharqa Spirit Corp. (Incorporated by reference to Exhibit 3.23.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.23.2	Bylaws of Taharqa Spirit Corp. (Incorporated by reference to Exhibit 3.23.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.24.1	Articles of Incorporation of Rheia Associates Co. (Incorporated by reference to Exhibit 3.24.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.24.2	Bylaws of Rheia Associates Co. (Incorporated by reference to Exhibit 3.24.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.25.1	Articles of Incorporation of Rumer Holding Ltd. (Incorporated by reference to Exhibit 3.25.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.25.2	Bylaws of Rumer Holding Ltd. (Incorporated by reference to Exhibit 3.25.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.26.1	Memorandum and Articles of Association of Kleimar N.V. (Incorporated by reference to Exhibit 3.26.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.27.1	Memorandum and Articles of Association of NAV Holdings Limited. (Incorporated by reference to Exhibit 3.27.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.28.1

Fourth Amended and Restated Articles of Incorporation of Navios Corporation (Incorporated by reference to Exhibit 3.28.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.28.2	Bylaws of Navios Corporation (Incorporated by reference to Exhibit 3.28.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.29.1

Articles of Amendment and Restatement of Articles of Incorporation of Anemos Maritime Holdings Inc. (Incorporated by reference to Exhibit 3.29.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.29.2	Bylaws of Anemos Maritime Holdings Inc. (Incorporated by reference to Exhibit 3.29.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.30.1	Articles of Domestication of Navios Shipmanagement Inc. (Incorporated by reference to Exhibit 3.30.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.30.2

Articles of Amendment of Articles of Incorporation of Levant Maritime International S.A. (Incorporated by reference to Exhibit 3.30.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.30.3	Bylaws of Navios Shipmanagement Inc. (Incorporated by reference to Exhibit 3.30.3 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.31.1

Articles of Domestication of Aegean Shipping Corporation (formerly known as Voreios Shipping Company Limited). (Incorporated by reference to Exhibit 3.31.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.31.2	Memorandum of Association of Voreios Shipping Company Limited (Incorporated by reference to Exhibit 3.31.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.31.3	Articles of Association of Voreios Shipping Company Limited. (Incorporated by reference to Exhibit 3.31.3 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.32.1	Articles of Incorporation of Arc Shipping Corporation (Incorporated by reference to Exhibit 3.32.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

Exhibit Number	Description
3.32.2	Bylaws of Arc Shipping Corporation (Incorporated by reference to Exhibit 3.32.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.33.1	Articles of Incorporation of Magellan Shipping Corporation (Incorporated by reference to Exhibit 3.33.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.33.2	Bylaws of Magellan Shipping Corporation (Incorporated by reference to Exhibit 3.33.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.34.1

Articles of Amendment and Restatement of Articles of Incorporation of Ionian Shipping Corporation (Incorporated by reference to Exhibit 3.34.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.34.2	Bylaws of Ionian Shipping Corporation (Incorporated by reference to Exhibit 3.34.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.35.1

Articles of Amendment and Restatement of Articles of Incorporation of Apollon Shipping Corporation (Incorporated by reference to Exhibit 3.35.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.35.2	Bylaws of Apollon Shipping Corporation (Incorporated by reference to Exhibit 3.35.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.36.1

Articles of Amendment and Restatement of Articles of Incorporation of Herakles Shipping Corporation (Incorporated by reference to Exhibit 3.36.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.36.2	Bylaws of Herakles Shipping Corporation (Incorporated by reference to Exhibit 3.36.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.37.1

Articles of Amendment and Restatement of Articles of Incorporation of Achilles Shipping Corporation (Incorporated by reference to Exhibit 3.37.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.37.2	Bylaws of Achilles Shipping Corporation (Incorporated by reference to Exhibit 3.37.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.38.1

Articles of Amendment and Restatement of Articles of Incorporation of Kypros Shipping Corporation (Incorporated by reference to Exhibit 3.38.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.38.2	Bylaws of Kypros Shipping Corporation (Incorporated by reference to Exhibit 3.38.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.39.1

Articles of Amendment and Restatement of Articles of Incorporation of Hios Shipping Corporation (Incorporated by reference to Exhibit 3.39.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.39.2	Bylaws of Hios Shipping Corporation (Incorporated by reference to Exhibit 3.39.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.40.1	Articles of Incorporation of Meridian Shipping Enterprises Inc. (Incorporated by reference to Exhibit 3.40.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.40.2	Bylaws of Meridian Shipping Enterprises Inc. (Incorporated by reference to Exhibit 3.40.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.41.1	Articles of Incorporation of Mercator Shipping Corporation (Incorporated by reference to Exhibit 3.41.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

Exhibit Number	Description
3.41.2	Bylaws of Mercator Shipping Corporation (Incorporated by reference to Exhibit 3.41.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.42.1

Articles of Incorporation of Horizon Shipping Enterprises Corporation (Incorporated by reference to Exhibit 3.42.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.42.2	Bylaws of Horizon Shipping Enterprises Corporation (Incorporated by reference to Exhibit 3.42.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.43.1	Articles of Incorporation of Star Maritime Enterprises Corporation (Incorporated by reference to Exhibit 3.43.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.43.2	Bylaws of Star Maritime Enterprises Corporation (Incorporated by reference to Exhibit 3.43.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.44.1

Second Amended and Restated Articles of Incorporation of Navios Handybulk Inc. (Incorporated by reference to Exhibit 3.44.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.44.2	Bylaws of Navios Handybulk Inc. (Incorporated by reference to Exhibit 3.44.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.45.1

Second Amended and Restated Articles of Incorporation of Navios International Inc. (Incorporated by reference to Exhibit 3.45.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.45.2	Bylaws of Navios International Inc. (Incorporated by reference to Exhibit 3.45.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.46.1	Articles of Incorporation of Nostos Shipmanagement Corp. (Incorporated by reference to Exhibit 3.46.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.46.2	Bylaws of Nostos Shipmanagement Corp. (Incorporated by reference to Exhibit 3.46.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.47.1	Articles of Incorporation of Portorosa Marine Corp. (Incorporated by reference to Exhibit 3.47.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.47.2	Bylaws of Portorosa Marine Corp. (Incorporated by reference to Exhibit 3.47.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.48.1	Articles of Incorporation of White Narcissus Marine S.A. (Incorporated by reference to Exhibit 3.48.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.49.1

Memorandum of Association and Articles of Association of Hestia Shipping Ltd. (Incorporated by reference to Exhibit 3.49.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.50.1	Articles of Incorporation of Kleimar Ltd. (Incorporated by reference to Exhibit 3.50.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.50.2	Articles of Amendment of Articles of Incorporation of Kleimar Ltd. (Incorporated by reference to Exhibit 3.50.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.50.3	Bylaws of Kleimar Ltd. (Incorporated by reference to Exhibit 3.50.3 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.51.1	Articles of Incorporation of Navimax Corporation (Incorporated by reference to Exhibit 3.51.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.51.2	Bylaws of Navimax Corporation (Incorporated by reference to Exhibit 3.51.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

Exhibit Number	Description
3.52.1	Articles of Incorporation of Rawlin Services Company (Incorporated by reference to Exhibit 3.52.1 of the Registration Statement on Form F-4/A filed on August 9, 2011 (File No. 333-175043)).

3.52.2	Bylaws of Rawlin Services Company (Incorporated by reference to Exhibit 3.52.2 of the Registration Statement on Form F-4/A filed on August 9, 2011 (File No. 333-175043)).

3.53.1	Articles of Incorporation of Solange Shipping Ltd. (Incorporated by reference to Exhibit 3.53.1 of the Registration Statement on Form F-4/A filed on August 9, 2011 (File No. 333-175043)).

3.53.2	Bylaws of Solange Shipping Ltd. (Incorporated by reference to Exhibit 3.53.2 of the Registration Statement on Form F-4/A filed on August 9, 2011 (File No. 333-175043)).

3.54.1	Articles of Incorporation of Tulsi Shipmanagement Co. (Incorporated by reference to Exhibit 3.54.1 of the Registration Statement on Form F-4/A filed on August 9, 2011 (File No. 333-175043)).

3.54.2	Bylaws of Tulsi Shipmanagement Co. (Incorporated by reference to Exhibit 3.54.2 of the Registration Statement on Form F-4/A filed on August 9, 2011 (File No. 333-175043)).

3.55.1	Articles of Incorporation of Mauve International S.A. (Incorporated by reference to Exhibit 3.55.1 of the Registration Statement on Form F-4/A filed on August 9, 2011 (File No. 333-175043)).

3.55.2	Bylaws of Mauve International S.A. (Incorporated by reference to Exhibit 3.55.2 of the Registration Statement on Form F-4/A filed on August 9, 2011 (File No. 333-175043)).

3.56.1	Articles of Incorporation of Cinthara Shipping Ltd. (Incorporated by reference to Exhibit 3.56.1 of the Registration Statement on Form F-4/A filed on August 9, 2011 (File No. 333-175043)).

3.56.2	Bylaws of Cinthara Shipping Ltd. (Incorporated by reference to Exhibit 3.56.2 of the Registration Statement on Form F-4/A filed on August 9, 2011 (File No. 333-175043)).

3.57.1	Articles of Incorporation of Navios Maritime Finance II (US) Inc. (Incorporated by reference to Exhibit 3.2.1 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.57.2	Bylaws of Navios Maritime Finance II (US) Inc. (Incorporated by reference to Exhibit 3.2.2 of the Registration Statement on Form F-4 filed on June 21, 2011 (File No. 333-175043)).

3.58.1	Articles of Incorporation of Mandora Shipping Ltd**

3.58.2	Bylaws of Mandora Shipping Ltd**

4.1	2006 Employee, Director and Consultant Stock Plan (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on May 16, 2007).

4.2	Financial Agreement, dated as of March 31, 2008, between Nauticler S.A. and Marfin Egnatia Bank, S.A. (Incorporated by reference to Exhibit 99.3 of the Form 6-K filed on June 13, 2008).

4.3

Facility Agreement, dated as of June 24, 2008, with Navios Maritime Holdings Inc. as a guarantor, for a loan amount up to $133.0 million (Incorporated by reference to Exhibit 99.1 to the Form 6-K filed on July 14, 2008).

4.4

Facility Agreement, dated as of November 10, 2008, with Navios Maritime Holdings Inc. as a guarantor, for a loan amount up to $90.0 million (Incorporated by reference to Exhibit 99.2 of the Form 6-K filed on December 10, 2008).

4.5

Loan Agreement, dated March 26, 2009, among Surf Maritime Co., Pueblo Holdings Ltd., Ginger Services Co. and Marfin Egnatia Bank S.A. (Incorporated by reference to Exhibit 99.2 of the Form 6-K filed on May 18, 2009).

Exhibit Number	Description
4.6	Financial Agreement, dated March 20, 2009, between Nauticler S.A. and Marfin Popular Bank Public Co., Ltd. (Incorporated by reference to Exhibit 99.3 of the Form 6-K filed on May 18, 2009).

4.7	Third Supplemental Agreement in relation to the Facility Agreement dated February 1, 2007, dated March 23, 2009 (Incorporated by reference to Exhibit 99.4 of the Form 6-K filed on May 18, 2009).

4.8

Amendment to Share Purchase Agreement, dated June 29, 2009, between Anemos Maritime Holdings Inc. and Navios Maritime Partners L.P. (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on July 7, 2009).

4.9

Amendment to Omnibus Agreement, dated June 29, 2009, among Navios Maritime Holdings Inc., Navios GP L.L.C., Navios Maritime Operating L.L.C., and Navios Maritime Partners L.P. (Incorporated by reference to Exhibit 10.2 of the Form 6-K filed on July 7, 2009).

4.10	Facility Agreement for $240.0 million, dated June 24, 2009, among the Borrowers listed therein and Commerzbank AG (Incorporated by reference to Exhibit 10.3 of the Form 6-K filed on July 7, 2009).

4.11

Supplemental Agreement in relation to the Facility Agreement dated December 11, 2007, dated July 10, 2009, among Chilali Corp., Rumer Holdings Ltd. and Emporiki Bank of Greece S.A. with Navios Maritime Holdings Inc. as guarantor (Incorporated by reference to Exhibit 99.3 of the Form 6-K filed on August 5, 2009).

4.12

Amended and Restated Loan Agreement in respect of a loan facility of up to $120.0 million, dated May 25, 2009 with Navios Maritime Holdings Inc. as guarantor (Incorporated by reference to Exhibit 99.2 of the Form 6-K filed on October 8, 2009).

4.13

Supplemental Agreement in relation to the Amended and Restated Loan Agreement dated May 25, 2009, dated July 16, 2009 (Incorporated by reference to Exhibit 99.1 of the Form 6-K filed on October 8, 2009).

4.14	Second Supplemental Agreement in relation to the Facility Agreement dated December 11, 2007, dated August 28, 2009 (Incorporated by reference to Exhibit 99.3 of the Form 6-K filed on October 8, 2009).

4.15	Facility Agreement for $66.5 million, dated August 28, 2009, with Navios Maritime Holdings Inc. as guarantor (Incorporated by reference to Exhibit 99.4 of the Form 6-K filed on October 8, 2009).

4.16	Facility Agreement for $75.0 million, dated August 28, 2009, with Navios Maritime Holdings Inc. as guarantor (Incorporated by reference to Exhibit 99.5 of the Form 6-K filed on October 8, 2009).

4.17	Loan Agreement for up to $110.0 million, dated October 23, 2009, with Navios Maritime Holdings Inc. as guarantor (Incorporated by reference to Exhibit 99.1 of the Form 6-K filed on November 10, 2009).

4.18

Indenture relating to 8-7/8% First Priority Ship Mortgage Notes due 2017, dated November 2, 2009, among Navios Maritime Holdings Inc., Navios Maritime Finance (US) Inc. and Wells Fargo Bank, National Association (Incorporated by reference to Exhibit 99.3 of the Form 6-K filed on November 10, 2009).

4.19	Registration Rights Agreement, dated as of November 2, 2009 (Incorporated by reference to Exhibit 99.4 of the Form 6-K filed on November 10, 2009).

4.20	First Supplemental Indenture to the indenture dated November 2, 2009, dated as of January 29, 2010 (Incorporated by reference to Exhibit 99.6 of the Form 6-K filed on February 17, 2010).

4.21	Credit Agreement, dated as of April 7, 2010 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on April 8, 2010).

Exhibit Number	Description
4.22	Credit Agreement, dated as of April 8, 2010 (Incorporated by reference to Exhibit 10.2 of the Form 6-K filed on April 8, 2010).

4.23	Second Supplemental Indenture, dated as of March 30, 2010 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on April 21, 2010).

4.24	Third Supplemental Indenture, dated as of April 7, 2010 (Incorporated by reference to Exhibit 10.2 of the Form 6-K filed on April 21, 2010).

4.25	Fourth Supplemental Agreement, dated as of January 8, 2010 (Incorporated by reference to Exhibit 10.2 of the Form 6-K filed on May 18, 2010).

4.26	Fifth Supplemental Agreement, dated as of April 28, 2010 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on May 18, 2010).

4.27	Fourth Supplemental Indenture, dated as of June 7, 2010 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on June 17, 2010).

4.28	Thirtieth Supplemental Indenture, dated as of June 7, 2010 (Incorporated by reference to Exhibit 10.2 of the Form 6-K filed on June 17, 2010).

4.29	Facility Agreement for $40.0 million, dated as of August 20, 2010 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on September 1, 2010).

4.30	Loan Agreement for $40.0 million with Navios Maritime Acquisition Corporation, dated as of September 7, 2010 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on October 14, 2010).

4.31	Letter Amendment, dated as of September 24, 2010 (Incorporated by reference to Exhibit 10.2 of the Form 6-K filed on October 14, 2010).

4.32	Facility Agreement of up to $40.0 million dated as of September 30, 2010 (Incorporated by reference to Exhibit 10.3 of the Form 6-K filed on October 14, 2010).

4.33	Amended and Restated Loan Agreement for $120.0 million (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on November 15, 2010).

4.34	Fifth Supplemental Indenture, dated as of August 10, 2010 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on February 1, 2011).

4.35	Sixth Supplemental Indenture, dated as of January 28, 2011 (Incorporated by reference to Exhibit 10.2 of the Form 6-K filed on February 1, 2011).

4.36	Indenture for the 8 1/8% Senior Notes due 2019, dated as of January 28, 2011 (Incorporated by reference to Exhibit 4.1 of the Form 6-K filed on February 1, 2011).

4.37

Supplemental Agreement dated January 28, 2011 relating to the Facility Agreement, dated as of June 24, 2009, for $240.0 million (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on February 4, 2011).

4.38

Supplemental Agreement dated January 28, 2011 relating to the Facility Agreement, dated as of September 30, 2010, for $40.0 million (Incorporated by reference to Exhibit 10.2 of the Form 6-K filed on February 4, 2011).

4.39

Supplemental Agreement dated January 28, 2011 relating to the Facility Agreement, dated as of December 11, 2007 (as amended), for $154.0 million (Incorporated by reference to Exhibit 10.3 of the Form 6-K filed on February 4, 2011).

4.40

Supplemental Agreement dated January 28, 2011 relating to the Facility Agreement, dated as of August 28, 2009 (as amended), for $75.0 million (Incorporated by reference to Exhibit 10.4 of the Form 6-K filed on February 4, 2011).

Exhibit Number	Description
4.41

Supplemental Agreement dated January 28, 2011 relating to the Amended and Restated Loan Agreement, dated as of October 27, 2010, in respect of a loan facility of up to $120.0 million (Incorporated by reference to Exhibit 10.5 of the Form 6-K filed on February 4, 2011).

4.42

Supplemental Agreement dated January 28, 2011 relating to the Loan Agreement, dated as of October 23, 2009 (as amended), for a revolving credit facility of up to $110.0 million (Incorporated by reference to Exhibit 10.6 of the Form 6-K filed on February 4, 2011).

4.43

Sixth Supplemental Agreement dated January 28, 2011 relating to the Facility Agreement, dated as of February 1, 2007 (as amended), for a term loan facility of up to $280.0 million (Incorporated by reference to Exhibit 10.7 of the Form 6-K filed on February 4, 2011).

4.44

Supplemental Agreement dated January 28, 2011 relating to the Facility Agreement, dated as of August 20, 2010, for a term loan facility of up to $40.0 million (Incorporated by reference to Exhibit 10.8 of the Form 6-K filed on February 4, 2011).

4.45

Supplemental Agreement dated January 28, 2011 relating to the Facility Agreement, dated as of August 28, 2009 (as amended), for a term loan facility of up to $66.5 million (Incorporated by reference to Exhibit 10.9 of the Form 6-K filed on February 4, 2011).

4.46

The Indenture, dated April 12, 2011, among Navios South American Logistics Inc., Navios Logistics Finance (US) Inc., the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Form 6-K filed on May 25, 2011).

4.47

The Registration Rights Agreement, dated April 12, 2011, among Navios South American Logistics Inc., Navios Logistics Finance (US) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, and S. Goldman Advisors LLC (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on May 25, 2011).

4.48

Supplemental Agreement No. 2, dated May 6, 2011, relating to a Loan Agreement, dated October 23, 2009, as amended, in respect of a revolving credit facility of up to $110,000,000 (Incorporated by reference to Exhibit 10.2 of the Form 6-K filed on May 25, 2011).

4.49

The Administrative Services Agreement, dated April 12, 2011, between Navios South American Logistics Inc. and Navios Maritime Holdings Inc (Incorporated by reference to Exhibit 10.3 of the Form 6-K filed on May 25, 2011).

4.50

Letter of Amendment No. 1, dated October 21, 2010, to the Loan Agreement, dated September 7, 2010, between Navios Maritime Acquisition Corporation and Navios Maritime Holdings Inc (Incorporated by reference to Exhibit 10.4 of the Form 6-K filed on May 25, 2011).

4.51	First Supplemental Indenture relating to the 8 1/8% Senior Notes due 2019, dated as of June 24, 2011 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on July 22, 2011).

4.52	Seventh Supplemental Indenture, dated as of June 24, 2011 (Incorporated by reference to Exhibit 10.2 of the Form 6-K filed on July 22, 2011).

4.53	Second Supplemental Indenture, dated as of July 26, 2011 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on August 5, 2011).

4.54	Facility agreement of up to $23,000,000, dated August 19, 2011 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on August 25, 2011).

4.55	Letter Agreement, dated November 8, 2011 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on November 28, 2011).

4.56	Facility agreement of up to $23,000,000, dated December 29, 2011 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on January 25, 2012).

Exhibit Number	Description
4.57	Second Supplemental Indenture relating to the 8 1/8% Senior Notes due 2019, dated as of December 29, 2011 (Incorporated by reference to Exhibit 10.2 of the Form 6-K filed on January 25, 2012).

4.58	Eighth Supplemental Indenture, dated as of December 29, 2011 (Incorporated by reference to Exhibit 10.3 of the Form 6-K filed on January 25, 2012).

4.59	Third Supplemental Indenture relating to the 8 1/8% Senior Notes due 2019, dated as of April 18, 2012 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on May 21, 2012).

4.60	Ninth Supplemental Indenture, dated as of April 18, 2012 (Incorporated by reference to Exhibit 10.2 of the Form 6-K filed on May 21, 2012).

4.61	Tenth Supplemental Indenture dated July 10, 2012 (Incorporated by reference to Exhibit 99.2 of the Form 6-K filed on July 18, 2012).

4.62	Facility agreement of up to $42,000,000, dated March 23, 2012 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on April 6, 2012).

4.63	Fifth Supplemental Agreement, dated as of March 28, 2012 (Incorporated by reference to Exhibit 10.2 of the Form 6-K filed on April 6, 2012).

4.64	Second Supplemental Agreement, dated as of March 30, 2012 (Incorporated by reference to Exhibit 10.3 of the Form 6-K filed on April 6, 2012).

4.65	Form of $20.0 million 6% Bond Due 2012 (Incorporated by reference to Exhibit 10.1 of the Form 6-K filed on August 5, 2009).

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.**

5.2	Opinion of Reeder & Simpson P.C.**

5.3	Opinion of Camilleri, Delia, Randon & Associates.**

5.4	Opinion of Loyens & Loeff.**

5.5	Opinion of Vives y Asociados.**

10.1	Registration Rights Agreement dated July 10, 2012 (Incorporated by reference to Exhibit 99.3 of the Form 6-K filed on July 18, 2012).

12.1	Computation of Ratio of Earnings to Fixed Charges.**

21.1	List of Subsidiaries.**

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1).**

23.2	Consent of Reeder & Simpson P.C. (included in the opinion filed as Exhibit 5.2).**

23.3	Consent of Camilleri, Delia, Randon & Associates (included in the opinion filed as Exhibit 5.3).**

23.4	Consent of Loyens & Loeff (included in the opinion filed as Exhibit 5.4).**

23.5	Consent of Vives y Asociados (included in the opinion filed as Exhibit 5.5).**

23.6	Consent of PricewaterhouseCoopers S.A.**

24.1	Power of Attorney (included on the signature pages to the Registration Statement).**

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wells Fargo Bank, National Association as Trustee under the 2017 Indenture.**

99.1	Form of Letter of Transmittal.**

99.2	Form of Notice of Guaranteed Delivery.**

99.3	Form of Letter to Registered Holders and/or Participants of the Book-Entry Transfer Facility.**

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.**

99.5	Form of Letter to Clients.**

**	Filed herewith.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective; and

(8) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

NAVIOS MARITIME HOLDINGS INC.

By:	/s/ Angeliki Frangou
Name: Angeliki Frangou
Title: Chairman and Chief Executive Officer

By:	/s/ George Achniotis
Name: George Achniotis
Title: Chief Financial Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

	Chief Executive Officer and Chairman of the Board (principal executive officer)	July 20, 2012
/s/ Angeliki Frangou Angeliki Frangou

	Chief Financial Officer (principal financial and accounting officer)	July 20, 2012
/s/ George Achniotis George Achniotis

/s/ Ted C. Petrone	Director	July 20, 2012
Ted C. Petrone

	Executive Vice President—Legal, Secretary and Director	July 20, 2012
/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou

/s/ Spyridon Magoulas Spyridon Magoulas	Director	July 20, 2012

Signature	Title(s)	Date

/s/ John Stratakis John Stratakis	Director	July 20, 2012

/s/ George Malanga George Malanga	Director	July 20, 2012

/s/ Efstathios Loizos Efstathios Loizos	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

NAVIOS MARITIME FINANCE (US) INC.

FAITH MARINE LTD.

VECTOR SHIPPING CORPORATION

ARAMIS NAVIGATION INC.

DUCALE MARINE INC.

HIGHBIRD MANAGEMENT INC.

RED ROSE SHIPPING CORP.

GINGER SERVICES CO.

QUENA SHIPMANAGEMENT INC.

ASTRA MARITIME CORPORATION

PRIMAVERA SHIPPING CORPORATION

PUEBLO HOLDINGS LTD.

BEAUFIKS SHIPPING CORPORATION

ROWBOAT MARINE INC.

CORSAIR SHIPPING LTD.

PHAROS NAVIGATION S.A.

SIZZLING VENTURES INC.

SHIKHAR VENTURES S.A.

TAHARQA SPIRIT CORP.

RHEIA ASSOCIATES CO.

RUMER HOLDING LTD.

AEGEAN SHIPPING CORPORATION

ARC SHIPPING CORPORATION

MAGELLAN SHIPPING CORPORATION

IONIAN SHIPPING CORPORATION

APOLLON SHIPPING CORPORATION

HERAKLES SHIPPING CORPORATION

ACHILLES SHIPPING CORPORATION

KYPROS SHIPPING CORPORATION

HIOS SHIPPING CORPORATION

MERIDIAN SHIPPING ENTERPRISES INC.

MERCATOR SHIPPING CORPORATION

HORIZON SHIPPING ENTERPRISES CORPORATION

STAR MARITIME ENTERPRISES CORPORATION

NOSTOS SHIPMANAGEMENT CORP.

PORTOROSA MARINE CORP.

MANDORA SHIPPING LTD

SERENITY SHIPPING ENTERPRISES INC.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Director and Authorized Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post- effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ George Achniotis George Achniotis	President and Chief Financial Officer (principal executive officer and principal financial and accounting officer)	July 20, 2012

/s/ Anna Kalathakis Anna Kalathakis	Treasurer and Director	July 20, 2012

/s/ Shunji Sasada Shunji Sasada	Vice-President	July 20, 2012

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	Secretary and Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

NAVIOS MARITIME FINANCE II (US) INC.

By:	/s/ George Achniotis
Name: George Achniotis
Title: Chief Financial Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	President, Secretary and Director (principal executive officer)	July 20, 2012

/s/ George Achniotis George Achniotis	Chief Financial Officer and Director (principal financial and accounting officer)	July 20, 2012

/s/ Anna Kalathakis Anna Kalathakis	Treasurer and Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

AQUIS MARINE CORP.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: President/Director

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	President and Director (principal executive officer)	July 20, 2012

/s/ George Achniotis	Chief Financial Officer (principal financial and accounting officer)	July 20, 2012
George Achniotis

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

NAVIOS TANKERS MANAGEMENT INC.

By:	/s/ Alexandros Laios
Name: Alexandros Laios
Title: Secretary/Director

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ Efstratios Desypris	President and Director (principal executive officer)	July 20, 2012
Efstratios Desypris

/s/ George Achniotis George Achniotis	Chief Financial Officer (principal financial and accounting officer)	July 20, 2012

/s/ Leonidas Korres	Treasurer and Director	July 20, 2012
Leonidas Korres

/s/ Alexandros Laios	Secretary and Director	July 20, 2012
Alexandros Laios

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

KLEIMAR LTD.

By:	/s/ George Achniotis
Name: George Achniotis
Title: Chief Financial Officer, Secretary and Director

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ Angeliki Frangou Angeliki Frangou	President and Director (principal executive officer)	July 20, 2012

/s/ George Achniotis George Achniotis	Chief Financial Officer, Secretary and Director (principal financial and accounting officer)	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

NAVIMAX CORPORATION

By:	/s/ Shunji Sasada
Name: Shunji Sasada
Title: President

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ Shunji Sasada Shunji Sasada	President, Secretary and Treasurer (principal executive officer)	July 20, 2012

/s/ George Achniotis George Achniotis	Chief Financial Officer (principal financial and accounting officer)	July 20, 2012

/s/ Alida Vives Alida Vives	Director	July 20, 2012

/s/ Rodrigo Vives Rodrigo Vives	Director	July 20, 2012

/s/ Victor Alvarado Victor Alvarado	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

KLEIMAR N.V.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Director and Authorized Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ Angeliki Frangou Angeliki Frangou	Chief Executive Officer and Director (principal executive officer)	July 20, 2012

/s/ George Achniotis George Achniotis	Chief Financial Officer and Director (principal financial and accounting officer)	July 20, 2012

/s/ Ted Petrone Ted Petrone	Director	July 20, 2012

/s/ Shunji Sasada Shunji Sasada	Director	July 20, 2012

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

NAV HOLDINGS LIMITED

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Director and Authorized Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ Angeliki Frangou Angeliki Frangou	Chief Executive Officer and Director (principal executive officer)	July 20, 2012

/s/ George Achniotis George Achniotis	Chief Financial Officer (principal financial and accounting officer)	July 20, 2012

/s/ Anna Kalathakis Anna Kalathakis	Director	July 20, 2012

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

NAVIOS CORPORATION

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Director and Authorized Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ Angeliki Frangou Angeliki Frangou	Chief Executive Officer and Chairman (principal executive officer)	July 20, 2012

/s/ George Achniotis George Achniotis	Chief Financial Officer (principal financial and accounting officer)	July 20, 2012

/s/ Ted Petrone Ted Petrone	President and Director	July 20, 2012

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	Executive Vice President, Secretary and Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

ANEMOS MARITIME HOLDINGS INC.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Director and Authorized Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ Angeliki Frangou Angeliki Frangou	Chief Executive Officer and Director (principal executive officer)	July 20, 2012

/s/ George Achniotis George Achniotis	President, Chief Financial Officer and Director (principal financial and accounting officer)	July 20, 2012

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	Secretary and Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

NAVIOS SHIPMANAGEMENT INC.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Director and Authorized Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ George Achniotis George Achniotis	President, Chief Financial Officer and Director (principal executive officer and principal financial and accounting officer)	July 20, 2012

/s/ Anna Kalathakis Anna Kalathakis	Treasurer and Director	July 20, 2012

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	Secretary and Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

NAVIOS HANDYBULK INC.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Director and Authorized Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ Shunji Sasada Shunji Sasada	Vice-President (principal executive officer)	July 20, 2012

/s/ George Achniotis George Achniotis	Chief Financial Officer (principal financial and accounting officer)	July 20, 2012

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	Treasurer, Secretary and Director	July 20, 2012

/s/ Ted Petrone Ted Petrone	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

NAVIOS INTERNATIONAL INC.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Director and Authorized Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ Angeliki Frangou Angeliki Frangou	President and Director (principal executive officer)	July 20, 2012

/s/ George Achniotis George Achniotis	Chief Financial Officer (principal financial and accounting officer)	July 20, 2012

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	Treasurer and Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

WHITE NARCISSUS MARINE S.A.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Director and Authorized Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ George Achniotis George Achniotis	President, Chief Financial Officer and Director (principal executive officer and principal financial and accounting officer)	July 20, 2012

/s/ Anna Kalathakis Anna Kalathakis	Treasurer and Director	July 20, 2012

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	Vice President, Secretary and Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012.

HESTIA SHIPPING LTD.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Director and Authorized Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ George Achniotis George Achniotis	Chief Executive Officer, Chief Financial Officer and Director (principal executive officer and principal financial and accounting officer)	July 20, 2012

/s/ Ted Petrone Ted Petrone	Director	July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 20, 2012

RAWLIN SERVICES COMPANY

SOLANGE SHIPPING LTD.

TULSI SHIPMANAGEMENT CO.

MAUVE INTERNATIONAL S.A.

CINTHARA SHIPPING LTD.

By:	/s/ George Achniotis
	Name:	George Achniotis
	Title:	President, Chief Financial Officer, Director and Authorized Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 20, 2012.

Signature	Title(s)	Date

/s/ George Achniotis George Achniotis	President, Chief Financial Officer and Director (principal executive officer and principal financial and accounting officer)	July 20, 2012

/s/ Anna Kalathaki Anna Kalathaki	Treasurer and Director	July 20, 2012

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	Secretary and Director	July 20, 2012

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Navios Maritime Holdings Inc., Faith Marine Ltd., Vector Shipping Corporation, Aramis Navigation Inc., Ducale Marine Inc., Highbird Management Inc., Red Rose Shipping Corp., Ginger Services Co., Quena Shipmanagement Inc., Astra Maritime Corporation, Primavera Shipping Corporation, Pueblo Holdings Ltd., Beaufiks Shipping Corporation, Rowboat Marine Inc., Corsair Shipping Ltd., Pharos Navigation S.A., Sizzling Ventures Inc., Shikhar Ventures S.A., Taharqa Spirit Corp., Rheia Associates Co., Rumer Holding Ltd., Kleimar N.V., NAV Holdings Limited, Navios Corporation, Anemos Maritime Holdings Inc., Navios Shipmanagement Inc., Aegean Shipping Corporation, Arc Shipping Corporation, Magellan Shipping Corporation, Ionian Shipping Corporation, Apollon Shipping Corporation, Herakles Shipping Corporation, Achilles Shipping Corporation, Kypros Shipping Corporation, Hios Shipping Corporation, Meridian Shipping Enterprises Inc., Mercator Shipping Corporation, Horizon Shipping Enterprises Corporation, Star Maritime Enterprises Corporation, Navios Handybulk Inc., Navios International Inc., Nostos Shipmanagement Corp., Portorosa Marine Corp., White Narcissus Marine S.A., Hestia Shipping Ltd., Kleimar Ltd., Navimax Corporation, Aquis Marine Corp., Navios Tankers Management Inc., Rawlin Services Company, Solange Shipping Ltd., Tulsi Shipmanagement Co., Mauve International S.A. and Cinthara Shipping Ltd., Serenity Shipping Enterprises Inc. and Mandora Shipping Ltd has signed this registration statement in the City of Newark, State of Delaware, on July 20 , 2012.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director